                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-51785

                            JOINT PROXY STATEMENT OF
                             GIANT INDUSTRIES, INC.
                                      AND
                               HOLLY CORPORATION

                        SPECIAL MEETINGS OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998
                            ------------------------

                                 PROSPECTUS OF
                             GIANT INDUSTRIES, INC.

     This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to (i) all holders of common stock, par value $.01 per share
("Giant Common Stock"), of Giant Industries, Inc., a Delaware corporation
("Giant"), and (ii) all holders of common stock, par value $.01 per share
("Holly Common Stock"), of Holly Corporation, a Delaware corporation ("Holly"), in connection with the solicitation of proxies by the respective Boards of Directors of the two companies (the "Companies") for use at the respective
Special Meetings of Stockholders of Giant (including any adjournments or postponements thereof, the "Giant Special Meeting") and of Holly (including any adjournments or postponements thereof, the "Holly Special Meeting," and, together with the Giant Special Meeting, the "Special Meetings"), each to be held on June 26, 1998.

     This Joint Proxy Statement/Prospectus relates to the Agreement and Plan of
Merger, dated April 14, 1998 (the "Merger Agreement"), between Giant and Holly which is set forth in Appendix A to this Joint Proxy Statement/Prospectus.
Pursuant to the Merger Agreement, among other things:

          (i) Holly will be merged (the "Merger") with and into Giant, with Giant as the surviving corporation (the "Combined Company").

          (ii) All of the issued and outstanding shares of Holly Common Stock will be converted, in the aggregate, into the right to receive (1) that number of fully paid and nonassessable shares of Giant Common Stock equal to the number of shares of Giant Common Stock issued and outstanding immediately before the effective time of the Merger (the "Effective Time") and (2) cash in an amount equal to $25,000,000 multiplied by a fraction, the numerator of which is the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time and the denominator of which is the sum of (A) the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time, (B) the number of shares of Holly Common Stock subject to Holly stock options
     (whether vested or unvested) outstanding immediately before the Effective
     Time and (C) the number of Holly phantom stock rights outstanding immediately before the Effective Time (with the consideration described in clauses (1) and (2) collectively referred to as the "Merger
     Consideration"). Accordingly, each issued and outstanding share of Holly
     Common Stock will be converted into the right to receive a fraction of the Merger Consideration equal to one divided by the number of shares of Holly
     Common Stock issued and outstanding immediately before the Effective Time.
     Based upon the number of shares of Giant Common Stock and Holly Common
     Stock and the number of Holly stock options and Holly phantom stock rights outstanding as of the date of this Joint Proxy Statement/Prospectus, the Merger Consideration would result in each outstanding share of Holly Common
     Stock being converted into the right to receive approximately 1.33 shares of Giant Common Stock plus $2.886 in cash. These numbers, however, are subject to adjustment prior to the Effective Time in the event that the number of outstanding shares of Giant or Holly or the number of outstanding options and phantom stock rights of Holly change.

          (iii) Giant will assume Holly stock option and phantom stock plans.

          (iv) The directors and senior officers of Giant immediately following the Merger will be persons designated half by Giant and half by Holly as provided in the Merger Agreement.

          (v) Giant's certificate of incorporation will be amended and restated in its entirety as set forth in Appendix B to this Joint Proxy
     Statement/Prospectus (as amended and restated, the "New Certificate").

          (vi) Giant's bylaws will be amended and restated in their entirety as set forth in Appendix C to this Joint Proxy Statement/Prospectus (as amended and restated, the "New Bylaws").

     This Joint Proxy Statement/Prospectus also constitutes the Prospectus of
Giant filed as part of a Registration Statement on Form S-4 (the "Registration
Statement") with the Securities and Exchange Commission (the "Commis-
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sion") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of shares of Giant Common Stock issuable to holders of Holly Common Stock in connection with the Merger.

     At the Giant Special Meeting, holders of Giant Common Stock are being asked to adopt the Merger, the Merger Agreement and the transactions contemplated thereby (including the issuance of Giant Common Stock in the Merger and the adoption of the New Certificate and the New Bylaws). While the adoption of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the shares of Giant Common Stock outstanding on May 21, 1998, the record date for the Special Meetings (the "Record Date"), the approval of the New Certificate and the New Bylaws requires the affirmative vote of the holders of at least 80% of Giant Common Stock outstanding on the Record Date and is a condition to the Merger. Therefore, adoption of the Merger Agreement will in effect require the affirmative vote of the holders of at least 80% of Giant
Common Stock outstanding on the Record Date. The approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Giant Common Stock present or represented at the Special Meeting and entitled to vote. The approval of the Incentive Plan is not a condition to the effectiveness of the Merger.

     At the Holly Special Meeting, holders of Holly Common Stock are being asked to adopt the Merger, the Merger Agreement and the transactions contemplated thereby. This requires the affirmative vote of the holders of record of a majority of the shares of Holly Common Stock outstanding on the Record Date.

     Pursuant to the terms of a Major Stockholders' Agreement entered into in connection with the Merger Agreement by certain Giant and Holly stockholders
(the "Major Stockholders' Agreement"), which is set forth in Appendix G to this Joint Proxy Statement/Prospectus, Giant and Holly stockholders holding approximately 21.1% and 29.7% of the outstanding shares of Giant and Holly
Common Stock, respectively, have agreed to vote to adopt the Merger, the Merger
Agreement, and the transactions contemplated thereby at their respective Special
Meetings.

     All information contained in this Joint Proxy Statement/Prospectus relating to Giant has been supplied by Giant and all information relating to Holly has been supplied by Holly.

     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Giant and Holly on or about May 22, 1998.

     SEE "RISK FACTORS" BEGINNING ON PAGE 25 FOR A DISCUSSION OF CERTAIN FACTORS
THAT GIANT AND HOLLY STOCKHOLDERS SHOULD CAREFULLY CONSIDER IN DETERMINING
WHETHER TO VOTE FOR ADOPTION OF THE MERGER, THE MERGER AGREEMENT AND THE
TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING WITH RESPECT TO AN INVESTMENT BY
HOLLY STOCKHOLDERS IN GIANT COMMON STOCK UPON EFFECTIVENESS OF THE MERGER.

THE SHARES OF GIANT COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE
 NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
 ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
         REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY
  STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE
 OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR
  REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GIANT OR
  HOLLY. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO
SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS JOINT
PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION
   IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY
PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER
 THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF
SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION
 THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GIANT OR HOLLY SINCE THE DATE
 HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO
                                THE DATE HEREOF.

       THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS MAY 19, 1998.

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                               TABLE OF CONTENTS

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AVAILABLE INFORMATION.......................................     6

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     6

SUMMARY.....................................................     8
  The Companies.............................................     8
  The Special Meetings......................................    10
  The Merger................................................    12
  Risk Factors..............................................    16
  Market Price, Equivalent Per Share Prices and Dividend
     Information............................................    17
  Selected Consolidated Historical Financial Data of
     Giant..................................................    19
  Selected Consolidated Historical Financial Data of
     Holly..................................................    21
  Selected Unaudited Pro Forma Condensed Consolidated
     Financial Data of the Combined Company.................    23

RISK FACTORS................................................    25
  Substantial Indebtedness; Ability to Service Debt.........    25
  Merger will Trigger Change of Control Provisions in Giant
     Indentures.............................................    25
  Competition...............................................    26
  Raw Material Supply.......................................    26
  Volatility of Crude Oil Prices and Refining Margins.......    27
  Concentration of Refineries...............................    27
  Government Regulations and Environmental Risks............    28
  Taxes.....................................................    29
  Controlling Stockholders; Control Provisions in Major
     Stockholders' Agreement and New Bylaws.................    29
  Possibility of Management Deadlock........................    30
  The Year 2000 Issue.......................................    30
  Fixed Merger Consideration................................    31
  Uncertainties in Integrating Business Operations;
     Liabilities and Transaction Costs......................    31
  Dividends.................................................    32
  Risk of Forward-Looking Statements........................    32

MARKET PRICE, EQUIVALENT PER SHARE PRICES AND DIVIDEND
  INFORMATION...............................................    33

COMPARATIVE PER SHARE DATA..................................    35

THE COMPANIES...............................................    36
  Giant.....................................................    36
  Holly.....................................................    36

RECENT DEVELOPMENTS.........................................    37
  Giant.....................................................    37
  Holly.....................................................    37

MANAGEMENT OF THE COMBINED COMPANY..........................    37
  Board of Directors and Executive Officers.................    38

THE SPECIAL MEETINGS........................................    40
  Date, Time and Place......................................    40
  Matters to be Considered at the Special Meetings..........    40
  Record Date; Stock Entitled to Vote; Quorum...............    40

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  Votes Required............................................    41
  Share Ownership of Management; Voting Requirement in Major
     Stockholders' Agreement................................    41
  Voting of Proxies.........................................    41
  Revocability of Proxies...................................    42
  Solicitation of Proxies...................................    42

THE MERGER..................................................    42
  General...................................................    42
  Structure of the Merger...................................    42
  Merger Consideration......................................    43
  Effective Time............................................    43
  Background of the Merger..................................    43
  Reasons for the Merger; Recommendations of the Board of
     Directors..............................................    45
  Opinions of Financial Advisors............................    48
  Certain Federal Income Tax Consequences...................    56
  Anticipated Accounting Treatment..........................    57
  Interests of Certain Persons in the Merger................    58
  Certain Governmental Matters..............................    60

OTHER TERMS OF THE MERGER AND THE MERGER AGREEMENT..........    60
  General...................................................    60
  Conversion of Shares; Procedures for Exchange of
     Certificates; Fractional Shares........................    60
  Conditions to the Consummation of the Merger..............    61
  Termination...............................................    62
  Termination Fees..........................................    63
  No Solicitation...........................................    63
  Conduct of Business Pending Merger........................    64
  Amendment and Waiver......................................    65
  Expenses..................................................    66
  Representations and Warranties............................    66
  Stock Exchange Listing....................................    66
  Dividend Coordination.....................................    67
  Resale of Giant Common Stock..............................    67
  Appraisal and Dissenters Rights...........................    67
  Major Stockholders' Agreement.............................    69
  New Certificate...........................................    72
  New Bylaws................................................    73

COMPARISON OF STOCKHOLDER RIGHTS............................    75
  Authorized Capital Stock..................................    75
  Numbers and Election of Directors.........................    75
  Voting by Directors.......................................    76
  Committees................................................    77
  Voting by Stockholders....................................    77
  Special Meetings of Stockholders..........................    77
  Officers..................................................    77
  Amendment of Certificate of Incorporation.................    78
  Amendment of Bylaws.......................................    78
  Liability and Indemnification of Officers and Directors...    78
  Fiscal Year...............................................    79

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS OF THE COMBINED COMPANY........................    80
  Unaudited Pro Forma Condensed Consolidated Balance
     Sheet..................................................    81
  Notes to Unaudited Pro Forma Condensed Consolidated
     Balance Sheet..........................................    82
  Unaudited Pro Forma Condensed Consolidated Statement of
     Earnings (Loss)........................................    83
  Unaudited Pro Forma Condensed Consolidated Statement of
     Earnings...............................................    84
  Notes to Unaudited Pro Forma Condensed Consolidated
     Statements of Earnings (Loss)..........................    85

APPROVAL OF THE INCENTIVE PLAN..............................    86
  Introduction..............................................    86
  Vote Required.............................................    86
  Purpose...................................................    86
  Summary of the Provisions of the Incentive Plan...........    86
  New Plan Benefits.........................................    92

EXPERTS.....................................................    92

LEGAL MATTERS...............................................    92

STOCKHOLDER PROPOSALS.......................................    93

OTHER MATTERS...............................................    93

APPENDIX A -- AGREEMENT AND PLAN OF MERGER..................   A-1

APPENDIX B  -- RESTATED CERTIFICATE OF INCORPORATION OF
               GIANT INDUSTRIES, INC. ......................   B-1

APPENDIX C  -- AMENDED AND RESTATED BYLAWS OF GIANT
  INDUSTRIES, INC. .........................................   C-1

APPENDIX D -- SECTION 262. APPRAISAL RIGHTS.................   D-1

APPENDIX E  -- FAIRNESS OPINION OF BEAR, STEARNS & CO.
  INC. .....................................................   E-1

APPENDIX F  -- FAIRNESS OPINION OF DONALDSON, LUFKIN &
               JENRETTE SECURITIES CORPORATION..............   F-1

APPENDIX G -- MAJOR STOCKHOLDERS' AGREEMENT.................   G-1

APPENDIX H -- GIANT INDUSTRIES, INC. 1998 STOCK INCENTIVE
  PLAN......................................................   H-1

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

                             AVAILABLE INFORMATION

     Giant and Holly are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Giant has filed with the Commission the Registration Statement under the Securities Act with respect to the Giant Common Stock to be issued to holders of Holly Common Stock in connection with the Merger. The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed by Giant and Holly with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http//www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants. The Giant Common Stock is listed on the New York Stock Exchange ("NYSE"), and material filed by Giant may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Holly Common Stock is listed on the American Stock Exchange ("ASE"), and material filed by Holly may be inspected at the offices of the ASE, 86 Trinity Place, New York, New York 10006. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, a portion of which has been omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the exhibits thereto for further information.

     Statements contained in this Joint Proxy Statement/Prospectus, or in any document incorporated in this Joint Proxy Statement/Prospectus by reference, as to the provisions of any contract or other document referred to herein or therein are qualified in all respects by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document incorporated herein by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

          1. Giant's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Giant Form 10-K");

          2. Giant's Current Report on Form 8-K filed April 20, 1998;

          3. Giant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          4. Holly's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 (the "1997 Holly Form 10-K");

          5. Holly's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998;

          6. Holly's Current Report on Form 8-K filed April 20, 1998;

          7. The information contained in Giant's Proxy Statement dated March 30, 1998 for its Annual Meeting of Stockholders to be held on May 8, 1998 that has been incorporated by reference in the 1997 Giant Form 10-K;

          8. The information contained in Holly's Proxy Statement dated November 3, 1997 for its Annual Meeting of Stockholders held on December 11, 1997 that has been incorporated by reference in the 1997 Holly Form 10-K; and

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

          9. The description of Giant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 29, 1989, pursuant to Section 12 of the Exchange Act.

     The information relating to Holly and Giant contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

     In addition, all documents and reports filed by either Giant or Holly pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of its respective Special Meeting will be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     COPIES OF DOCUMENTS INCORPORATED BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF CAPITAL STOCK OF GIANT OR HOLLY, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO GIANT, TO GIANT INDUSTRIES, INC., 23733 NORTH SCOTTSDALE ROAD, SCOTTSDALE, ARIZONA 85255 (TELEPHONE NUMBER (602) 585-8888, ATTENTION: INVESTOR RELATIONS), OR, IN THE CASE OF DOCUMENTS RELATING TO HOLLY, TO HOLLY CORPORATION, 100 CRESCENT COURT, SUITE 1600, DALLAS, TEXAS 75201 (TELEPHONE NUMBER (214) 871-3555, ATTENTION: SECRETARY). IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY JUNE 19, 1998.

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

                                    SUMMARY

     The following is a summary of certain information contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus and the Appendices hereto. Stockholders are urged to read this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference herein in their entirety. Capitalized terms which are used but not defined in this Summary have the respective meanings ascribed to them elsewhere in this Joint Proxy Statement/Prospectus. Unless the context otherwise requires, "Giant" means Giant and its subsidiaries and "Holly" means Holly and its subsidiaries.

                                 THE COMPANIES

Giant......................  Giant, through its wholly-owned subsidiary Giant
                             Industries Arizona, Inc. ("Giant Arizona"), is engaged in the refining and marketing of petroleum products in New Mexico, Arizona, Colorado and Utah, with a concentration in the Four Corners where these states adjoin. Giant sells petroleum products through company-operated retail facilities, independent wholesalers and retailers, industrial/commercial accounts and sales and exchanges with major oil companies. In addition, through its wholly-owned subsidiary Phoenix Fuel Co. Inc. ("Phoenix Fuel"), Giant Arizona operates an industrial/commercial petroleum fuels and lubricants distribution operation including an unattended fleet fueling, or cardlock, operation. Giant's long-term strategy is to profitably grow its refining, retail marketing and other marketing operations through both selective acquisitions and capital improvements to its existing operations. This strategy, in part, is designed to increase integration or control over the distribution of a greater portion of Giant's refined products through their sale in Giant's retail network. Giant also intends to increase its market presence in the growing southwestern United States market, including the Phoenix and Tucson areas. Through selective acquisitions, Giant may expand into new market regions outside the Four Corners area where Giant's management believes it can duplicate its business strategy. Giant Arizona owns and operates two refineries with total throughput capacity of 44,600 BPD. The Ciniza refinery is located on 880 acres near Gallup, New Mexico and the Bloomfield refinery is located on 285 acres near Farmington, New Mexico. Both of these refineries are located in the Four Corners area, which serves as Giant's primary market for its refined products and as the primary source of its crude oil and natural gas liquids ("NGLs") supply. During 1997, Giant sold approximately 9,200,000 barrels of gasoline and 4,000,000 barrels of diesel fuel from its refineries. At April 30, 1998, Giant operated 135 service stations/convenience stores located in New Mexico, Arizona, Colorado and Utah. Giant also operates a Travel Center located on I-40 adjacent to the Ciniza refinery near Gallup, New Mexico. Giant's retail units sold approximately 144,700,000 gallons of gasoline and diesel fuel in 1997. Merchandise sales were $75,000,000. In 1997, Giant had total revenues of $657,300,000 and net earnings of $15,300,000. Giant's principal executive offices are located at 23733 North Scottsdale Road, Scottsdale, Arizona 85255 and its telephone number is (602) 585-8888. See "The Companies -- Giant."

Holly......................  Holly is an independent refiner of petroleum and petroleum derivatives and produces high value light products such as gasoline, diesel fuel and
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

                             jet fuel for sale primarily in the southwestern United States and northern Mexico. Navajo Refining Company ("Navajo"), one of Holly's wholly-owned subsidiaries, owns a high-conversion petroleum refinery in Artesia, New Mexico, which Navajo operates in conjunction with crude, vacuum distillation and other facilities situated 65 miles away in Lovington, New Mexico (collectively, the "Navajo Refinery"). The Navajo Refinery has a crude capacity of 60,000 BPD and can process a variety of high sulfur (sour) crude oils. Holly also owns Montana Refining Company, a partnership ("MRC"), which owns a 7,000 BPD petroleum refinery near Great Falls, Montana (the "Montana Refinery"). The Montana Refinery can process a variety of high sulfur crude oils and primarily serves Montana. Holly also owns interests in refined product and crude oil pipelines and related terminals that are operated either in conjunction with certain operations or independently. The Navajo Refinery primarily serves the growing southwestern United States market, including El Paso, Albuquerque, Phoenix and Tucson, and the northern Mexico market. Holly's products are shipped by pipeline from El Paso to Albuquerque via a products pipeline system owned by Chevron Pipeline Company and from El Paso to Tucson and Phoenix via a products pipeline system owned by Santa Fe Pacific Pipeline. Holly also conducts a small scale oil and gas exploration and production program. Holly had revenues of $721,300,000 and net income of $13,100,000 in fiscal 1997. Holly's principal executive offices are located at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, and its telephone number is
                             (214) 871-3555. See "The Companies -- Holly."

Recent Developments........  GIANT. On February 10, 1998, Giant completed the purchase of the assets of DeGuelle Oil Company and the stock of DeGuelle Enterprises (collectively, "DeGuelle") for $9,750,000. DeGuelle is a Durango, Colorado-based petroleum marketing company. Included in the purchase were seven service station/convenience stores, two cardlock commercial fleet fueling facilities, a gasoline and diesel storage bulk plant and related transportation equipment. All of the facilities are located in southwestern Colorado and will be supplied by Giant's refineries. In 1997, DeGuelle had sales of approximately 10,000,000 gallons of gasoline and diesel fuel in addition to 35,000 gallons of lubricants.

                             Giant has entered into agreements to acquire 33 service station/convenience stores from Kaibab Industries, Inc. The retail units, located throughout Arizona, include 15 in the greater Phoenix area and 11 in the Tucson market, with the balance located primarily in southern and eastern Arizona. Other assets in the acquisition include fuel truck/transports, other related equipment, fuel inventories and some undeveloped real estate. These units have had sales of approximately 70 million gallons of refined petroleum products per year. The acquisition is expected to close in the second quarter of 1998, subject to customary pre-closing conditions, due diligence procedures and regulatory approvals.

                             Giant previously executed an agreement to acquire the assets of Ever-Ready Oil Co., Inc. and a related entity (collectively, "Ever-Ready"). Giant has canceled this agreement because it appears that certain first rights to purchase will be exercised. However, Giant continues to

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

                             evaluate its options relative to the purchase of the Ever-Ready assets in the event these assets are not sold pursuant to the first rights to purchase.

                             HOLLY. In April 1998, Holly agreed to purchase a 400-mile West Texas crude gathering system from Fina Pipe Line Co. and Fin-Tex Pipe Line Co. (collectively, "Fina") for $12,000,000. In addition, Holly may pay up to $300,000 per year for a five-year period, subject to contingencies, in connection with the purchase. The principal business of the gathering system is transporting locally produced sweet and sour crude oil to local trading hubs. The purchase is expected to close in the summer of 1998, subject to customary pre-closing conditions, reviews, and due diligence procedures. See "Recent Developments -- Holly."

                              THE SPECIAL MEETINGS

Date, Time and Place.......  The Giant Special Meeting will be held at Giant's headquarters at 23733 North Scottsdale Road,
                             Scottsdale, Arizona 85255 at 9:00 a.m., local time, on June 26, 1998. The Holly Special Meeting will be held at First National Bank Building, 303 West Main, Suite 200, Artesia, New Mexico at 9:30 a.m., local time, on June 26, 1998.

Matters to be Considered at
the Special Meetings.......  At the Giant Special Meeting, holders of Giant
                             Common Stock will be asked to adopt the Merger Agreement. Pursuant to the Merger Agreement, among other things:

                             (i) Holly will be merged (the "Merger") with and into Giant.

                             (ii) All of the issued and outstanding shares of Holly Common Stock will be converted, in the aggregate, into the right to receive (1) that number of fully paid and nonassessable shares of Giant Common Stock equal to the number of shares of Giant Common Stock issued and outstanding immediately before the Effective Time and (2) cash in an amount equal to $25,000,000 multiplied by a fraction, the numerator of which is the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time and the denominator of which is the sum of (A) the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time, (B) the number of shares of Holly Common Stock subject to Holly stock options (whether vested or unvested) outstanding immediately before the Effective Time and (C) the number of Holly phantom stock rights outstanding immediately before the Effective Time (with the consideration described in clauses (1) and (2) collectively referred to as the "Merger Consideration"). Accordingly, each issued and outstanding share of Holly Common Stock will be converted into the right to receive a fraction of the Merger Consideration equal to one divided by the number of shares of Holly Common Stock issued and outstanding immediately before the Effective Time. Based upon the number of shares of Giant Common Stock and Holly Common Stock and the number of Holly stock options and Holly phantom stock rights outstanding as of the date of this Joint Proxy Statement/Prospectus, the Merger Consideration would result in each outstanding share of Holly Common Stock being converted into the right to receive approximately 1.33 shares of Giant Common Stock plus $2.886 in cash. These numbers, however, are subject to adjustment prior to the Effective Time in the event that the number of outstanding shares of Giant or Holly or the number of outstanding options and phantom stock rights of Holly change.

                             (iii) Giant will assume Holly stock option and phantom stock plans.

                             (iv) The directors and senior officers of Giant immediately following the Merger will be persons designated half by Giant and half by Holly as provided in the Merger Agreement.

                             Holders of Giant Common Stock also will be asked to consider and vote upon proposals to adopt the New Certificate and New Bylaws and approve the Incentive Plan.

                             At the Holly Special Meeting, holders of Holly Common Stock will be asked to adopt the Merger Agreement. See "The Merger," "Other Terms of the Merger and the Merger Agreement" and "The Special Meetings -- Matters to be Considered at the Special Meetings."

Record Date; Shares
Entitled to Vote...........  Only holders of record of Giant Common Stock and
                             Holly Common Stock at the close of business on May 21, 1998 (the "Record Date") are entitled to receive notice of and to vote at the Giant Special Meeting or the Holly Special Meeting, respectively. Holders of Giant Common Stock or Holly Common Stock, as the case may be, as of the Record Date are entitled to one vote per share on each matter to be voted on at the applicable Special Meeting. See "The Special Meetings -- Record Date; Stock Entitled to Vote; Quorum."

Votes Required.............  While the adoption of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the shares of Giant Common Stock outstanding on the Record Date, the approval of the New Certificate and the New Bylaws requires the affirmative vote of the holders of at least 80% of Giant Common Stock outstanding on the Record Date and is a condition to the Merger. Therefore, to adopt the Merger Agreement will in effect require the affirmative vote of the holders of at least 80% of Giant Common Stock outstanding on the Record Date. The approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Giant Common Stock present or represented at the Giant Special Meeting and entitled to vote. The approval of the Incentive Plan is not a condition to the effectiveness of the Merger.

                             The adoption of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the shares of Holly Common Stock outstanding on the Record Date. See "The Special Meetings -- Votes Required."

Share Ownership of
Management and Others......  At the close of business on February 27, 1998, directors and executive officers of Giant beneficially owned 2,551,396 shares of Giant Common Stock, which represented approximately 23.2% of the shares of Giant Common Stock outstanding on that date. At the close of business on February 27, 1998, directors and executive officers of Holly beneficially owned 839,593 shares of Holly Common Stock, which represented approximately 10.2% of the shares of Holly Common Stock outstanding on that date. Giant and Holly officers and directors are expected to vote

                             "FOR" adoption of the Merger, the Merger Agreement and the transactions contemplated thereby at their respective Special Meetings.

                             Certain stockholders of Giant and Holly have entered into the Major Stockholders' Agreement in connection with the execution of the Merger Agreement and have agreed, among other things, to vote their shares in favor of the Merger at their respective Special Meetings. The shares subject to the Major Stockholders' Agreement represent 2,315,892 shares, or approximately 21.1%, of the outstanding Giant Common Stock, and 2,453,983 shares, or approximately 29.7%, of the outstanding Holly Common Stock. See "The Special
                             Meetings -- Share Ownership of Management; Voting Requirements in Major Stockholders' Agreement" and "Other Terms of the Merger and Merger Agreement -- Major Stockholders' Agreement."

                                   THE MERGER

The Merger.................  At the Effective Time, Holly will merge with and into Giant, with Giant as the surviving corporation in the Merger (the "Combined Company"). At the Effective Time, the Giant certificate of incorporation and bylaws will be amended and restated and the New Certificate and New Bylaws will be the certificate of incorporation and bylaws of the Combined Company.

                             The Effective Time will occur at such time as a certificate of merger is duly filed with the Delaware Secretary of State in accordance with applicable provisions of the Delaware General Corporation Law ("DGCL"), or at such subsequent date or time as Giant and Holly agree and specify in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable but no later than the second business day after satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement, unless another date is agreed to in writing by Holly and Giant. See "The Merger -- Effective Time."

Conversion of Shares.......  At the Effective Time, each outstanding share of
                             Holly Common Stock will be converted into the right to receive approximately 1.33 fully paid and nonassessable shares of Giant Common Stock and $2.886 in cash (subject to adjustment under certain circumstances). Cash also will be paid in lieu of fractional shares of Giant Common Stock. Each Holder of a Holly stock option or phantom stock right also will have the right to receive the same amount in cash as that to be paid to each holder of a share of Holly Common Stock, and Holly stock option and phantom stock plans will be adopted by Giant. See "The Merger -- Merger Consideration," "-- Interests of Certain Persons in the
                             Merger -- Effect of the Merger on Employee Benefit and Stock Plans" and "Other Terms of the Merger and the Merger Agreement -- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares."

Background of and Reasons
for the Merger.............  For a description of the background of the Merger, see "The Merger -- Background of the Merger." For a description of the reasons for the Merger, see "The Merger -- Reasons for the Merger; Recommendation of the Boards of Directors."

Recommendations of the
Boards of Directors........  The Board of Directors of Giant (the "Giant Board")
                             has unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby (including the issuance of shares of Giant Common Stock and the adoption of the New Certificate and the New Bylaws) are fair to and in the best interests of Giant stockholders, has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby, and recommends that Giant stockholders vote "FOR" adoption of the Merger, the Merger Agreement and the transactions contemplated thereby. In addition, the Giant Board has unanimously approved the Incentive Plan and recommends that Giant's stockholders vote "FOR" approval of the Incentive Plan.

                             The Board of Directors of Holly (the "Holly Board") has unanimously determined that the Merger, the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Holly stockholders, has approved the Merger, the Merger Agreement and the transactions contemplated thereby, and recommends that Holly stockholders vote "FOR" adoption of the Merger, the Merger Agreement and the transactions contemplated thereby. See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors."

Opinions of Financial
Advisors...................  On April 13, 1998, Bear, Stearns & Co. Inc. ("Bear
                             Stearns") rendered its oral opinion to the Giant Board, which Bear Stearns confirmed by delivery of its written opinion dated April 13, 1998 (the "Bear Stearns Opinion") that, as of such date, the Merger Consideration was fair from a financial point of view to the public stockholders of Giant. A copy of the Bear Stearns Opinion, which sets forth the assumptions and qualifcations made, matters considered and limitations on the review undertaken by Bear Stearns, is attached as Appendix E to this Joint Proxy Statement/Prospectus, is incorporated herein by reference and should be read carefully by Giant stockholders in its entirety.

                             On April 14, 1998, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") rendered its oral opinion to the Holly Board, which was subsequently confirmed by delivery of its written opinion dated April 14, 1998 (the "DLJ Opinion"), that, as of such date, the Merger Consideration was fair from a financial point of view to Holly stockholders. A copy of the DLJ Opinion, which sets forth the assumptions and qualifications made, matters considered and limitations on the review undertaken by DLJ, is attached as Appendix F to this Joint Proxy Statement/Prospectus, is incorporated herein by reference and should be read carefully by Holly stockholders in its entirety. See "The
                             Merger -- Opinions of Financial Advisors."

Ownership of Giant
Following the Merger.......  Immediately upon consummation of the Merger, former
                             Holly stockholders will own 50% of the issued and outstanding shares of Giant Common Stock (subject to adjustments to avoid the issuance of fractional shares and any adjustments in consequence of or the exercise by Holly stockholders of appraisal rights).

Board of Directors and
  Management Following the
  Merger...................  Because the Merger is "a merger of equals," certain provisions of the New Bylaws of the Combined
                             Company provide for Co-Chairmen of the

                             Board and Co-Chief Executive Officers and a Board of Directors comprised of an equal number of directors initially designated by each of Giant ("G Directors") and Holly ("H Directors"). The New Bylaws also provide that action of the Board of Directors will require a number of votes equal to the sum of the greater of the number of G Directors or the number of H Directors voting on the matter plus one. The Merger Agreement provides for and designates five G Directors and five H Directors; that Mr. James E. Acridge, who currently serves as Chairman of the Board and Chief Executive Officer of Giant, and Mr. Lamar Norsworthy, who currently serves as Chairman of the Board and Chief Executive Officer of Holly, will be Co-Chairmen of the Board and Co-Chief Executive Officers of the Combined Company; and that the other senior officers of the Combined Company initially will be two Executive Vice Presidents designated by Giant and two designated by Holly. In addition, Mr. Acridge, Mr. Norsworthy, certain other Holly stockholders, Giant and Holly have entered into the Major Stockholders' Agreement in which, among other things, the stockholder parties, who together will initially own a total of approximately 26.8% of the Combined Company's common stock, have agreed to vote their shares for directors nominated after the Merger by the Board of Directors of the Combined Company under the New Bylaws, and against any amendment to the New Bylaws or the New Certificate that is not proposed by the entire Board of Directors of the Combined Company. These provisions of the New Bylaws, the Merger Agreement and the Major Stockholders' Agreement are intended to provide for a period of equal management and control of the Combined Company by the Giant constituents and the Holly constituents.

                             The Major Stockholders' Agreement also contains deadlock resolution agreements in the event that Mr. Acridge and Mr. Norsworthy, at any time after the fifteenth month following the Effective Time, are unable to resolve certain differences, if any, that may arise between them. If implemented, the deadlock resolution procedure could result in either Mr. Acridge or Mr. Norsworthy resigning from all positions (including as a director) with the Combined Company, using his best efforts to cause the other G Directors or H Directors, as the case may be, to resign from the Board of Directors, and either (i) selling to the other all or substantially all of his shares in the Combined Company, or (ii) entering into a standstill agreement with the Combined Company.

                             Unless otherwise determined by the Board of Directors of the Combined Company, the requirement contained in the New Bylaws that the Combined Company have an equal number of directors designated as G Directors and H Directors will cease no later than December 31, 2003, and the requirement for Co-Chairmen of the Board and Co-Chief Executive Officers will cease no later than the annual meeting of the stockholders of the Combined Company in 2004. These requirements will terminate earlier if the deadlock resolution procedure is implemented and in certain other circumstances. See "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement" and "-- New Bylaws."

Certain Federal Income Tax
  Consequences.............  The Merger is intended to be a reorganization as a result of which no gain or loss will be recognized by Giant or Holly and no gain or loss will be recognized by Holly stockholders, except in respect of cash received by Holly stockholders as a result of the cash payment of $2.886 per share to be made by Giant in connection with the Merger and cash paid in lieu of issuing fractional shares. It is a condition to the consummation of the Merger that Giant and Holly receive an opinion of counsel reasonably acceptable to them to the effect that, among other things, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Merger -- Certain Federal Income Tax Consequences" and "Other Terms of the Merger and the Merger
                             Agreement -- Conditions to the Consummation of the Merger."

Anticipated Accounting
  Treatment................  The Merger is expected to be accounted for as a purchase in accordance with generally accepted accounting principles. See "The Merger -- Anticipated Accounting Treatment."

Interests of Certain
Persons in the Merger......  Certain directors and executive officers of each of
                             Giant and Holly may have interests in the Merger that are different from the interests of stockholders of Giant or Holly. Such interests relate to, among other things, interests under the Major Stockholders' Agreement, positions on the Board of Directors of the Combined Company, employment agreements, the conversion of employee stock options and phantom stock rights, vesting of stock options and phantom stock rights held by executive officers of Giant, indemnification of existing directors and officers, and any bonuses which might be paid to Giant and Holly officers and employees in connection with the merger. See "The Merger -- Interests of Certain Persons in the Merger," "Management of the Combined Company" and "Other Terms of the Merger and the Merger
                             Agreement -- Major Stockholders' Agreement."

Conditions to the Merger...  The obligations of Giant and Holly to consummate the Merger are subject to various conditions, including obtaining the requisite stockholder approvals; obtaining requisite regulatory approvals from certain governmental authorities; the absence of legal restraints or prohibitions preventing the consummation of the Merger; the absence of certain material litigation; the absence of material adverse changes with respect to the other party; the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part; approval for listing on the NYSE of the shares of Giant Common Stock to be issued pursuant to the Merger and under the Incentive Plan; dissenters rights of appraisal not having been exercised with respect to more than 5% of the issued and outstanding shares of Holly Common Stock; the representations and warranties of the other party contained in the Merger Agreement being materially true; the performance of the other party of all material obligations contained in the Merger Agreement; the receipt of an opinion of counsel in respect of certain federal income tax consequences of the Merger; the receipt of customary opinions of counsel as to other matters; the arrangement of financing with respect to the redemption contingency with respect to certain of Giant's outstanding notes;

                             and, as a further condition to the obligation of Holly to consummate the Merger, the condition that Giant shall have offered to holders of its outstanding stock options and phantom stock rights the right to waive certain cash-out provisions of such instruments and shall have amended its employment agreements as provided in the Merger Agreement to Holly's reasonable satisfaction. See "The Special Meetings -- Vote Required," "Other Terms of the Merger and the Merger Agreement -- Conditions to the Consummation of the Merger" and "-- Required Regulatory Approvals."

Termination of the Merger
  Agreement................  The Merger Agreement may be terminated by either
                             Giant or Holly if the Merger is not consummated by December 31, 1998. The Merger Agreement also may be terminated under certain other circumstances, including by the mutual written consent of Giant and Holly. In certain instances, Giant or Holly may be required to pay to the other a fee in connection with the termination of the Merger Agreement in the amount of $8 million (the "Termination Fee"), and in certain events, additional amounts equal to the non-terminating party's expenses, up to a maximum additional amount of $1.5 million, which payment of expenses will be credited against any Termination Fee if one is payable. See "Other Terms of the Merger and the Merger Agreement -- Termination" and "-- Termination Fees" and "-- Expenses."

Appraisal and Dissenters'
  Rights...................  Under the DGCL, the holders of Holly Common Stock are entitled to elect to exercise appraisal rights in lieu of accepting Merger Consideration and may do so by demanding an appraisal by the Delaware Court of Chancery of the "fair value" of their Holly Common Stock. A holder of Holly Common Stock electing to demand such an appraisal must deliver to Holly, before the vote on the adoption of the Merger Agreement at the Holly Special Meeting, a written demand for appraisal of such Holly Common Stock. See "Other Terms of the Merger and the Merger Agreement -- Appraisal and Dissenters Rights" and Appendix D to this Joint Proxy Statement/Prospectus.

                                  RISK FACTORS

     See "Risk Factors," beginning on page 25, for a discussion of some of the factors that Giant and Holly stockholders should carefully consider in determining whether to vote for adoption of the Merger, the Merger Agreement and the transactions contemplated thereby, including with respect to an investment by Holly stockholders in Giant Common Stock upon effectiveness of the Merger.

       MARKET PRICE, EQUIVALENT PER SHARE PRICES AND DIVIDEND INFORMATION

     Giant Common Stock is listed on the NYSE. Holly Common Stock is listed on the ASE. The following table sets forth the high and low sales prices per share of Giant Common Stock and Holly Common Stock as reported on the NYSE Composite Transaction Tape and the ASE Composite Transaction Tape, respectively, for the periods indicated, and dividends paid thereon per share.

                                                           GIANT COMMON STOCK
                                                      -----------------------------
                   QUARTER ENDED                      HIGH      LOW       DIVIDENDS
                   -------------                      ----      ----      ---------
June 30, 1998 (through May 18, 1998)................  $23 1/8   $19 1/2     $.05
March 31, 1998......................................   21        16 3/4      .05
December 31, 1997...................................   20 1/2    16 3/4      .05
September 30, 1997..................................   20 5/8    15          .05
June 30, 1997.......................................   16 7/8    10          .05
March 31, 1997......................................   15 5/8    12 3/8      .05
December 31, 1996...................................   16 1/8    13 3/4      .05
September 30, 1996..................................   16 1/4    13 3/8      .05
June 30, 1996.......................................   15 5/8    12 1/4      .05
March 31, 1996......................................   14        10 7/8      .05

                                                           HOLLY COMMON STOCK
                                                      -----------------------------
                FISCAL QUARTER ENDED                  HIGH      LOW       DIVIDENDS
                --------------------                  ----      ----      ---------
July 31, 1998 (through May 18, 1998)................  $31 3/4   $28 7/8     $ --
April 30, 1998......................................   32 7/8    25 5/8      .15
January 31, 1998....................................   27 7/8    24 3/8      .15
October 31, 1997....................................   28 13/16  25 13/16    .15
July 31, 1997.......................................   27 1/4    24 3/16     .15
April 30, 1997......................................   27 1/4    23 1/8      .12
January 31, 1997....................................   28        24          .12
October 31, 1996....................................   29 5/8    24 3/4      .12
July 31, 1996.......................................   28 1/8    24 1/2      .12
April 30, 1996......................................   27 1/4    21 1/2      .10
January 31, 1996....................................   23 3/8    21 1/4      .10
October 31, 1995....................................   23 3/8    21 1/2      .10

     On April 13, 1998, the last full trading day prior to the execution of the Merger Agreement, and on May 18, 1998, the last full trading day prior to the date of this Joint Proxy Statement/Prospectus, the closing sales price per share of Giant and Holly were as follows:

                                                      APRIL 13, 1998   MAY 18, 1998
                                                      --------------   ------------
Giant...............................................       $20 3/16        $19 11/16
Holly...............................................       $27             $28 7/8

     The following table sets forth the last reported sale price of Giant Common Stock on April 13, 1998, the last trading day prior to the execution of the Merger Agreement, and on May 18, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, as reported on the NYSE Composite Transaction Tape. The pro forma equivalent per share value of Holly Common Stock is determined by multiplying the closing sale price of Giant Common Stock by
1.33 and adding $2.886 (assuming no change in the outstanding capitalization of Giant or Holly from the date of the Merger Agreement). These assumptions are made solely for the purpose of calculating the pro forma data presented below and are not intended to be, nor should they be, interpreted as a representation or an approximation of the actual value of Giant Common Stock to be issued in the Merger. For a discussion of the terms upon which Holly Common Stock will be converted into Giant Common Stock in the Merger, see "The Merger -- Merger Consideration."

                                                                         EQUIVALENT PRICE PER
                                                       PRICE OF GIANT       SHARE OF HOLLY
                                                        COMMON STOCK         COMMON STOCK
                                                       --------------    --------------------
April 13, 1998.......................................        $20 3/16            $29 3/4
May 18, 1998.........................................        $19 11/16           $29 1/16

     THE MARKET PRICE OF GIANT COMMON STOCK AND HOLLY COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE EFFECTIVE DATE. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF GIANT COMMON STOCK AND HOLLY COMMON STOCK.

     Dividends payable by the Combined Company will be subject to the discretion of the Board of Directors, and it is anticipated that such dividends at least initially will not be greater on a per share basis than dividends currently paid by Giant. Future dividend payments by the Combined Company are subject to the results of the Combined Company's operations and existing and future debt covenants under notes and credit agreements and under Giant's Indentures. See "Risk Factors -- Dividends," "Market Price, Equivalent Per Share Prices and Dividend Information" and "Comparative Per Share Data."

            SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF GIANT

     The selected consolidated historical financial information presented below under Earnings Statement Data and Balance Sheet Data, as of and for each of the five years in the period ended December 31, 1997, is based upon the historical audited consolidated financial statements of Giant. The selected consolidated historical financial information for the three months ended March 31, 1997 and 1998 is taken from unaudited financial statements that include all adjustments which in the opinion of Giant management are only of a normal recurring nature, and which Giant management considers necessary for a fair presentation of the results of operations for these periods. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. The information presented below should be read in conjunction with the consolidated financial statements of Giant and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein, and other financial information included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                                                   AS OF AND FOR
                                                                                                                     THE THREE
                                                                                                                      MONTHS
                                                                                                                       ENDED
                                                                AS OF AND FOR THE YEAR ENDED DECEMBER 31,            MARCH 31,
                                                          -----------------------------------------------------   ---------------
                                                            1993       1994       1995       1996       1997       1997     1998
                                                          --------   --------   --------   --------   ---------   ------   ------
                                                                        (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
EARNINGS STATEMENT DATA:(1)
 Net revenues...........................................  $  313.2   $  291.6   $  332.9   $  499.2   $   657.3   $116.1   $145.7
 Cost of products sold(2)...............................     209.8      195.5      234.3      361.9       487.8     86.5    105.7
                                                          --------   --------   --------   --------   ---------   ------   ------
 Gross margin...........................................     103.4       96.1       98.6      137.3       169.5     29.6     40.0
 Operating and selling, general and administrative
   expenses.............................................      60.6       63.8       64.7       79.9       104.4     20.3     30.7
 Depreciation and amortization..........................      11.4       12.2       13.3       17.7        24.0      5.0      6.8
                                                          --------   --------   --------   --------   ---------   ------   ------
 Operating income.......................................      31.4       20.1       20.6       39.7        41.1      4.3      2.5
 Interest expense.......................................      (5.8)     (11.8)     (11.5)     (12.3)      (18.1)    (2.6)    (6.5)
 Interest income........................................       1.5        1.8        2.3        0.8         2.1      0.1      0.9
                                                          --------   --------   --------   --------   ---------   ------   ------
 Earnings (loss) from continuing operations before
   income taxes.........................................      27.1       10.1       11.4       28.2        25.1      1.8     (3.1)
 Provision (benefit) for income taxes...................       9.6        2.6        3.7       11.1         9.8      0.7     (1.4)
                                                          --------   --------   --------   --------   ---------   ------   ------
 Earnings (loss) from continuing operations.............  $   17.5   $    7.5   $    7.7   $   17.1   $    15.3   $  1.1   $ (1.7)
                                                          ========   ========   ========   ========   =========   ======   ======
 Earnings (loss) from continuing operations per common
   share -- basic.......................................  $   1.43   $   0.61   $   0.68   $   1.52   $    1.38   $ 0.10   $(0.15)
 Earnings (loss) from continuing operations per common
   share -- assuming dilution...........................  $   1.43   $   0.61   $   0.67   $   1.50   $    1.37   $ 0.10   $(0.15)
 Cash dividends per common share........................        --         --   $   0.20   $   0.20   $    0.20   $ 0.05   $ 0.05
OTHER FINANCIAL DATA:(1)
 EBITDA(3)..............................................  $   44.3   $   34.1   $   36.2   $   58.2   $    67.2   $  9.4   $ 10.2
 Cash flow from (used in) continuing operating
   activities...........................................  $   34.9   $    7.8   $   24.5   $   42.8   $    31.3   $ (1.4)  $(11.4)
 Cash flow used in investing activities.................  $  (46.6)  $  (10.4)  $  (45.0)  $   (2.6)  $   (85.2)  $(12.7)  $(22.2)
 Cash flow from (used in) financing activities..........  $   24.0   $   (4.8)  $   17.2   $  (37.1)  $   123.9   $  5.4   $ (4.3)
 Capital expenditures(4)................................  $    9.3   $   19.9   $   75.1   $   36.2   $   115.1   $  5.9   $ 22.2
 Ratio of EBITDA to interest expense....................       7.6x      2.9x       3.1x       4.7x        3.7x      3.6x     1.6x
 Ratio of earnings to fixed charges(5)..................      4.0x       1.7x       1.8x       3.0x        2.2x      1.6x     0.6x
OPERATING DATA:(1)
Refining Division
 Refinery throughput-crude oil and NGLs
   (mbbls/day)(6).......................................      25.3       23.6       28.7       40.2        40.2     35.9     38.0
 Rated crude oil capacity utilized(6)...................        98%        92%        88%        90%         87%      81%      84%
 Refinery margin (dollars/bbl)..........................      6.69       5.60       5.13       6.21        6.39     6.05     4.94
Retail Division(7)
 Number of outlets at period end........................        52         51         52         53         149       53      136
 Volume (millions of gallons)...........................     103.3      115.9      107.4      105.8       144.7     24.7     40.5
 Gross fuel margin (cents/gallon).......................      16.7       17.8       17.7       18.5        19.9     17.7     23.2
 Merchandise sales......................................  $   32.5   $   42.7   $   45.7   $   49.1   $    75.0   $ 11.5   $ 20.7
 Merchandise margins....................................        33%        33%        33%        32%         31%      33%      31%

                                                                                                                       AS OF
                                                                           AS OF DECEMBER 31,                        MARCH 31,
                                                          -----------------------------------------------------   ---------------
                                                            1993       1994       1995       1996       1997       1997     1998
                                                          --------   --------   --------   --------   ---------   ------   ------
                                                               (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
 Cash and cash equivalents..............................  $   20.1   $   12.9   $    9.5   $   12.6   $    82.6   $  3.9   $ 44.7
 Total assets...........................................     274.4      279.4      324.9      324.0       535.4    321.4    516.1
 Total long-term debt, including current portion........     120.3      120.2      146.7      114.5       276.1    120.4    272.5
 Stockholders' equity...................................     105.9      109.7      109.7      122.1       133.5    122.7    131.2
 Net debt to net capitalization(8)......................      48.6%      49.4%      55.6%      45.5%       59.2%    48.7%    63.5%

---------------
(1) In October 1995, Giant acquired the Bloomfield refinery, in May 1997 and June 1997, Giant acquired the Thriftway stations and Phoenix Fuel, respectively, and in February 1998, Giant acquired DeGuelle, using the purchase method of accounting. Earnings statement data and other financial data as presented include the results of operations for Giant from the date of acquisitions forward.

(2) Excludes depreciation and amortization.

(3) Defined as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow or any other measure of financial performance in accordance with generally accepted accounting principles. EBITDA is included herein because Giant management believes EBITDA provides additional information for measuring Giant's ability to service debt and because Giant's Indentures contain certain covenants based on EBITDA.

(4) Capital expenditures include approximately $55 million for the purchase of the Bloomfield refinery in 1995, $14 million for the construction, remodeling or acquisition of 37 retail stations in 1996, $43 million for the purchase of the Thriftway stations in May 1997, $30 million for the purchase of Phoenix Fuel in June 1997 and $10 million for the purchase of DeGuelle in February 1998.

(5) The ratio of earnings to fixed charges is computed by dividing (i) earnings before income taxes plus fixed charges by (ii) fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issue costs, capitalized interest and the estimated interest component (one-third) of rental and lease expense.

(6) Refinery throughput and rated crude oil capacity utilization rate were reduced in fiscal 1997 as a result of a scheduled turnaround for major maintenance at the Bloomfield refinery and in the first quarter of 1997 and 1998 as a result of, among other things, minor scheduled maintenance turnarounds at the Ciniza Refinery and Bloomfield Refinery, respectively.

(7) Includes Travel Center.

(8) Net debt as a percentage of net capitalization has been computed by dividing net debt (total long-term debt less cash and cash equivalents and marketable securities) by net capitalization (total capitalization less cash and cash equivalents and marketable securities).

            SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF HOLLY

     The selected consolidated historical financial information presented below under Income Statement Data and Balance Sheet Data, as of and for each of the five years in the period ended July 31, 1997, has been derived from the historical consolidated financial statements of Holly. The selected consolidated historical financial information for the six months ended January 31, 1997 and 1998 is taken from unaudited financial statements that include all adjustments, which in the opinion of Holly management are only of a normal recurring nature, and which Holly management considers necessary for a fair presentation of the results of operations for these periods. Operating results for the six months ended January 31, 1998 are not necessarily indicative of the results that may be expected for the entire year ending July 31, 1998. The information presented below should be read in conjunction with the consolidated financial statements of Holly and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference herein, and the other financial information included elsewhere in this Joint Proxy Statement/Prospectus.

                                                                                                       AS OF AND FOR
                                                                                                      THE SIX MONTHS
                                                                                                           ENDED
                                                           AS OF AND FOR THE YEAR ENDED JULY 31,        JANUARY 31,
                                                        -------------------------------------------   ---------------
                                                         1993     1994      1995     1996     1997     1997     1998
                                                        ------   ------    ------   ------   ------   ------   ------
                                                                 (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Revenues
    Refined products..................................  $628.8   $549.5    $612.2   $670.1   $713.6   $367.4   $300.8
    Oil and gas.......................................     1.1      1.4       1.2      5.4      5.8      3.1      4.6
    Miscellaneous.....................................     0.7      1.4       1.4      0.8      1.9      0.4      0.3
                                                        ------   ------    ------   ------   ------   ------   ------
                                                         630.6    552.3     614.8    676.3    721.3    370.9    305.7
  Costs and Expenses
    Cost of refined products..........................   565.4    480.7     553.7    600.5    656.6    347.1    276.2
    General and administrative........................    12.1     12.6      13.9     14.1     13.3      7.0      6.8
    Depreciation, depletion and amortization..........    11.3     10.9      15.8     19.3     20.2      9.9     11.2
    Exploration expenses, including dry holes.........     3.1      4.6       3.9      4.0      3.7      1.2      1.6
                                                        ------   ------    ------   ------   ------   ------   ------
                                                         591.9    508.8     587.3    637.9    693.8    365.2    295.8
                                                        ------   ------    ------   ------   ------   ------   ------
    Income from operations............................    38.7     43.5      27.5     38.4     27.5      5.7      9.9
  Other Income (Expense)
    Equity in earnings of joint venture...............      --       --        --       --      0.4       --      0.9
    Interest income...................................     0.1      0.5       1.0      3.0      3.2      1.9      0.5
    Interest expense..................................    (9.5)    (9.0)     (8.4)    (9.6)    (9.3)    (4.8)    (4.3)
    Pipeline settlement income........................     4.0       --        --       --       --       --       --
                                                        ------   ------    ------   ------   ------   ------   ------
                                                          (5.4)    (8.5)     (7.4)    (6.6)    (5.7)    (2.9)    (2.9)
                                                        ------   ------    ------   ------   ------   ------   ------
  Income before income taxes and cumulative effect of
    accounting change.................................    33.3     35.0      20.1     31.8     21.8      2.8      7.0
  Income tax provision (benefit)
    Current...........................................    12.7     11.8       6.0     13.4      7.2     (0.5)    (1.3)
    Deferred..........................................     0.7      2.5       1.7     (0.8)     1.5      1.6      4.1
                                                        ------   ------    ------   ------   ------   ------   ------
                                                          13.4     14.3       7.7     12.6      8.7      1.1      2.8
                                                        ------   ------    ------   ------   ------   ------   ------
  Income before cumulative effect of accounting
    change............................................    19.9     20.7      12.4     19.2     13.1      1.7      4.2
  Cumulative effect of accounting change..............    (0.9)      --       5.7       --       --       --       --
                                                        ------   ------    ------   ------   ------   ------   ------
  Net income..........................................  $ 19.0   $ 20.7    $ 18.1   $ 19.2   $ 13.1   $  1.7   $  4.2
                                                        ======   ======    ======   ======   ======   ======   ======
  Income per common share -- basic and diluted
    Income before cumulative effect of accounting
      change..........................................  $ 2.42   $ 2.51    $ 1.51   $ 2.33   $ 1.59   $  .21   $  .51
    Cumulative effect of accounting change............    (.12)      --       .69       --       --       --       --
                                                        ------   ------    ------   ------   ------   ------   ------
    Net income -- basic and diluted...................  $ 2.30   $ 2.51    $ 2.20   $ 2.33   $ 1.59   $  .21   $  .51
                                                        ======   ======    ======   ======   ======   ======   ======
  Cash dividends paid per common share................  $  .30   $  .35    $  .40   $  .42   $  .51   $  .24   $  .30
                                                        ======   ======    ======   ======   ======   ======   ======
  Average number of shares of common stock outstanding
    (in thousands)....................................   8,254    8,254     8,254    8,254    8,254    8,254    8,254
                                                        ======   ======    ======   ======   ======   ======   ======
OTHER FINANCIAL DATA:
  EBITDA(1)...........................................  $ 54.1   $ 54.9    $ 44.3   $ 60.7   $ 51.2   $ 17.5   $ 22.5
  Net cash provided by operating activities...........    38.7     27.7      34.2     44.5      5.5      8.4      0.2
  Net cash provided by (used for) financing
    activities........................................   (13.4)    (8.5)     (8.9)    24.4    (15.0)    (2.0)     6.3
  Net cash used for investing activities..............   (20.1)   (22.5)    (15.2)   (18.3)   (34.4)   (16.7)   (23.4)
  Capital expenditures................................    20.1     22.5      15.2     18.3     30.3     14.1     23.4
  Ratio of EBITDA to interest expense.................     5.7x     6.1x      5.3x     6.3x     5.5x     3.6x     5.2x
  Ratio of earnings to fixed charges(2)...............     4.4x     4.7x      3.2x     4.1x     3.2x     1.5x     2.3x

                                                                                                       AS OF AND FOR
                                                                                                      THE SIX MONTHS
                                                                                                           ENDED
                                                           AS OF AND FOR THE YEAR ENDED JULY 31,        JANUARY 31,
                                                        -------------------------------------------   ---------------
                                                         1993     1994      1995     1996     1997     1997     1998
                                                        ------   ------    ------   ------   ------   ------   ------
                                                                 (DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)
OPERATING DATA:
  Refinery throughput-crude oil (mbbls/day)...........    62.1     60.9(3)   65.6     65.4     65.6     66.6     53.6(3)
  Rated crude oil capacity utilized...................      93%      91%(3)     98%     98%      98%      99%      80%(3)
  Refinery margin (dollars/bbl).......................    5.33     5.89      5.00     5.33     4.99     4.32     5.50
BALANCE SHEET DATA:
  Cash and cash equivalents...........................  $  6.6   $  3.3    $ 13.4   $ 64.0   $ 20.0   $ 53.7   $  3.2
  Total assets........................................   249.8    281.8     287.4    351.3    349.8    369.0    339.0
  Total long-term debt................................    80.1     74.4      68.8     97.1     86.3     97.1     86.3
  Stockholders' equity................................    46.5     64.8      80.0     96.2    105.1     96.0    106.9
  Net debt to net capitalization(4)...................    61.3%    52.3%     40.9%    25.6%    38.7%    31.1%    43.7%

---------------
(1) Defined as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow or any other measure of financial performance in accordance with generally accepted accounting principles. EBITDA is included herein because management believes EBITDA provides additional information for measuring Holly's ability to service debt.

(2) The ratio of earnings to fixed charges is computed by dividing (i) earnings before income taxes plus fixed charges by (ii) fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issue costs, capitalized interest and the estimated interest component (one-third) of rental and lease expense.

(3) Refinery throughput and utilization rates were reduced as a result of a scheduled turnaround for major maintenance at the Navajo Refinery.

(4) Net debt as a percentage of net capitalization has been computed by dividing net debt (total long-term debt less cash and cash equivalents) by net capitalization (total capitalization less cash and cash equivalents).

     SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF
                              THE COMBINED COMPANY

     The selected unaudited pro forma condensed consolidated financial data of the Combined Company presented below give effect to the Merger. The information presented below should be read in conjunction with the historical consolidated financial statements of Giant and of Holly and related notes thereto which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the Unaudited Pro Forma Condensed Consolidated Financial Statements, the related notes thereto, and other financial information included elsewhere in this Joint Proxy Statement/Prospectus. These selected unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the results that actually would have occurred had the Merger been effective on January 1, 1997 with respect to Earnings Statement Data and Operating Data and March 31, 1998 with respect to Balance Sheet Data, nor are such data necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Condensed Consolidated Financial Statements of the Combined Company."

                                                           FOR THE COMBINED           FOR THE COMBINED
                                                             TWELVE MONTH                THREE MONTH
                                                             PERIODS ENDED              PERIODS ENDED
                                                           DECEMBER 31, 1997           MARCH 31, 1998
                                                             FOR GIANT AND              FOR GIANT AND
                                                         JANUARY 31, 1998 FOR       JANUARY 31, 1998 FOR
                                                                 HOLLY                      HOLLY
                                                        -----------------------    -----------------------
                                                                      (DOLLARS IN THOUSANDS
                                                                      EXCEPT PER SHARE DATA)
EARNINGS STATEMENT DATA:
  Net revenues........................................        $1,309,058                 $  281,412
  Cost of products sold(1)............................           995,564                    211,529
                                                              ----------                 ----------
  Gross margin........................................           313,494                     69,883
  Operating expenses..................................           162,793                     45,327
  Depreciation, depletion and amortization............            42,842                     11,473
  Selling, general and administrative expenses........            32,417                      9,422
                                                              ----------                 ----------
  Operating income....................................            75,442                      3,661
  Interest expense....................................           (26,177)                    (8,393)
  Interest and investment income......................             2,715                        710
  Equity in earnings of joint venture.................             1,323                        558
                                                              ----------                 ----------
  Earnings (loss) before income taxes.................            53,303                     (3,464)
  Provision (benefit) for income taxes................            22,009                     (1,353)
                                                              ----------                 ----------
  Net earnings (loss).................................        $   31,294                 $   (2,111)
                                                              ==========                 ==========
  Earnings (loss) per common share -- basic...........        $     1.42                 $    (0.10)
                                                              ==========                 ==========
  Earnings (loss) per common share -- assuming
     dilution.........................................        $     1.41                 $    (0.10)
                                                              ==========                 ==========
  Cash dividends per common share(2)..................        $     0.20                 $     0.05
                                                              ==========                 ==========
OTHER FINANCIAL DATA:
  EBITDA(3)...........................................        $  122,322                 $   16,402
  Capital expenditures(4).............................        $  154,700                 $   32,746
  Ratio of EBITDA to interest expense.................               4.7x                       2.0x
  Ratio of earnings to fixed charges(5)...............               2.8x                       0.6x

                                                           FOR THE COMBINED           FOR THE COMBINED
                                                             TWELVE MONTH                THREE MONTH
                                                             PERIODS ENDED              PERIODS ENDED
                                                           DECEMBER 31, 1997           MARCH 31, 1998
                                                             FOR GIANT AND              FOR GIANT AND
                                                         JANUARY 31, 1998 FOR       JANUARY 31, 1998 FOR
                                                                 HOLLY                      HOLLY
                                                        -----------------------    -----------------------
                                                                      (DOLLARS IN THOUSANDS
                                                                      EXCEPT PER SHARE DATA)
OPERATING DATA:
Refining Division
  Refinery throughput - crude oil (bbls/day)(6).......            92,800                     89,800
  Rated crude oil capacity utilized(6)................                88%                        85%
  Refinery margin (dollars/bbl).......................              5.88                       5.03
Retail Division
  Number of outlets at period end.....................                                          136
  Volume (millions of gallons)........................           144,700                     40,500
  Gross fuel margin (cents/gallon)....................                20                         23
  Merchandise sales...................................        $   75,000                 $   20,700
  Merchandise margins.................................                31%                        31%
BALANCE SHEET DATA:
  Cash and cash equivalents...........................                                   $   21,411
  Total assets........................................                                    1,014,674
  Total long-term debt, including current portion.....                                      361,265
  Stockholders' equity................................                                      351,101
  Net debt to net capitalization(7)...................                                         49.2%

---------------
(1) Excludes depreciation and amortization.

(2) The pro forma cash dividends per common share amount represents Giant's historical dividends per share.

(3) Defined as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow or any other measure of financial performance in accordance with generally accepted accounting principles. EBITDA is included herein because management believes EBITDA provides additional information for measuring the Combined Company's ability to service debt and because Giant's Indentures contain certain covenants based on EBITDA.

(4) Capital expenditures include approximately $43 million for the purchase of the Thriftway stations in May 1997, $30 million for the purchase of Phoenix Fuel in June 1997 and $10 million for the purchase of DeGuelle in February 1998.

(5) The ratio of earnings to fixed charges is computed by dividing (i) earnings before income taxes plus fixed charges by (ii) fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issue costs, capitalized interest and the estimated interest component (one-third) of rental and lease expense.

(6) Refinery throughput and utilization rates were reduced for the twelve month period as a result of scheduled turnarounds for major maintenance at Holly's Navajo and Giant's Bloomfield Refineries in 1997 and for the three month period as a result of, among other things, the Navajo turnaround and a scheduled turnaround for minor maintenance at Giant's Bloomfield Refinery.

(7) Net debt as a percentage of net capitalization has been computed by dividing net debt (total long-term debt less cash and cash equivalents and marketable securities) by net capitalization (total capitalization less cash and cash equivalents and marketable securities).

                                  RISK FACTORS

     In addition to the other information contained in this Joint Proxy Statement/Prospectus, the significant risk factors described below should be considered carefully by the stockholders of Holly and by the stockholders of Giant.

SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE DEBT

     The Combined Company will have substantial indebtedness with significant debt service requirements. The Combined Company's debt will include Giant's total debt, which at March 31, 1998 was $272.5 million, and Holly's total debt, which at March 31, 1998 was $87.7 million, and on a pro forma basis for the Combined Company is $362.7 million. Stockholders' equity at March 31, 1998 was $131.2 million for Giant and $106.7 million for Holly.

     The degree to which the Combined Company will be leveraged has important consequences to holders of its Common Stock, including the following: (i) the Combined Company's ability to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired; (ii) a substantial portion of the Combined Company's cash flow from operations will be required to be dedicated to the payment of interest on its debt, thereby reducing funds available to the Combined Company for other purposes; (iii) the Combined Company's flexibility in planning for or reacting to changes in market conditions may be limited; (iv) the Combined Company may be more vulnerable in the event of a downturn in its business; and (v) to the extent of the Combined Company's outstanding debt under its credit facilities, the Combined Company will be vulnerable to increases in interest rates.

     The Combined Company's ability to meet its debt service obligations will depend on the future operating performance and financial results of the Combined Company, which will be subject in part to factors beyond the control of the Combined Company. Although Giant and Holly believe that the Combined Company's cash flow will be adequate to meet its interest payments, there can be no assurance that the Combined Company will continue to generate earnings in the future sufficient to cover its fixed and variable charges. If the Combined Company is unable to generate earnings in the future sufficient to cover its fixed and variable charges and is unable to borrow sufficient funds under bank credit facilities or from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds which the Combined Company could realize therefrom. In addition, the terms of certain of the Combined Company's debt will restrict its ability to sell assets and the Combined Company's use of the proceeds therefrom.

MERGER WILL TRIGGER CHANGE OF CONTROL PROVISIONS IN GIANT INDENTURES

     Giant is required to offer (a "Change of Control Offer") to purchase all of its outstanding $150 million of 9% Senior Subordinated Notes due 2007 (the "9% Notes") and its $100 million of 9 3/4% Senior Subordinated Notes due 2003 (the "9 3/4% Notes" and collectively with the 9% Notes, the "Notes") at a purchase price (the "Purchase Price") equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of purchase, upon a Change of Control (as defined in the respective Indentures). The 9% Notes were issued pursuant to an Indenture dated August 26, 1997 (the "9% Indenture"), and the 9 3/4% Notes were issued pursuant to an Indenture dated November 29, 1993 (the "9 3/4% Indenture" and, collectively with the 9% Indenture, the "Indentures"). The Indentures are among Giant, its Subsidiaries, as guarantors, The Bank of New York, as trustee under the 9% Indenture and NBD Bank, National Association, as trustee under the 9 3/4% Indenture. The Merger will constitute a Change of Control triggering Giant's obligation to issue a Change of Control Offer. Under current market conditions, the price of the Notes exceeds the Purchase Price. As a result, assuming no change in market conditions, Giant believes most holders will decline to tender notes to the Combined Company. Moreover, Giant and Holly have agreed to arrange for a credit facility for the Combined Company to finance this purchase contingency and intend that such credit facility, combined with any other available financial resources, would be sufficient to enable the Combined Company to satisfy its purchase obligations if all Notes are tendered in response to the Change of Control Offer. However, there can

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

be no assurance as to the amount of Notes that will be tendered or that the Combined Company will have a credit facility or other financial resources that would be sufficient to satisfy the Combined Company's purchase obligations.

COMPETITION

     The industry in which the Combined Company will be engaged is highly competitive. Many of its competitors are large, integrated, major or independent oil companies which, because of their more diverse operations, larger refineries, stronger capitalization and better brand name recognition, may be better able than the Combined Company to withstand volatile industry conditions, including shortages or excesses of crude oil or refined products or intense price competition at the wholesale and retail levels. Many of these competitors have financial and other resources substantially greater than those the Combined Company will have. In addition, Giant and Holly have benefited in the past from the limited capacity of product pipelines connecting competing refineries to areas immediately adjacent to their refineries. Giant and Holly are aware of a number of proposals or industry discussions regarding product pipeline projects that if or when undertaken and completed could impact principal market areas of the Combined Company. One of these projects, the expansion of the ATA Line (formerly called the Emerald Line) into Albuquerque, was completed in 1997. In addition, various proposals or actions have been announced to increase the supply of pipeline-supplied products to El Paso, Texas, which is connected to the Albuquerque area to the north and the Phoenix and Tucson areas to the west. Such proposals include the announced intention of Ultramar Diamond Shamrock Corporation ("UDS") to sell an interest in its existing pipeline between its McKee refinery near Amarillo, Texas and El Paso, Texas to Phillips Petroleum Company ("Phillips"). According to such announcements, the pipeline would be expanded during 1998 to allow for additional quantities of fuels to be transported from UDS' McKee refinery and Phillips' Borger refinery, both in the Amarillo area. Other proposed projects would allow production to be delivered to markets from large, technically sophisticated Gulf Coast refineries through construction of new connecting pipelines and in some cases the reversal of existing crude oil pipelines. Longhorn Partners Pipeline, L.P. (a partnership composed of affiliates of Exxon Pipeline Company, Amoco Pipeline Company, Williams Energy Group, The Beacon Group Energy Investment Fund, L.P. and Axis Gas Corporation) has announced plans to utilize an existing crude oil pipeline from West Texas to the Gulf Coast and construct 250 miles of new connecting pipeline from West Texas to El Paso. There have also been discussions by other companies regarding possible future projects to utilize other crude oil pipelines for the movement of products from West Texas through Albuquerque and the Four Corners area to the Utah area. The completion of some or all of these projects would result in increased competition by increasing the amount of refined products available in the Albuquerque, El Paso, Tucson, Phoenix and other areas, as well as allowing additional competitors improved access to these areas.

RAW MATERIAL SUPPLY

     The Ciniza and Bloomfield refineries operated by Giant primarily process a mixture of crude oil, condensate and NGLs. The locally produced, high quality crude oil known as Four Corners Sweet is the primary feedstock for these refineries. Local supply is primarily dependent on the level and success of exploration and drilling activity in the Four Corners and Paradox Basin areas. Although Giant currently obtains substantially all of its crude oil supply from the Four Corners area, its refineries supplement their supply of crude oil with Alaska North Slope ("ANS") crude oil, transported from the West Coast through Giant's gathering system's interconnection with the Four Corners and Texas-New Mexico pipeline systems, which together can transport approximately 65,000 bpd. The Ciniza refinery also has access to West Texas Intermediate and other crude oils by rail.

     Giant believes that local crude oil production currently approximates local crude oil demand and that the production of crude oil and condensate in the Four Corners has improved as a result of enhanced recovery programs and increased drilling activities by major oil companies in the area. Based on projections of local crude oil availability from the field and current levels of usage of ANS (which are limited to approximately 1,500 bpd by the refineries' configurations), Giant believes an adequate supply of crude oil and other feedstocks will be available from local producers, crude oil sourced through common carrier pipelines and other sources to sustain its refinery operations for the foreseeable future at substantially the levels currently being experienced. However, there is no assurance that this situation will continue.

     Giant continues to evaluate other supplemental crude oil supply alternatives for its refineries on both a short-term and long-term basis. Giant understands that production of ANS has been declining and is aware of proposals that would, at some time in the future, eliminate the shipping of ANS through the Four Corners pipeline system. In the event of a shortage in supply of locally produced feedstock and ANS, Giant has identified potential opportunities to access other supplemental crude oil supplies via the pipelines. In addition, the Four Corners area produces significant amounts of NGLs, most of which are currently shipped out of the area by pipeline. In 1997, Giant undertook several projects at its refineries that increased its ability to use NGLs and intends to complete additional projects in 1998 to further its NGL utilization. Any significant long-term interruption in crude oil supply or the crude oil transportation system, however, would have an adverse effect on the Combined Company's operations.

     If additional supplemental crude oil becomes necessary, Giant intends to implement then available alternatives as necessary and as are most advantageous under then prevailing conditions. Giant currently believes that the most desirable strategy to supplement local crude oil supplies on a long-term basis would be the delivery of supplemental crude oil from outside of the Four Corners area by pipeline. Such crude oil may be of lesser quality than locally available crude oils, and Giant believes such crude oil will generally have a delivered cost greater than that of locally available crude oil. Implementation of supplemental supply alternatives may result in additional raw materials costs, operating costs, capital costs, or a combination thereof in amounts which are not presently ascertainable by Giant but which will vary depending on factors such as the specific alternative implemented, the quantity of supplemental feedstocks required, and the date of implementation. Implementation of some supply alternatives requires the consent or cooperation of third parties and other considerations beyond the control of the Combined Company.

     The refineries operated in New Mexico and Montana by Holly are dependent on a continuing supply of crude oil. Although these refineries have to date been able to obtain reliable supplies of crude oil on acceptable terms, generally from the Permian Basin area in the case of the New Mexico refining operations and from Canada in the case of the Montana refining operations, there can be no assurance that supplies of crude oil will continue to be available on acceptable terms for future operation of these refineries by the Combined Company.

VOLATILITY OF CRUDE OIL PRICES AND REFINING MARGINS

     The Combined Company's cash flow from operations will be primarily dependent upon producing and selling quantities of refined products at refinery margins sufficient to cover fixed and variable expenses. In recent years, crude oil costs and prices of products have fluctuated substantially. These costs and prices depend on numerous factors including the demand for crude oil, gasoline and other refined products, which in turn depend on, among other factors, changes in the economy, the level of foreign and domestic production of crude oil and refined products, the availability of imports of crude oil and refined products, the marketing of alternative and competing fuels and the extent of government regulation.

     The Combined Company's crude oil requirements will be supplied from sources which include major oil companies, large independent producers and smaller local producers. Crude oil supply contracts are generally relatively short-term contracts with market-responsive pricing provisions. The prices received by the Combined Company for its refined products will be affected by additional local factors such as product pipeline capacity, local market conditions and the level of operations of West Texas refineries. A large rapid increase in crude oil prices would adversely affect the Combined Company's operating margins if the increased cost of raw materials could not be passed along to its customers.

CONCENTRATION OF REFINERIES

     The Combined Company's refining activities will be conducted at Giant's two refinery locations in New Mexico and Holly's two locations in New Mexico and Montana. The refineries will constitute a significant portion of the Combined Company's operating assets. As a result, the operations of the Combined Company will be subject to significant interruption if any of the refineries were to experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. Although the Combined Company will maintain business interruption insurance against some types of risks, if the refineries were to experience an interruption in supply or operations, the Combined Company's business could be materially adversely affected.

GOVERNMENT REGULATIONS AND ENVIRONMENTAL RISKS

     The Combined Company's operations will be subject to a variety of federal, state and local environmental laws and regulations governing the discharge of pollutants into the soil, air and water, product specifications, and the generation, treatment, storage, transportation and disposal of solid and hazardous waste and materials. Environmental laws and regulations which affect such operations, processes and margins have become and are becoming increasingly stringent. Examples are the Clean Air Act Amendments and the additional environmental regulations adopted by the United States Environmental Protection Agency ("EPA") and state and local environmental agencies to implement the Clean Air Act Amendments. Although Giant and Holly believe that their respective refineries are able to process currently used feedstocks at full capacity in substantial compliance with existing environmental laws and regulations, Giant and Holly cannot predict the nature, scope or effect of legislation or regulatory requirements that could be imposed or how existing or future laws or regulations will be administered or interpreted with respect to products or activities to which they have not been previously applied. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies, could adversely affect the financial position and the results of operations of the Combined Company and could require substantial expenditures by the Combined Company.

     The Combined Company's operations are inherently subject to accidental spills, discharges or other releases of petroleum or hazardous substances which may give rise to liability to governmental entities or private parties under federal, state or local environmental laws, as well as under common law. Accidental discharges of contaminants have occurred from time to time during the normal course of Giant's and Holly's operations, including discharges associated with Giant's and Holly's refineries, pipeline and trucking operations, as well as discharges at gasoline service stations and other petroleum product distribution facilities currently and formerly operated by Giant. Giant and Holly have undertaken, and the Combined Company intends to undertake or has completed, all investigative or remedial work thus far requested by governmental agencies to address potential contamination by Giant or Holly. Although Giant and Holly have invested substantial resources to prevent future accidental discharges and to remediate contamination resulting from prior discharges, there can be no assurance that accidental discharges will not occur in the future, that future action will not be taken in connection with past discharges, that governmental agencies will not assess penalties against the Combined Company in connection with any past or future contamination, or that third parties will not assert claims against the Combined Company for damages allegedly arising out of any past or future contamination.

     Giant anticipates incurring the following costs, among others, relating to environmental matters: (1) $1.1 million in 1998 and a total of $3.0 to $3.5 million over the next five years for compliance with existing EPA petroleum refinery emissions standards required by the Clean Air Act Amendments; (2) $475,000 for modifications to or removal of underground storage tanks by December 1998 to comply with new underground storage tank standards; (3) $250,000 (which Giant has accrued as an environmental reserve) for remediation of hydrocarbon contamination adjacent to a 55,000 barrel crude oil storage tank that was located in Bloomfield, New Mexico; (4) $650,000 (which Giant has accrued as an environmental reserve) for possible environmental expenditures relating to Giant's Farmington refinery which was operated until 1982; (5) unknown amounts, if any (estimated by a consultant for Giant at approximately $1.2 million, without regard to Giant's potential legal defenses and arguments including possible setoff rights), relating to the Lee Acres Landfill site, which was added to the National Priorities List as a Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") Superfund site in 1990; and
(6) $2.0 million (which Giant has accrued as an environmental reserve) for obligations of Bloomfield Refinery Company ("BRC") to investigate and correct any releases of hazardous waste or hazardous constituents at or from the Bloomfield refinery, which obligations were assumed by Giant in connection with the acquisition of that refinery.

     Holly also is and has been the subject of various federal, state, and private proceedings relating to environmental matters. The most significant enforcement action is a suit filed in July 1993 by the United States Department of Justice ("DOJ") on behalf of the EPA against Holly's subsidiary, Navajo Refining Company ("Navajo"), alleging that, beginning in September 1990 and continuing through the present, Navajo has violated and continues to violate the Resource Conservation and Recovery Act ("RCRA") and implementing regulations of the EPA by treating, storing and disposing of certain hazardous waste in the refinery's wastewater treatment system without compliance with regulatory requirements. Navajo, the DOJ and the State of New Mexico have agreed to settle this litigation. Under the settlement agreement, Holly will close the existing evaporation ponds used in its wastewater treatment system. The agreement also provides that Holly will utilize an alternative to the existing wastewater treatment system at an estimated total cost of approximately $3.0 million. The costs to implement the alternative treatment system will be capitalized and amortized over the future useful life of the resulting asset in accordance with generally accepted accounting principles. Finally, the agreement involves the payment of a civil penalty of less than $2 million. In addition to expenses related to the settlement agreement, Holly currently expects to spend approximately $1.5 million on environmental compliance relating to Holly's operations in calendar year 1998.

TAXES

     The Combined Company and its operations and products will be subject to taxes imposed by federal, state, local and Native American governments, which taxes have generally increased over time. There can be no certainty of the effect that increases in these taxes, or the imposition of new taxes, could have on the Combined Company, or whether such taxes could be passed on to the Combined Company's customers. Giant has received several tax notifications and assessments from the Navajo Nation relating to Giant's operations and crude oil removed from properties located outside the boundaries of the Navajo Reservation in an area of disputed jurisdiction, including a $1.8 million severance tax assessment issued to a subsidiary of Giant in November 1991. Giant has invoked its appeal rights. Giant may receive further tax assessments before resolution of the Nation's taxing authority, which assessments will be the liability of the Combined Company.

CONTROLLING STOCKHOLDERS; CONTROL PROVISIONS IN MAJOR STOCKHOLDERS' AGREEMENT AND NEW BYLAWS

     James E. Acridge and Lamar Norsworthy, each of whom will be Co-Chairman of the Board and Co-Chief Executive Officer of the Combined Company, will own approximately 10.5% and 2.0%, respectively, of the outstanding Common Stock of the Combined Company immediately upon consummation of the Merger. Mr. Acridge and Mr. Norsworthy will have a substantial ability to control the Combined Company and direct its policies. Mr. Acridge has pledged substantially all of his shares of Common Stock to various financial institutions as security for personal loans, the proceeds of which were used for general purposes and not to finance the acquisition of Giant Common Stock. Mr. Acridge retains the right to direct the voting and, subject to certain margin requirements, disposition of such shares and the right to receive all dividends, subject to standard default provisions.

     Immediately upon consummation of the Merger, the Giant stockholders in the aggregate and the Holly stockholders in the aggregate will each hold 50% of the Combined Company's Common Stock. The New Bylaws of the Combined Company provide for Co-Chairmen of the Board and Co-Chief Executive Officers and a Board of Directors comprised of an equal number of G Directors and H Directors. Under the New Bylaws, the G Directors select any replacements for G Directors and the H Directors select any replacements for H Directors (subject to the voting rights of stockholders of the Combined Company with respect to the election of directors), with the result that there are expected to be an equal number of G Directors and H Directors until the termination of these provisions, which will occur not later than December 31, 2003 unless otherwise determined by the Board of Directors of the Combined Company. The New Bylaws also provide that action of the Board of Directors will require a number of votes equal to the sum of the greater of the number of G Directors or the number of H Directors voting on the matter plus one. The Merger Agreement provides that initially there will be five G Directors and five H Directors, that initially Mr. Acridge and Mr. Norsworthy will be Co-Chairmen of the Board and Co-Chief Executive Officers, and that initially the other officers of the Combined Company will be two Executive Vice Presidents designated by Giant and two designated by Holly. In addition, Mr. Acridge, Mr. Norsworthy, certain other Holly stockholders, Giant and Holly have entered into the Major Stockholders' Agreement in which, among other things, the stockholder parties, who will initially own a total of approximately 26.8% of the Combined Company's Common Stock, have agreed to vote their shares of Giant Common Stock and Holly Common Stock in favor of the Merger, against any proposal that could be expected to hinder the Merger, for directors nominated after the Merger by the Board of Directors of the Combined Company under the New Bylaws, and against any amendment to the New Bylaws or the New Certificate that is not proposed by the entire Board of Directors of the Combined Company. These portions of the New Bylaws, the Merger Agreement and the Major Stockholders' Agreement are intended, because the Merger is a "merger of equals," to provide for equal management and control of the Combined Company by the Giant constituents and the Holly constituents.

     In addition, the Major Stockholders' Agreement contains deadlock resolution agreements in the event that Mr. Acridge and Mr. Norsworthy, at any time after the fifteenth month following the Effective Time, are unable to resolve differences that may arise between them. If implemented, the deadlock resolution procedure could result in either Mr. Acridge or Mr. Norsworthy resigning from all positions (including as a director) with the Combined Company, using his best efforts to cause the other G Directors or H Directors, as the case may be, to resign from the Board of Directors, and either (i) selling to the other all or substantially all of his shares, or (ii) entering into a standstill agreement with the Combined Company. Moreover, unless otherwise determined by the Board of Directors, the New Bylaws' requirement that the Combined Company have an even number of directors and the designation of G Directors and H Directors will cease to apply no later than December 31, 2003, and the requirement for Co-Chairmen of the Board and Co-Chief Executive Officers will cease to apply no later than the annual meeting of the stockholders in 2004. These requirements will cease to apply earlier if the deadlock resolution procedure is implemented and in certain other circumstances. As a practical matter, the resignation of either Mr. Acridge or Mr. Norsworthy, whether pursuant to the deadlock resolution proceedings or otherwise, or reaching December 31, 2003 if neither had resigned by then, could result (and would result in the case of a resignation pursuant to the deadlock resolutions proceedings) in the management and control of the Combined Company resting in either the Giant constituents or the Holly constituents rather than being shared equally between them. Further, if either Mr. Acridge or Mr. Norsworthy resigns for any reason, the Combined Company will no longer have Co-Chairmen or Co-Chief Executive Officers, and the one of Mr. Acridge or Mr. Norsworthy who did not resign will be the sole Chairman and Chief Executive Officer. See "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement" and "-- New Bylaws."

POSSIBILITY OF MANAGEMENT DEADLOCK

     Because initially the stock of the Combined Company will be owned 50% by former Giant stockholders and 50% by former Holly stockholders, because the Board will be composed of an equal number of G Directors and H Directors, and because senior management (including the Co-Chairman of the Board and Co-Chief Executive Officers) will be divided equally between former Giant and former Holly senior executives, there exists the possibility that a deadlock could arise with respect to the operations and future strategies of the Combined Company. Although the Board of Directors would have the responsibility to seek to resolve a deadlock that adversely affected the Combined Company and although the Major Stockholders' Agreement provides for a deadlock resolution procedure available beginning 15 months after the Merger, there can be no assurance that action by the Board of Directors or use of the deadlock resolution procedure as provided in the Major Stockholders' Agreement would resolve a deadlock before it seriously affected the Combined Company's operations and future prospects.

THE YEAR 2000 ISSUE

     The Year 2000 ("Y2K") issue is the result of computer systems using a two-digit format rather than four to define the applicable year. Such computer systems will be unable to properly interpret dates beyond the year 1999, which could lead to a system failure or miscalculations causing disruptions of operations.

     In 1997, Giant developed a three-phase program for Y2K information systems compliance. Phase I is to identify those systems with which Giant has exposure to Y2K issues. Phase II is the development and implementation of action plans to be Y2K compliant in all areas by mid-1999. Phase III, to be completed in 1999, is the final testing of each major area of exposure to ensure compliance. Giant has identified three major areas determined to be critical for successful Y2K compliance: (1) financial and informational system applications, (2) manufacturing and process applications and (3) business relationships.

     For Phase I, Giant is in the process of conducting an internal review of all systems and contacting all software suppliers to determine major areas of exposure to Y2K issues. In the financial and information system area, a number of applications have been identified as being Y2K compliant due to their recent implementation. Giant's core financial and reporting systems are not Y2K compliant but were already scheduled for replacement by mid-1999. Some subsidiary financial systems will either be added to this replacement project or will require internal systems revisions to be Y2K compliant. In the manufacturing and process area and the business relationship area, Giant is in the process of identifying areas of exposure.

     Giant believes it will cost approximately $2.5 million to replace the core financial and reporting systems and has identified the potential for 4,000 man hours of work to bring the remaining financial and informational system applications into compliance at an estimated cost of approximately $800,000. Giant is interviewing outside consultants to undertake a portion of the work and expects approximately two-thirds of the cost to be incurred in 1998 and the remainder in 1999. Giant has not yet determined what costs will be incurred in connection with the manufacturing and processing area and the business relationship area.

     Holly has identified key financial, informational and operational systems that may be affected by Y2K issues, and plans are being developed to address any system modifications required to address these issues. The financial impact of making the required Y2K systems changes for Holly's business is currently not expected to be material to Holly's financial position, results of operations or cash flow.

     Giant and Holly are reviewing the impact on Y2K issues of combining their operations that could result in increased expenses and delays in implementation of Y2K systems changes by the Combined Company.

FIXED MERGER CONSIDERATION

     The Merger Consideration was fixed by Giant and Holly at the date of the Merger Agreement, April 14, 1998, through arm's length negotiations. There is no provision in the Merger Agreement for any adjustment in the Merger Consideration to account for changes in the market prices of Giant Common Stock or Holly Common Stock between April 14, 1998 and the Effective Time (the "Interim Period"). Changes in the market prices of Giant Common Stock and Holly Common Stock are outside the control of Giant and Holly. A market price decrease of Giant Common Stock or a market price increase of Holly Common Stock during the Interim Period would be unfavorable to holders of Holly Common Stock. Correspondingly, an increase in the market price of Giant Common Stock or a market price decrease of Holly Common Stock during the Interim Period would be unfavorable to the holders of Giant Common Stock. Accordingly, stockholders are urged to obtain current market quotations in determining whether to vote for the Merger.

UNCERTAINTIES IN INTEGRATING BUSINESS OPERATIONS; LIABILITIES AND TRANSACTION COSTS

     The integration of businesses involves a number of special risks, including the diversion of management's attention from regular business concerns to the assimilation of the combined operations, difficulties in the integration of operations and systems and the ability to achieve operating synergies, the assimilation and retention of the personnel of Giant and Holly, challenges in retaining the customers of the two Companies and potential short-term effects on operating results.

     The Merger will result in the Combined Company assuming, as a matter of law, all of the liabilities and obligations of both Giant and Holly, whether known or unknown, contingent or matured.

     In connection with the Merger, one-time transaction costs, which are expected to be recorded in 1998, are estimated at $1.5 million. In addition, in connection with the preparation of the pro forma information included elsewhere in this Joint Proxy Statement/Prospectus, management of Giant and Holly have conformed certain differences in accounting practices (see "Pro Forma Condensed Consolidated Financial Information of the Combined Company"). Following the Merger, management of the Combined Company
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

will conduct a complete review of the accounting policies employed by Giant and Holly, including the methods used to apply such policies, in order to identify the appropriate accounting practices to be applied by the Combined Company. Additionally, management of the Combined Company will review, and when appropriate conform, the methods employed to develop and assess information used to make accounting estimates. Any adjustments or changes that may result from such reviews are expected to be recorded during the accounting period in which the Effective Time occurs, and may have a material effect on the results reported during such period.

DIVIDENDS

     Any future dividends are subject to the results of the Combined Company's operations, declarations by the Board of Directors and existing and future debt covenants. The Indentures relating to Giant's Notes contain certain covenants that restrict the payment of dividends. At December 31, 1997, Giant's retained earnings available for dividends under the most restrictive terms of the Indentures were approximately $19,700,000. The Indentures include the payment of dividends in their definitions of "Restricted Payments," which are prohibited unless certain conditions are met. In addition, the terms of outstanding indebtedness of both Giant and Holly to banks under notes and credit agreements restrict the level of dividends, and it is expected that the Combined Company will be subject to restrictions on the level of dividends under the terms of notes and credit agreements, whether assumed by operation of the Merger or entered into subsequently. There can be no assurance as to whether dividends will be declared by the Combined Company at levels previously experienced by Holly or Giant stockholders, or at all. See "Market Price, Equivalent Per Share Prices and Dividend Information."

RISK OF FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Joint Proxy Statement/Prospectus, including statements that use terminology such as "estimate," "expect," "intend," "anticipate," "believes," "may," "will," "continue" and similar expressions, are forward-looking statements. Although Giant and Holly believe that the assumptions upon which the forward-looking statements contained in this Joint Proxy Statement/Prospectus are based are reasonable, any of the assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. All phases of Giant's and Holly's operations involve risks and uncertainties, many of which are outside Giant's and Holly's control and any one of which, or a combination of which, could materially affect the results of the Combined Company's operations and whether the forward-looking statements ultimately prove to be correct. Important factors that could cause actual results to differ materially from Giant's and Holly's expectations include, but are not limited to: (i) continued or increased competitive pressures from existing competitors and new entrants, including price-cutting strategies; (ii) risks involved in integrating Giant's and Holly's operations; (iii) unanticipated costs related to the Combined Company's growth and operating strategy; (iv) reductions in the spread between market prices for refined products and crude oil; (v) constraints on the transportation of refined products; (vi) inefficiencies or shutdowns in refinery operations; (vii) the effectiveness of capital investments and marketing strategies of the Combined Company; (viii) loss or retirement of one or more key members of management;
(ix) inability to negotiate favorable terms with suppliers; (x) increases in interest rates or the cost of borrowing or a default under any material debt agreements; (xi) inability to develop new service station/convenience stores in advantageous locations; (xii) deterioration in general or regional economic conditions; (xiii) adverse state or federal legislation or regulation that increases the costs of regulatory compliance, or adverse findings by a regulator with respect to existing operations; (xiv) adverse determinations in connection with pending or future litigation or other material claims and judgments; (xv) inability to achieve profitable future sales levels or other operating results;
(xvi) the unavailability of funds for capital expenditures; (xvii) governmental factors affecting operations, markets, products, services and prices; (xviii) the impact of the mandated use of specific formulations of gasolines on operations; (xix) the adequacy of raw material supplies; (xx) the Combined Company's ability to successfully abate

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

various tax assessments; (xxi) the potential effects of various pipeline projects as they relate to the Combined Company's market areas and future profitability; (xxii) the completion of capital projects; (xxiii) the ability of the Combined Company to become Y2K compliant; (xxiv) the performance of any business acquired or to be acquired by Holly, Giant or the Combined Company; and
(xxv) other risks discussed in this Joint Proxy Statement/Prospectus or detailed from time to time in Giant's or Holly's filings with the Commission.

       MARKET PRICE, EQUIVALENT PER SHARE PRICES AND DIVIDEND INFORMATION

     Giant Common Stock is listed on the NYSE. Holly Common Stock is listed on the ASE. The following table sets forth the high and low sale prices per share of Giant Common Stock and Holly Common Stock as reported on the NYSE Composite Transaction Tape and the ASE Composite Transaction Tape, respectively, for the periods indicated, and dividends paid thereon per share.

                                                                   GIANT COMMON STOCK
                                                              -----------------------------
                       QUARTER ENDED                          HIGH      LOW       DIVIDENDS
                       -------------                          ----      ----      ---------
June 30, 1998 (through May 18, 1998)........................  $23 1/8   $19 1/2     $.05
March 31, 1998..............................................   21        16 3/4      .05

December 31, 1997...........................................   20 1/2    16 3/4      .05
September 30, 1997..........................................   20 5/8    15          .05
June 30, 1997...............................................   16 7/8    10          .05
March 31, 1997..............................................   15 5/8    12 3/8      .05

December 31, 1996...........................................   16 1/8    13 3/4      .05
September 30, 1996..........................................   16 1/4    13 3/8      .05
June 30, 1996...............................................   15 5/8    12 1/4      .05
March 31, 1996..............................................   14        10 7/8      .05

                                                                   HOLLY COMMON STOCK
                                                              -----------------------------
                    FISCAL QUARTER ENDED                      HIGH      LOW       DIVIDENDS
                    --------------------                      ----      ----      ---------
July 31, 1998 (through May 18, 1998)........................  $31 3/4   $28 7/8     $ --
April 30, 1998..............................................   32 7/8    25 5/8      .15
January 31, 1998............................................   27 7/8    24 3/8      .15
October 31, 1997............................................   28 13/16  25 13/16    .15

July 31, 1997...............................................   27 1/4    24 3/16     .15
April 30, 1997..............................................   27 1/4    23 1/8      .12
January 31, 1997............................................   28        24          .12
October 31, 1996............................................   29 5/8    24 3/4      .12

July 31, 1996...............................................   28 1/8    24 1/2      .12
April 30, 1996..............................................   27 1/4    21 1/2      .10
January 31, 1996............................................   23 3/8    21 1/4      .10
October 31, 1995............................................   23 3/8    21 1/2      .10

     On April 13, 1998, the last trading day prior to the execution of the Merger Agreement, the closing sale prices of Giant Common Stock and Holly Common Stock, as reported on the NYSE Composite Transaction Tape and the ASE Composite Transaction Tape, respectively, were $20 3/16 per share and $27 per share, respectively. The pro forma equivalent per share value of the Holly Common Stock on April 13, 1998, was $29 3/4 per share.

     On May 18, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, the closing sale prices of Giant Common Stock and Holly Common Stock, as reported on the NYSE Composite Transaction Tape and the ASE Composite Tape, respectively, were $19 11/16 per share and $28 7/8 per share, respectively.

     The following table sets forth the last reported sale price of Giant Common Stock on April 13, 1998, the last trading day prior to the execution of the Merger Agreement, and on May 18, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus, as reported on the NYSE Composite Transaction Tape. The pro forma equivalent per share value of Holly Common Stock is determined by multiplying the closing sale price of Giant Common Stock by
1.33 and adding $2.886 (assuming no change in the outstanding capitalization of Giant or Holly from the date of the Merger Agreement). These assumptions are made solely for the purpose of calculating the pro forma data presented below and are not intended to be, nor should they be, interpreted as a representation or an approximation of the actual value of the Giant Common Stock to be issued in the Merger. For a discussion of the terms upon which Holly Common Stock will be converted into Giant Common Stock in the Merger, see "The Merger -- Merger Consideration."

                                                                                EQUIVALENT PRICE PER
                                                              PRICE OF GIANT       SHARE OF HOLLY
                                                               COMMON STOCK         COMMON STOCK
                                                              --------------    --------------------
April 13, 1998..............................................        $20 3/16            $29 3/4
May 18, 1998................................................        $19 11/16           $29 1/16

     THE MARKET PRICE OF GIANT COMMON STOCK AND HOLLY COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE EFFECTIVE DATE. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF GIANT COMMON STOCK AND HOLLY COMMON STOCK.

     Stockholders are urged to obtain current quotations for the market prices of Giant Common Stock and Holly Common Stock. No assurance can be given as to the market price of Giant Common Stock or Holly Common Stock at the Effective Time. Because the Merger Consideration is fixed in the Merger Agreement and neither Giant nor Holly has the right to terminate the Merger Agreement based on changes in the market price of either party's stock, the market value of the shares of Giant Common Stock that holders of Holly Common Stock will receive in the Merger may vary significantly from the prices shown above.

     Any future dividends are subject to the results of the Combined Company's operations, declarations by the Board of Directors and existing and future debt covenants. The terms of outstanding indebtedness of both Giant and Holly to banks under notes and credit agreements restrict the level of dividends and it is expected that the Combined Company will be subject to restrictions on the level of dividends under the terms of outstanding indebtedness under notes and credit agreements, whether assumed by operation of the Merger or entered into subsequently. In addition, the Indentures relating to Giant's Notes contain certain covenants that restrict the payment of dividends. At December 31, 1997, Giant's retained earnings available for dividends under the most restrictive terms of the Indentures were approximately $19,700,000. The Indentures include the payment of dividends in their definitions of "Restricted Payments," which, subject to certain limitations, are prohibited unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) at the time of and immediately after giving effect to such Restricted Payment, Giant would be able to incur at least $1.00 of "Additional Indebtedness" pursuant to the applicable covenants of the Indentures; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made does not exceed the sum of (A) 50% of the "Consolidated Net Income" of Giant and its "Restricted Subsidiaries" (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to September 30, 1997 in the case of the 9% Indenture and September 30, 1993 in the case of the 9 3/4% Indenture and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, and (B) $30 million in the case of the 9% Indenture and $15 million in the case of the 9 3/4% Indenture. Consolidated Net Income excludes, among other things, any full cost ceiling limitation writedown.

Capitalized terms used but not defined above have the meaning assigned to them in the Indentures which are incorporated herein by reference.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

     The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for Giant for the year ended December 31, 1997 and for the three months ended March 31, 1998 and for Holly for the twelve months and the three months ended January 31, 1998. This information should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Statements of the Combined Company, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/ Prospectus, and the historical consolidated financial statements of Giant and Holly, including the notes thereto, and other financial information incorporated by reference herein.

                                                           AS OF AND FOR THE     AS OF AND FOR THE
                                                              YEAR ENDED         THREE MONTHS ENDED
                                                           DECEMBER 31, 1997       MARCH 31, 1998
                                                          -------------------    ------------------
GIANT:
  Net earnings (loss)
     Basic:
       Historical.......................................        $ 1.38                 $(0.15)
       Pro forma combined...............................        $ 1.42                 $(0.10)
     Assuming dilution:
       Historical.......................................        $ 1.37                 $(0.15)
       Pro forma combined...............................        $ 1.41                 $(0.10)
     Cash dividends per common share:
       Historical.......................................        $ 0.20                 $ 0.05
       Pro forma combined(1)............................        $ 0.20                 $ 0.05
     Book value per common share at period end:
       Historical.......................................        $12.14                 $11.94
       Pro forma combined...............................        $16.07                 $15.97

                                                           AS OF AND FOR THE     AS OF AND FOR THE
                                                          TWELVE MONTHS ENDED    THREE MONTHS ENDED
                                                           JANUARY 31, 1998       JANUARY 31, 1998
                                                          -------------------    ------------------
HOLLY(2):
  Net income (loss)
     Basic and diluted:
       Historical -- basic and diluted..................        $ 1.89                 $(0.12)
       Pro forma equivalent -- basic(3).................        $ 1.89                 $(0.13)
       Pro forma equivalent -- assuming dilution(3).....        $ 1.88                 $(0.13)
     Cash dividends per common share:
       Historical.......................................        $ 0.57                 $ 0.15
       Pro forma equivalent(3)..........................        $ 0.27                 $ 0.07
     Book value per common share at period end:
       Historical.......................................        $12.95                 $12.95
       Pro forma equivalent(3)..........................        $21.37                 $21.24

---------------
(1) The Giant pro forma combined cash dividends per common share amounts represent historical dividends per share.

(2) Holly's fiscal year ends on July 31. The above information for Holly is based on Holly's unaudited historical balance sheet as of January 31, 1998 and on Holly's unaudited historical results of operations for the three and twelve months ended January 31, 1998. The twelve months ended January 31, 1998 consists of the first six months of Holly's fiscal year ending July 31, 1998 and the last six months of Holly's fiscal year ended July 31, 1997.

(3) The Holly pro forma equivalent per share amounts are calculated by multiplying the Giant pro forma combined per share amounts as presented above by the assumed exchange ratio of 1.33 shares of Giant Common Stock for each share of Holly Common Stock to be received in connection with the Merger, without consideration of cash to be paid to the holders of Holly Common Stock in connection with the Merger.

                                 THE COMPANIES

GIANT

     Giant, through its wholly-owned subsidiary Giant Arizona, is engaged in the refining and marketing of petroleum products in New Mexico, Arizona, Colorado and Utah, with a concentration in the Four Corners where these states adjoin. Giant sells petroleum products through company-operated retail facilities, independent wholesalers and retailers, industrial/commercial accounts and sales and exchanges with major oil companies. In addition, through its wholly-owned subsidiary Phoenix Fuel, Giant Arizona operates an industrial/commercial petroleum fuels and lubricants distribution operation including an unattended fleet fueling, or cardlock, operation. Giant's long-term strategy is to profitably grow its refining, retail marketing and other marketing operations through both selective acquisitions and capital improvements to its existing operations. This strategy, in part, is designed to increase integration or control over the distribution of a greater portion of Giant's refined products through their sale in Giant's retail network. Giant also intends to increase its market presence in the growing southwestern United States market including the Phoenix and Tucson areas. Through selective acquisitions, Giant may expand into new market regions outside the Four Corners area where Giant's management believes it can duplicate its business strategy.

     Giant Arizona owns and operates two refineries with total throughput capacity of 44,600 BPD. The Ciniza refinery is located on 880 acres near Gallup, New Mexico and the Bloomfield refinery is located on 285 acres near Farmington, New Mexico. Both of these refineries are located in the Four Corners area, which serves as Giant's primary market for its refined products and as the primary source of its crude oil and natural gas liquids supply. During 1997, Giant sold approximately 9,200,000 barrels of gasoline and 4,000,000 barrels of diesel fuel from its refineries. At April 30, 1998 Giant operated 135 service stations/convenience stores located in New Mexico, Arizona, Colorado and Utah. Giant also operates a Travel Center located on I-40 adjacent to the Ciniza refinery near Gallup, New Mexico. Giant's retail units sold approximately 144,700,000 gallons of gasoline and diesel fuel in 1997. Merchandise sales in 1997 were $75,000,000. In 1997, Giant had total revenues of $657,300,000 and net earnings of $15,300,000.

HOLLY

     Holly is an independent refiner of petroleum and petroleum derivatives and produces high value light products such as gasoline, diesel fuel and jet fuel for sale primarily in the southwestern United States and northern Mexico. Navajo, one of Holly's wholly-owned subsidiaries, owns a high-conversion petroleum refinery in Artesia, New Mexico, which Navajo operates in conjunction with crude, vacuum distillation and other facilities situation 65 miles away in Lovington, New Mexico (collectively, the "Navajo Refinery"). The Navajo Refinery has a crude capacity of 60,000 BPD and can process a variety of high sulfur
(sour) crude oils. Holly also owns MRC, which owns a 7,000 BPD petroleum refinery near Great Falls, Montana (the "Montana Refinery"). The Montana Refinery can process a variety of high sulfur crude oils and primarily serves Montana. Holly also owns interests in refined product and crude oil pipelines and related terminals that are operated either in conjunction with refining operations or independently. The Navajo Refinery primarily serves the growing southwestern United States market, including El Paso, Albuquerque, Phoenix and Tucson, and the northern Mexico market. Holly's products are shipped by pipeline from El Paso to Albuquerque via a products pipeline system owned by Chevron Pipeline Company and from El Paso to Tucson and Phoenix via a products pipeline system owned by Santa Fe Pacific Pipeline. Holly also conducts a small scale oil and gas exploration and production program. Holly had revenues of $721,300,000 and net income of $13,100,000 in fiscal 1997.

                              RECENT DEVELOPMENTS

GIANT

     On February 10, 1998, Giant completed the purchase of the assets of DeGuelle for $9,750,000. DeGuelle is a Durango, Colorado-based petroleum marketing company. Included in the purchase were seven service station/convenience stores, two cardlock commercial fleet fueling facilities, a gasoline and diesel storage bulk plant and related transportation equipment. All of the facilities are located in southwestern Colorado and will be supplied by Giant's refineries. In 1997, DeGuelle had sales of approximately 10,000,000 gallons of gasoline and diesel fuel in addition to 35,000 gallons of lubricants.

     Giant has entered into agreements to acquire 33 service station/convenience stores from Kaibab Industries, Inc. The retail units, located throughout Arizona, include 15 in the greater Phoenix area and 11 in the Tucson market, with the balance located primarily in southern and eastern Arizona. Other assets in the acquisition include fuel truck/transports, other related equipment, fuel inventories and some undeveloped real estate. These units have had sales of approximately 70 million gallons of refined petroleum products per year. The acquisition is expected to close in the second quarter of 1998, subject to customary pre-closing conditions, due diligence procedures and regulatory approvals.

     Giant previously executed an agreement to acquire the assets of Ever-Ready. Giant has canceled this agreement because it appears that certain first rights to purchase will be exercised. However, Giant continues to evaluate its options relative to the purchase of the Ever-Ready assets in the event these assets are not sold pursuant to the first rights to purchase.

HOLLY

     In April 1998, Holly agreed to purchase a 400-mile West Texas crude gathering system from Fina for $12,000,000. In addition, Holly may pay up to $300,000 per year for a five-year period, subject to contingencies, in connection with the purchase. The principal business of the gathering system is transporting locally produced sweet and sour crude oil to local trading hubs. The purchase is expected to close in the summer of 1998, subject to customary pre-closing conditions, reviews, and due diligence procedures.

                       MANAGEMENT OF THE COMBINED COMPANY

     Because the Merger is a "merger of equals," certain provisions of the New Bylaws of the Combined Company provide for Co-Chairmen of the Board and Co-Chief Executive Officers and a Board of Directors comprised of an equal number of directors initially designated by Giant ("G Directors") and directors initially designated by Holly ("H Directors"). There are expected to be an equal number of G Directors and H Directors until the termination of these provisions, which will occur not later than December 31, 2003 unless otherwise determined by the Board of Directors of the Combined Company. The New Bylaws also provide that action of the Board of Directors will require a number of votes equal to the sum of the greater of the number of G Directors or the number of H Directors voting on the matter plus one. The Merger Agreement provides that initially there will be five G Directors and five H Directors, that James E. Acridge, who currently serves as Chairman of the Board and Chief Executive Officer of Giant, and Lamar Norsworthy, who currently serves as Chairman of the Board and Chief Executive Officer of Holly, will be Co-Chairmen of the Board and Co-Chief Executive Officers of the Combined Company, and that the other senior officers of the Combined Company initially will be two Executive Vice Presidents designated by Giant and two designated by Holly. In addition, Mr. Acridge, Mr. Norsworthy, certain other Holly stockholders, Giant and Holly have entered into the Major Stockholders' Agreement in which, among other things, the stockholder parties, who will initially own a total of approximately 26.8% of the Combined Company's Common Stock, have agreed to vote their shares for directors nominated after the Merger by the Board of Directors of the Combined Company under the New Bylaws, and against any amendment to the New Bylaws or the New Certificate that is not proposed by the entire Board of Directors of the Combined Company. These provisions operate through December 31, 2003, unless they terminate earlier pursuant to the terms of the New Bylaws and the Major Stockholders' Agreement. See "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement," "-- New Certificate" and "-- New Bylaws."

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the Merger Agreement, Giant's designees to the Board of Directors of the Combined Company are James E. Acridge, Anthony J. Bernitsky, F. Michael Geddes, Fredric L. Holliger and Harry S. Howard, Jr., all of whom currently serve as directors of Giant. Holly's designees to the Board of Directors of the Combined Company are Lamar Norsworthy, Robert G. McKenzie, Jack
P. Reid, A. J. Losee and W. John Glancy, all of whom, other than Mr. Glancy, currently serve as directors of Holly. Under the Merger Agreement, if any designee to the Board of Directors of the Combined Company becomes unable to serve as such prior to the Effective Time, the Company designating such person will designate another person to serve in such person's stead.

     The designees to the Board of Directors of the Combined Company will be in the classes of directors whose terms expire at the annual meetings of the stockholders of the Combined Company in the years indicated: 1999: Messrs. Glancy and Howard; 2000: Messrs. Reid, Losee, Geddes and Holliger; and 2001:
Messrs. Norsworthy, McKenzie, Acridge and Bernitsky. See "Other Terms of the Merger and the Merger Agreement -- New Certificate," "-- New Bylaws" and "Comparison of Stockholder Rights."

     The Committees of the Board of Directors of the Combined Company will be elected by the Board in accordance with the New Bylaws. Under the New Bylaws, there will be three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee and the Compensation Committee will each be composed of two G Directors and two H Directors who are not officers or employees of the Combined Company, with the Chairman of each such committee to be selected by the Board of Directors of the Combined Company. The Nominating Committee will be composed of the two Co-Chief Executive Officers (who will co-chair the committee) and two other directors, one G Director and one H Director. See "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement," "-- New Bylaws," "-- New Certificate," and "Comparison of Stockholder Rights."

     Pursuant to the Merger Agreement, the following individuals will become directors and executive officers of the Combined Company.

                                                                              POSITION WITH
            NAME               CURRENT POSITION WITH HOLLY OR GIANT          COMBINED COMPANY
            ----               ------------------------------------          ----------------
James E. Acridge.............  Chairman of the Board, President and    Co-Chairman of the Board,
                                 Chief Executive Officer of Giant        Co-Chief Executive Officer
                                                                         and Class III Director
Lamar Norsworthy.............  Chairman of the Board and Chief         Co-Chairman of the Board,
                                 Executive Officer of Holly              Co-Chief Executive Officer
                                                                         and Class III Director
Matthew P. Clifton...........  President of Holly                      Executive Vice President
Morgan Gust..................  Vice President and General Counsel,     Executive Vice President
                                 Vice President Administration and
                                 Secretary of Giant
Fredric L. Holliger..........  Executive Vice President and Chief      Executive Vice President and
                                 Operating Officer of Giant              Class II Director
Jack P. Reid.................  Executive Vice President, Refining,     Executive Vice President and
                                 of Holly                                Class II Director
Harry S. Howard, Jr. ........  Giant Director                          Class I Director
W. John Glancy...............  Former Holly Director                   Class I Director
F. Michael Geddes............  Giant Director                          Class II Director
A.J. Losee...................  Holly Director                          Class II Director
Anthony J. Bernitsky.........  Giant Director                          Class III Director
Robert G. McKenzie...........  Holly Director                          Class III Director

     The names, principal occupations and certain other information regarding the persons who will be members of the Board of Directors and executive officers of the Combined Company are set forth below.

     JAMES E. ACRIDGE, age 58, has served as Chairman of the Board of Directors, President and Chief Executive Officer of Giant since October 1989. Mr. Acridge started Giant Arizona, Giant's principal wholly-owned subsidiary, in 1969 and has served continuously as Giant Arizona's Chairman of the Board of Directors, President and Chief Executive Officer.

     LAMAR NORSWORTHY, age 51, has served as a director of Holly since 1967 and is its Chairman of the Board and Chief Executive Officer. From 1988 to 1995 he also was the President of Holly.

     MATTHEW P. CLIFTON, age 46, has served as a director of Holly since September 1995, has been with Holly for over fifteen years and is President of Holly. From 1991 to 1995 he served as Senior Vice President of Holly with responsibilities for refining operations, engineering and oil and gas activities.

     MORGAN GUST, age 51, has served as Secretary and General Counsel of Giant since August 1990 and as Vice President since September 1990. He has served as Vice President Administration since October 1992.

     FREDRIC L. HOLLIGER, age 50, has served as a director, Executive Vice President and Chief Operating Officer of Giant since October 1989. Mr. Holliger joined Giant Arizona as Senior Vice President and President of the Giant refining division in February 1989. Mr. Holliger has served as a director and Chief Executive Officer of Phoenix Fuel since June 1997 and has served as a director, President and Chief Executive Officer of Giant E&P since May 1993.

     JACK P. REID, age 61, has served as a director of Holly since 1977, and is its Executive Vice President, Refining.

     HARRY S. HOWARD, JR., age 80, has served as a director of Giant since January 1992. He is the retired President and Chief Operating Officer of American Can Company.

     W. JOHN GLANCY, age 56, who served as a director of Holly from 1975 until 1995, has practiced law in the Law Offices of W. John Glancy in Dallas, Texas since March 1997 and from 1991 through early 1995. From early 1995 through early 1997, Mr. Glancy was a partner and then counsel in the Dallas office of the law firm of Weil, Gotshal & Manges LLP.

     F. MICHAEL GEDDES, age 58, has served as a director of Giant since September 1991. He has been the Chairman and President of Geddes and Company, a private investment and consulting firm, since October 1978. He also serves as Chairman and Chief Executive Officer of Coe & Van Loo Consultants, Inc., an engineering and land planning firm; CVL Consultants, Inc., a corporation engaged in engineering and land planning; GS&B Holding, Inc., a holding company with ownership interests in a financial futures brokerage firm; Eagle Western Properties Company, a firm involved in real estate management and brokerage; and Athearn, Inc., a manufacturer of HO scale model trains.

     A. J. LOSEE, age 72, has served as a director of Holly since 1978, is of counsel in the Artesia, New Mexico law firm of Losee, Carson, Haas & Carroll, P.A., and has practiced law for more than 40 years.

     ANTHONY J. BERNITSKY, age 68, has served as a director of Giant since August 1996. Mr. Bernitsky is co-owner of Sandia Oil Company ("Sandia"), a wholesale and retail gasoline business with service stations and convenience stores located in New Mexico and on the Navajo Indian Reservation. Mr. Bernitsky started Sandia in 1982 and has served continuously on its board of directors and as its president. Mr. Bernitsky also is a director of the New Mexico Petroleum Marketers Association.

     ROBERT G. MCKENZIE, age 59, has served as a director of Holly since 1992, and has been Executive Vice President and Chief Operating Officer of Brown Brothers Harriman Trust Company of Texas since January 1990.

     Giant has and Holly expects to have entered into employment agreements prior to the Merger with certain of the individuals to be executive officers of the Combined Company which will be assumed, upon consummation of the Merger, by the Combined Company. See "The Merger -- Interests of Certain Persons in the Merger."

                              THE SPECIAL MEETINGS

DATE, TIME AND PLACE

     The Giant Special Meeting will be held at Giant's headquarters, 23733 North Scottsdale Road, Scottsdale, Arizona 85255 at 9:00 a.m. local time on Friday, June 26, 1998. The Holly Special Meeting will be held at the First National Bank Building, 303 West Main, Suite 200, Artesia, New Mexico at 9:30 a.m. local time on Friday, June 26, 1998.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

     GIANT. At the Giant Special Meeting, holders of Giant Common Stock are being asked to adopt the Merger Agreement and to approve the Incentive Plan. See "The Merger," "Other Terms of the Merger and the Merger Agreement" and "Approval of the Incentive Plan." THE GIANT BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE ISSUANCE OF GIANT COMMON STOCK AND THE ADOPTION OF THE NEW CERTIFICATE AND THE NEW BYLAWS) ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF GIANT, HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT GIANT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER, THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY. IN ADDITION, THE GIANT BOARD HAS UNANIMOUSLY APPROVED THE INCENTIVE PLAN AND RECOMMENDS THAT GIANT'S STOCKHOLDERS VOTE "FOR" SUCH APPROVAL OF THE INCENTIVE PLAN.

     HOLLY. At the Holly Special Meeting, holders of Holly Common Stock are being asked to adopt the Merger Agreement. See "The Merger" and "Other Terms of the Merger and the Merger Agreement." THE HOLLY BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF HOLLY, AND HAS APPROVED THE MERGER, THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT HOLLY STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     GIANT. Only holders of record of Giant Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Giant Special Meeting. On the Record Date, 10,993,267 shares of Giant Common Stock were issued and outstanding and held by approximately 267 holders of record. A majority of the shares of Giant Common Stock issued and outstanding and entitled to vote on the Record Date must be represented in person or by proxy at the Giant Special Meeting in order for a quorum to be present. In the event that a quorum is not present at the Giant Special Meeting, or in the event that there are not votes "FOR" the matters voted on sufficient to approve such matters, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Giant Common Stock on the Record Date are each entitled to one vote per share on each matter to be voted on at the Giant Special Meeting.

     HOLLY. Only holders of record of Holly Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Holly Special Meeting. On the Record Date, 8,253,514 shares of Holly Common Stock were issued and outstanding and held by approximately 1,900 holders of record. A majority of the shares of Holly Common Stock issued and outstanding and entitled to vote on the Record Date must be represented in person or by proxy at the Holly Special Meeting in order for a quorum to be present. In the event that a quorum is not present at the Holly Special Meeting, or in the event that there are not votes "FOR" the matters voted on sufficient to approve such matters, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Holly Common Stock on the Record Date are each entitled to one vote per share on each matter to be considered at the Holly Special Meeting.

VOTES REQUIRED

     GIANT. While the adoption of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the shares of Giant Common Stock outstanding on the Record Date, the approval of the New Certificate and the New Bylaws requires the affirmative vote of the holders of at least 80% of Giant Common Stock outstanding on the Record Date and is a condition to the Merger. Therefore, adoption of the Merger Agreement will in effect require the affirmative vote of the holders of at least 80% of Giant Common Stock outstanding on the Record Date. The approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Giant Common Stock present or represented at the Special Meeting and entitled to vote. The approval of the Incentive Plan is not a condition to the Merger.

     HOLLY. The adoption of the Merger, the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of record of a majority of the shares of Holly Common Stock outstanding on the Record Date.

SHARE OWNERSHIP OF MANAGEMENT; VOTING REQUIREMENT IN MAJOR STOCKHOLDERS'
AGREEMENT

     At the close of business on February 27, 1998, directors and executive officers of Giant and their affiliates beneficially owned 2,551,396 shares of Giant Common Stock, which represented approximately 23.2% of the shares of Giant Common Stock outstanding on that date. None of Holly's directors or executive officers beneficially owned any shares of Giant Common Stock as of February 27, 1998. At the close of business on February 27, 1998, directors and executive officers of Holly and their affiliates beneficially owned 839,593 shares of Holly Common Stock, which represented approximately 10.2% of the shares of Holly Common Stock outstanding on that date. None of Giant's directors or executive officers beneficially owned any shares of Holly Common Stock as of February 27, 1998. Giant and Holly officers and directors are expected to vote "FOR" adoption of the Merger, the Merger Agreement and the transactions contemplated thereby at their respective Special Meetings. Mr. Acridge, Mr. Norsworthy and certain other Holly stockholders (collectively with Mr. Norsworthy, the "Norsworthy Group") have agreed in the Major Stockholders' Agreement to vote their shares in favor of the Merger and all matters that could reasonably be expected to facilitate the Merger. Mr. Acridge owns 2,315,892 shares, or 21.1%, of the outstanding Giant Common Stock, and the Norsworthy Group owns 2,453,983 shares, or 29.7%, of the outstanding Holly Common Stock. See "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement."

VOTING OF PROXIES

     Shares of Giant Common Stock or Holly Common Stock represented by all properly executed proxies received in time for the Special Meetings will be voted in the manner specified. Properly executed proxies that do not contain voting instructions will be voted in favor of adoption of the Merger, the Merger Agreement and the transactions contemplated thereby, including, with respect to proxies to vote shares of Giant Common Stock, the New Certificate and the New Bylaws and for approval of the Incentive Plan.

     Shares of Giant Common Stock or Holly Common Stock represented at the applicable Special Meeting but not voting, including shares of Giant Common Stock or Holly Common Stock, as the case may be, for which proxies have been received but with respect to which holders of shares have abstained on any matter, will be treated as present at the applicable Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

     For voting purposes at the Special Meetings, only shares affirmatively voted in favor of a proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for such proposal. With respect to the proposal to adopt the Merger Agreement, and, with respect to the Giant Special Meeting, the New Certificate and the New Bylaws, the failure to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against such proposal. In addition, under the applicable rules of the NYSE and the ASE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the proposal to adopt the Merger, the Merger Agreement and the transactions contemplated thereby, or the proposal to approve the Incentive Plan, in the absence of specific instructions from such customers ("broker nonvotes"). Accordingly, broker nonvotes will also have the same effect as votes against the proposals at the Special Meetings.

     The persons named as proxies by a Giant or Holly stockholder may propose and vote for one or more adjournments or postponements of the applicable Special Meeting, including, without limitation, adjournments to permit further solicitations of proxies in favor of any proposal; provided, however, that no proxy that is voted against the proposal to adopt the Merger Agreement will be voted in favor of any such adjournment or postponement.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed Giant or Holly form of proxy does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Giant (in the case of a Giant stockholder) or the Secretary of Holly (in the case of a Holly stockholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date, or by appearing at the applicable Special Meeting and voting in person. Attendance at the relevant Special Meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Each of Giant and Holly will bear the cost of the solicitation of proxies from its stockholders, except that Giant and Holly will share equally the cost of filing, printing and mailing this Joint Proxy Statement/ Prospectus and the Registration Statement of which it is a part. In addition to solicitation by mail, the directors, officers and employees of each Company and its subsidiaries may solicit proxies from stockholders of such Company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Giant and Holly will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     Corporate Investor Communications, Inc. will assist in the solicitation of proxies by Giant and will receive customary fees for its services. Holly may retain a proxy solicitation firm to aid in solicitation of proxies for a customary fee.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

GENERAL

     The Giant Board and the Holly Board have unanimously approved the Merger Agreement, which provides for the Merger to occur at the Effective Time, subject to stockholder approval and other conditions, with Giant continuing as the surviving corporation. This section of this Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger and the Merger Agreement. This description does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is set forth as Appendix A and incorporated herein by reference. All Giant stockholders and Holly stockholders are urged to read carefully the Merger Agreement in its entirety.

STRUCTURE OF THE MERGER

     Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time Holly will merge with and into Giant. Giant will be the surviving corporation in the Merger, and will continue its corporate existence under Delaware law under the name "Giant Industries, Inc." The

New Certificate and the New Bylaws will be the certificate of incorporation and bylaws of the Combined Company. See "Other Terms of the Merger and the Merger Agreement -- New Certificate," "-- New Bylaws" and "Comparison of Stockholder Rights."

MERGER CONSIDERATION

     Upon consummation of the Merger and subject to certain exceptions, all of the issued and outstanding shares of Holly Common Stock will be converted, in the aggregate, into the right to receive (i) that number of fully paid and nonassessable shares of Giant Common Stock equal to the number of shares of Giant Common Stock issued and outstanding immediately before the Effective Time and (ii) cash in an amount equal to $25,000,000 multiplied by a fraction, the numerator of which is the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time and the denominator of which is the sum of (A) the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time, (B) the number of shares of Holly Common Stock subject to Holly stock options (whether vested or unvested) outstanding immediately before the Effective Time and (C) the number of Holly phantom stock rights outstanding immediately before the Effective Time (with the consideration described in clauses (i) and (ii) collectively referred to as the "Merger Consideration"). Accordingly, each issued and outstanding share of Holly Common Stock will be converted into the right to receive a fraction of the Merger Consideration equal to one divided by the number of shares of Holly Common Stock issued and outstanding immediately before the Effective Time. Based upon the number of shares of Giant Common Stock and Holly Common Stock and the number of Holly stock options and Holly phantom stock rights outstanding as of the date of this Joint Proxy Statement/Prospectus, the Merger Consideration would result in each outstanding share of Holly Common Stock being converted into the right to receive approximately 1.33 shares of Giant Common Stock plus $2.886 in cash. These numbers, however, are subject to adjustment prior to the Effective Time in the event that the number of outstanding shares of Giant or Holly or the number of outstanding options and phantom stock rights of Holly change. The Merger Consideration was determined through arm's-length negotiations between Giant and Holly.

     As of the Effective Time, all shares of Holly Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Holly Common Stock shall cease to have any rights in respect thereto, other than the right to receive the Merger Consideration and any cash in lieu of fractional shares upon the exchange of the certificate, without interest. See "Other Terms of the Merger and the Merger Agreement -- Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares."

EFFECTIVE TIME

     The Effective Time will be the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware or such later time as is agreed upon by Giant and Holly and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement, unless another date is agreed to in writing by Holly and Giant. See "Other Terms of the Merger and the Merger Agreement -- Conditions to the Consummation of the Merger."

BACKGROUND OF THE MERGER

     On June 29, 1995, a Confidentiality Agreement between Holly and Giant was signed and from time to time in the period from June 1995 through the summer of 1997 representatives of senior management of the Companies met to discuss a possible combination and exchanged information designed to permit each Company to evaluate a proposed combination. These meetings included meetings between Mr. Acridge and Mr. Norsworthy and certain other senior executives of each Company. These meetings were held primarily in Scottsdale, Arizona or Dallas, Texas.

     In late July 1997, senior executives of the two Companies, including Mr. Acridge and Mr. Norsworthy, met and determined to commission an independent study by PCI, Inc. ("PCI"), an engineering consulting firm, to evaluate possible operating synergies related to a combination of the Companies' refining operations. Each Company independently supplied PCI with certain information relating to its refinery operations. In connection with providing such information to PCI for the study, executives of the two Companies met in early September in Scottsdale, Arizona. Senior executives of each Company met in Dallas, Texas on October 7, 1997 to hear the results of the study by PCI. PCI identified several areas of potential cost savings and operating synergies in combining the refinery operations. The conclusion of the discussion in that meeting was that a combination of only the refining operations of each Company, without the retail and other marketing functions, was not feasible.

     On October 27, 1997, Mr. Acridge and Mr. Norsworthy, along with other senior executives from each Company, met to discuss issues relating to a potential merger focusing on a possible strategic combination of the two Companies. The items discussed on a preliminary basis related to control of the Combined Company. Mr. Acridge and Mr. Norsworthy discussed board composition, Chairman of the Board and Chief Executive Officer job functions and responsibilities, levels of authority, location of corporate offices, board committees and the Companies' general philosophy and business approach. Subsequent to the October 27, 1997 meeting, Mr. Acridge and Mr. Norsworthy corresponded and spoke by telephone several times to refine the issues discussed at the meeting.

     On November 18, 1997, Mr. Acridge and Mr. Norsworthy, along with other senior executives from each Company, met in Scottsdale, Arizona and discussed the computation of an exchange ratio. At the conclusion of the meeting, the group agreed to prepare a list of matters relating to control issues, combined pro forma income statement and balance sheet data, calculations of generally utilized valuation methods, and lists of intangible strengths and opportunities of each Company for consideration at a meeting on November 25. On November 25, 1997, Mr. Acridge and Mr. Norsworthy, along with other senior executives from each Company, met in Scottsdale, Arizona and discussed control issues and exchange value considerations.

     On December 5, 1997, Mr. Acridge and Mr. Norsworthy, along with other senior executives of the Companies, met in Albuquerque, New Mexico to continue discussion of valuation issues. At the conclusion of the meeting, it was determined that senior executives of the two Companies would jointly prepare historical and projected data on the two Companies for consideration at the next meeting. On December 23, 1997, Mr. Acridge and Mr. Norsworthy, along with other senior executives of each Company, met in Dallas, Texas to discuss financial analyses prepared by each Company related to a potential combination. Specific items discussed included historical financial information, historical information adjusted for pro-forma results of acquisitions, and projected financial information including sensitivity cases.

     On January 21, 1998, Mr. Acridge and Mr. Norsworthy, along with other senior executives of each Company, met in Scottsdale, Arizona and a presentation was made by Giant senior executives. Items discussed during this meeting included future financial projections, momentum of each Company's diversification contribution analysis, implied equity values, and earnings accretion sharing. On February 3, 1998, Mr. Acridge and Mr. Norsworthy, along with other senior executives of each Company, met in Dallas, Texas to discuss Holly's reaction to Giant's January 21, 1998 presentation and to receive a similar presentation by Holly. Items discussed included specifics related to the January 21, 1998 presentation, revised financial projections and relative equity values.

     In February and March, 1998, Mr. Acridge and Mr. Norsworthy and other senior executives of the two Companies had a number of telephone conversations concerning the status of negotiations between the Companies and possible ways to structure a transaction that would accommodate the differing views of the two Companies with respect to relative values.

     On April 1 and 2, 1998, Mr. Acridge and Mr. Norsworthy, along with other senior executives of each Company, met in Scottsdale, Arizona to review a proposal by Holly for the combination of the two Companies. Items discussed included comparative business and financial characteristics of the two Companies, the potential impact of a combination on the stockholders of each Company, potential synergies from a business combination, and the corporate cultures of the two Companies. At the conclusion of the April 2 meeting, it was determined by the representatives of both Companies that a business combination appeared to be desirable and should be expeditiously explored based on the principles of 50% stock ownership of the

Combined Company for the current stockholders of each Company, equally shared control through Co-Chief Executive Officers and a Board of Directors composed equally of persons designated by each Company, and a cash payment totaling $25,000,000 to holders of Holly Common Stock, options and phantom stock rights.

     On April 3, 1998, the Holly Board of Directors met to discuss the status of negotiations with Giant. Based on this discussion, the Holly Board of Directors determined that Holly senior management should continue to pursue a merger transaction with the basic terms that had been discussed in the April 2 meeting of the Companies' senior executives.

     During the period from April 3 through April 14, financial, legal, accounting and management representatives of the two Companies met on various occasions to conduct due diligence reviews of the two Companies, to discuss the financial, structural, legal and other terms of a possible "merger of equals" transaction and to negotiate the terms of the Merger Agreement, the Major Stockholders' Agreement, and the New Certificate and New Bylaws. On April 6, 1998, the Companies signed a new confidentiality agreement to cover a possible business combination transaction. On April 7 and 8, 1998, senior management teams from both Companies and investment banking and accounting firm representatives met to exchange information regarding their respective business operations, financial affairs, contingencies, strategies and personnel. Mr. Acridge and Mr. Norsworthy also met separately on April 7 and 8, 1998 and reached a preliminary consensus on various issues including composition of the board, composition of senior management, and the principal terms of the Major Stockholders' Agreement -- all within the context of consideration of a possible "merger of equals" transaction and subject to completion of due diligence, negotiation of definitive agreements and approved by the Board of Directors of each Company. Giant retained Bear Stearns to provide a fairness opinion with respect to a potential combination with Holly, and Holly retained DLJ to provide a fairness opinion with respect to a potential combination with Giant.

     On April 13, 1998, the Board of Directors of each Company met to review the possible business combination transaction and specific aspects thereof. At its April 13, 1998 meeting, the Giant Board received the written opinion of Bear Stearns as to the fairness of the Merger Consideration from a financial point of view to the public stockholders of Giant. On Tuesday, April 14, 1998, the Board of Directors of each Company met separately to discuss the possible business combination of the two Companies and to receive additional information with respect thereto. At its April 14, 1998 meeting, the Holly Board received the oral opinion of DLJ, which was subsequently confirmed in writing, as to the fairness of the Merger Consideration to the holders of Holly Common Stock from a financial point of view. At the April 14 meetings, each Board of Directors received an oral presentation by its respective financial advisor related to the advisor's fairness opinion and received reports by senior management on the status of discussions and by legal counsel with respect to the terms of the Merger Agreement, Major Stockholders' Agreement, and the New Certificate and New Bylaws. At the conclusion of the respective meetings, each of the Giant Board and the Holly Board unanimously approved the Merger Agreement, the Major Stockholders' Agreement and the New Certificate and New Bylaws. The Merger Agreement and the Major Stockholders' Agreement were signed by the parties thereto during the evening of April 14, 1998. On April 15, 1998, the parties jointly announced the execution of the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     RECOMMENDATIONS OF THE GIANT BOARD. THE GIANT BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (INCLUDING THE ISSUANCE OF GIANT COMMON STOCK AND THE ADOPTION OF THE NEW CERTIFICATE AND NEW BYLAWS OF GIANT) ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF GIANT, HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT GIANT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER, THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     The decision of the Giant Board to approve the Merger, the Merger Agreement and the transactions contemplated thereby and recommend the adoption thereof by Giant stockholders was based upon consideration of various factors, including those mentioned in "The Merger -- Background of the Merger," and the following:

          (i) the Giant Board's understanding of the conditions in the petroleum refining and marketing industry in North America generally and the southwestern United States in particular, the strategic options available to Giant, the likelihood of future consolidation in the refining and marketing industry in North America generally and the southwestern United States in particular, and the limitations placed on Giant's ability to take advantage of such opportunities due to its present size and level of leverage;

          (ii) the Giant Board's consideration of Giant's strategic plan as an independent company and the belief that Giant's ability to pursue its plan would be enhanced by the Merger;

          (iii) the Giant Board's consideration of the business, operations, assets, financial position, prospects and personnel of Giant and Holly;

          (iv) the Giant Board's consideration of information regarding the business and financial prospects of Giant and Holly, including potential synergies;

          (v) the Giant Board's consideration of the fit between the respective businesses of Giant and Holly and the potential to expand the Combined Company's operations in the southwestern United States, and the belief that the results of operations of the Combined Company would be less volatile;

          (vi) the Giant Board's consideration of the commitment of Lamar Norsworthy, Holly's Chairman and Chief Executive Officer, to continue with the Combined Company and the compatibility and strength of the senior management teams of the two companies;

          (vii) the Giant Board's consideration of the expectation that, based on the Merger Consideration, the Merger would be accretive to holders of Giant Common Stock on both an earnings and cash flow basis in the first full year following the Merger;

          (viii) the Giant Board's belief that the transaction would be accomplished on a tax-free basis for federal income tax purposes (other than the cash component of the Merger Consideration and cash received in lieu of fractional shares);

          (ix) the Giant Board's consideration of presentations by, and discussions with, senior executives of Giant and representatives of Fennemore Craig, P.C. regarding the terms of the Merger Agreement, and the results of the management's due diligence review; and

          (x) the Giant Board's receipt of Bear Stearns' opinion described below that, as of April 13, 1998, the Merger Consideration was fair from a financial point of view to the public stockholders of Giant.

     The foregoing discussion of the information and factors considered by the Giant Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Giant Board did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. In addition, individual members of the Giant Board may have given different weights to different factors.

     RECOMMENDATION OF THE HOLLY BOARD. THE HOLLY BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF THE HOLLY STOCKHOLDERS, AND HAS UNANIMOUSLY APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT HOLLY STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     The decision of the Holly Board to approve the Merger, the Merger Agreement and the transactions contemplated thereby and recommend the adoption thereof by Holly stockholders was based upon considera-tion of various factors, including those mentioned in "The Merger -- Background of the Merger," and the following:

          (i) The conditions in the petroleum refining and marketing industry in North America generally and the southwestern United States in particular, the likelihood of future consolidation in the refining and marketing industry in North America generally and the southwestern United States in particular, and the limitations placed on Holly's ability to take advantage of such opportunities due to its present size;

          (ii) The alternative strategic courses of action available to Holly;

          (iii) The business, operations, financial position, prospects and personnel of Giant;

          (iv) Potential opportunities for greater operational efficiencies through conducting Holly's and Giant's refining and petroleum transportation operations as parts of a single enterprise;

          (v) Potential benefits to Holly refining operations resulting from the ability to market petroleum products through Giant retail outlets and distribution businesses in areas that can be served by Holly's Navajo Refinery;

          (vi) The potential to expand the Combined Company's operations in the southwestern United States;

          (vii) The possibility of reducing volatility in cash flow and income as a result of conducting refining and petroleum transportation operations in conjunction with retail marketing and petroleum distribution businesses;

          (viii) The expectation that the Merger would be accretive to Holly stockholders on both an earnings and a cash flow basis in the first full fiscal year following the Merger;

          (ix) The structure of the transaction as a "merger of equals" and not a sale of Holly, and the fact that Holly's stockholders would own approximately 50% of the Combined Company;

          (x) The commitment of Giant's Chairman and Chief Executive Officer, James E. Acridge, to continue with the Combined Company and the compatibility and strength of the senior management teams of the two companies;

          (xi) The fact that Lamar Norsworthy and James E. Acridge would be Co-Chairmen of the Board and Co-Chief Executive Officers of the Combined Company;

          (xii) The fact that for a period after the Merger the Combined Company would have a Board of Directors composed one-half of persons designated by Holly or by the directors initially designated by Holly;

          (xiii) The fact that the receipt by Holly stockholders of Giant Common Stock in exchange for Holly Common Stock would be tax-free to Holly stockholders and that only the cash portion of the Merger Consideration and cash received in lieu of fractional share interests would be potentially subject to federal income tax when received;

          (xiv) Historical market prices and trading information with respect to shares of Giant Common Stock and Holly Common Stock and the amounts and terms of the Merger Consideration as provided in the Merger Agreement;

          (xv) Presentations by, and discussions with, senior executives of Holly and legal advisors regarding the terms of the Merger Agreement, the Major Stockholders' Agreement, and the provisions of the New Certificate and New Bylaws, and the results of management's due diligence;

          (xvi) Receipt of DLJ's opinion that, as of April 14, 1998, the Merger Consideration was fair to Holly stockholders from a financial point of view; and

          (xvii) The terms and conditions of the Merger Agreement and the Major Stockholders' Agreement, including terms relating to the Merger Consideration and the composition of the Board of Directors of the

     Combined Company, the forms of the New Certificate and New Bylaws for the Combined Company, and the provisions of the Major Stockholders' Agreement relating to voting agreements of the signatory stockholders and providing for a deadlock resolution procedure.

     The foregoing discussion of the information and factors considered by the Holly Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Holly Board did not find it practicable to and did not attempt to rank or assign relative weights to the foregoing factors. In addition, individual members of the Holly Board may have given different weights to different factors.

OPINIONS OF FINANCIAL ADVISORS

     OPINION OF GIANT'S FINANCIAL ADVISOR. Giant retained Bear, Stearns & Co. Inc. ("Bear Stearns") to render a fairness opinion as to whether the Merger Consideration in the Merger is fair, from a financial point of view, to the public stockholders of Giant. On April 13, 1998, in connection with the Giant Board's evaluation of the Merger Agreement and the contemplated transaction, Bear Stearns delivered its oral opinion, which Bear Stearns confirmed by delivery of its written opinion dated April 13, 1998, that, as of such date and subject to certain assumptions, factors and limitations stated therein and as described below, the Merger Consideration in the Merger was fair, from a financial point of view, to the public stockholders of Giant.

     THE FULL TEXT OF THE OPINION OF BEAR STEARNS (THE "BEAR STEARNS OPINION"), WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BEAR STEARNS IN RENDERING THE OPINION, IS ATTACHED AS APPENDIX E HERETO AND IS INCORPORATED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS BY REFERENCE. THE SUMMARY OF THE BEAR STEARNS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS OF GIANT ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE BEAR STEARNS OPINION WAS PROVIDED TO THE GIANT BOARD FOR ITS INFORMATION IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION IN THE MERGER TO THE PUBLIC STOCKHOLDERS OF GIANT, DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY GIANT TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO GIANT'S STOCKHOLDERS AS TO HOW SUCH STOCKHOLDERS SHOULD VOTE ON ADOPTION OF THE MERGER AGREEMENT OR ANY MATTER RELATED THERETO. BEAR STEARNS EXPRESSED NO OPINION AS TO THE PRICE OR RANGE AT WHICH THE GIANT COMMON STOCK MAY TRADE SUBSEQUENT TO THE ANNOUNCEMENT OR CONSUMMATION OF THE MERGER.

     No limitations were imposed by Giant on the scope of Bear Stearns' investigation or the procedures to be followed by it in rendering the Bear Stearns Opinion. Bear Stearns was not requested to and did not make any recommendation to the Giant Board as to the form or amount of the consideration in the Merger, which was determined through arm's length negotiations between Giant and Holly. In arriving at the Bear Stearns Opinion, Bear Stearns did not ascribe a specific range of values as to Giant or Holly, but made its determination on the basis of the financial and comparative analyses summarized below. The Bear Stearns Opinion does not address Giant's underlying business decision to pursue the Merger.

     In rendering the Bear Stearns Opinion, Bear Stearns reviewed, relied upon, assumed the accuracy and completeness and did not assume any responsibility for independent verification of various forecasts and estimates of revenue, earnings and cash flow prepared by or for the managements of Giant and Holly. Bear Stearns' analyses were based upon various assumptions as of the dates on which such forecasts and estimates were made, and there can be no assurance that actual results of Giant or Holly either alone or on a combined basis will not vary materially from those forecasts and estimates. With respect to Giant's and Holly's projected financial results that would be achieved upon consummation of the Merger (and the potential synergies that could be achieved by Giant and Holly upon consummation of the Merger), Bear Stearns assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective senior managements of Giant and Holly as to the expected future performance of Giant and Holly. In arriving at the Bear Stearns Opinion, Bear Stearns did not perform or obtain any independent evaluation or appraisal of the assets or liabilities of Giant or Holly, nor was Bear Stearns furnished with any such appraisal. In connection with rendering the Bear Stearns Opinion, Bear Stearns, among other things: (i) reviewed the principal financial terms of the Merger set forth in the Merger Agreement; (ii) reviewed certain publicly available and other related information concerning Giant; (iii) reviewed certain operating and financial information, including projections, provided to Bear Stearns by Giant management relating to Giant's business and prospects; (iv) met with certain members of Giant's senior management to discuss its operations, historical financial statements and future prospects; (v) reviewed certain publicly available and other related information concerning Holly; (vi) reviewed certain operating and financial information, including projections, provided to Bear Stearns by Holly management relating to Holly's business and prospects;
(vii) met with certain members of Holly's senior management to discuss its operations, historical financial statements and future prospects; (viii) reviewed the amounts and timing of synergies and other benefits expected to result from the Merger, provided to Bear Stearns by Giant management; (ix) reviewed the historical prices, trading volumes and valuation parameters of Giant Common Stock and Holly Common Stock; (x) reviewed certain publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable to Giant and Holly;
(xi) reviewed the terms of recent transactions involving companies which Bear Stearns deemed generally comparable to Giant and Holly and the Merger; and (xii) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate. Bear Stearns assumed that the Merger would qualify as a tax-free reorganization for U.S. federal income tax purposes. The Bear Stearns Opinion was necessarily based on information available to Bear Stearns and on general economic, financial, stock market, monetary and other conditions as they existed and could be evaluated as of the date of the Bear Stearns Opinion. Bear Stearns does not have any obligation to update, revise or reaffirm its opinion.

     In connection with its presentation to the Giant Board on April 13, 1998, and in advising the Giant Board of its opinion, Bear Stearns performed a variety of financial and comparative analyses, as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, an opinion is not readily susceptible to summary or partial description. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analysis and the Bear Stearns Opinion. In its analyses, Bear Stearns made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Giant and Holly. Any estimates contained in its analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein.

     Historical Stock Price Analysis. Bear Stearns reviewed the historical trading prices of the Holly Common Stock and the Giant Common Stock for the period April 7, 1995 through April 8, 1998. In addition, Bear Stearns compared the historical trading prices for a share of Holly Common Stock to the Merger Consideration to be received per share of Holly Common Stock.

     Relative Contribution Analysis. Bear Stearns' analysis determined the contribution to combined market equity value (based on share prices as of April 8, 1998) by Giant and Holly as 50.0% and 50.0%, respectively. Bear Stearns compared the equity value contributions to the contributions of each of Giant (pro forma to reflect the acquisitions of Kaibab and DeGuelle as of January 1, 1997) and Holly to combined net income and combined after-tax cash flow (defined as net income less preferred stock dividends, plus deferred taxes, depreciation, amortization and exploration expense). For the combined latest twelve months ("LTM") net income as of December 31, 1997, Bear Stearns determined that Giant would have contributed 54.3% and Holly would have contributed 45.7%; for combined projected calendar 1998 net income, Bear Stearns determined that Giant would contribute 54.4% and Holly would contribute 45.6%; and for combined projected calendar 1999 net income, Bear Stearns determined that Giant would contribute 53.0% and Holly would contribute 47.0%. For the combined LTM after-tax cash flow, Bear Stearns determined that Giant would have contributed 53.5% and Holly would have contributed 46.5%; for combined projected calendar 1998 after-tax cash flow, Bear Stearns determined that Giant would contribute 50.9% and Holly would contribute 49.1%; and for combined projected calendar 1999 after-tax cash flow, Bear Stearns determined that Giant would contribute 51.5% and Holly would contribute 48.5%.

     Bear Stearns' analysis also determined the contribution to combined Enterprise Value (defined as equity value plus debt, preferred stock and minority interests less cash and cash equivalents) by Giant (pro forma to include the acquisitions of Kaibab and DeGuelle) and Holly as 57.4% and 42.6%, respectively. Bear Stearns then compared the Enterprise Value contributions to the contributions of each of Giant and Holly to combined EBITDA (defined as earnings before interest, income taxes, depreciation, amortization and exploration expense) and combined EBIT (defined as earnings before interest and taxes). For the combined LTM EBITDA, Bear Stearns determined that Giant would have contributed 57.1% and Holly would have contributed 42.9%; for combined projected EBITDA for calendar 1998, Bear Stearns determined that Giant would contribute 57.8% and Holly would contribute 42.2%; and for combined projected EBITDA for calendar 1999, Bear Stearns determined that Giant would contribute 58.5% and Holly would contribute 41.5%. For the combined LTM EBIT, Bear Stearns determined that Giant would have contributed 60.2% and Holly would have contributed 39.8%. For combined projected EBIT for calendar 1998, Bear Stearns determined that Giant would contribute 60.2% and Holly would contribute 39.8%. For combined projected EBIT for calendar 1999, Bear Stearns determined that Giant would contribute 59.5% and Holly would contribute 40.5%.

     The analyses involving projections and estimates were based upon projections and estimates supplied to Bear Stearns by the managements of Giant and Holly. This analysis did not assume the realization of any cost savings or synergies from the Merger.

     Relative Contribution Analysis, Including Cost Savings and Synergies. Bear Stearns' analysis determined the contribution to combined market equity value (based on share prices as of April 8, 1998) by Giant and Holly as 50.0% and 50.0%, respectively. Holly and Giant senior management have identified certain expected cost savings and synergies ("Expected Synergies") related to the Merger. Bear Stearns then determined the contribution of Expected Synergies to combined projected net income and after-tax cash flow. Bear Stearns compared the equity value contributions to the contributions of each of Giant (pro forma to reflect the acquisitions of Kaibab and DeGuelle as of January 1, 1997), Holly and Expected Synergies to combined net income and combined after-tax cash flow. For combined projected calendar 1998 net income, Bear Stearns determined that Giant would contribute 43.5%, Holly would contribute 36.4%, and Expected Synergies would contribute 20.1%; and for combined projected calendar 1999 net income, Bear Stearns determined that Giant would contribute 43.1%, Holly would contribute 38.2%, and Expected Synergies would contribute 18.7%. For combined projected calendar 1998 after-tax cash flow, Bear Stearns determined that Giant would contribute 45.8%, Holly would contribute 44.3%, and Expected Synergies would contribute 10.9%; and for combined projected calendar 1999 after-tax cash flow, Bear Stearns determined that Giant would contribute 46.6%, Holly would contribute 43.9%, and Expected Synergies would contribute 9.4%.

     Bear Stearns' analysis also determined the contribution to combined Enterprise Value by Giant (pro forma to include the acquisitions of Kaibab and DeGuelle) and Holly as 57.4% and 42.6%, respectively. Bear Stearns then compared the Enterprise Value contributions to the contributions of each of Giant (pro forma to reflect the acquisitions of Kaibab and DeGuelle as of January 1, 1997), Holly and Expected Synergies to combined projected EBITDA and combined projected EBIT. For combined projected EBITDA for calendar 1998, Bear Stearns determined that Giant would contribute 51.6%, Holly would contribute 37.7% and Expected Synergies would contribute 10.8%; and for combined projected EBITDA for calendar 1999, Bear Stearns determined that Giant would contribute 52.4%, Holly would contribute 37.1%, and Expected Synergies would contribute 10.4%. For combined projected EBIT for calendar 1998, Bear Stearns determined that Giant would contribute 51.1%, Holly would contribute 33.8%, and Expected Synergies would contribute 15.1%; and for combined projected EBIT for calendar 1999, Bear Stearns determined that Giant would contribute 50.9%, Holly would contribute 34.7%, and Expected Synergies would contribute 14.5%.

     The analyses involving projections and estimates were based upon projections and estimates supplied to Bear Stearns by the managements of Giant and Holly.

     Pro Forma Merger Consequences. Bear Stearns analyzed certain pro forma effects that could result from the Merger. In connection with such analyses, Bear Stearns reviewed the projections provided by the managements of Giant and Holly with respect to future financial performance of Giant and Holly for the years 1998 through 2002. Based upon these projections and the Expected Synergies that Giant's and Holly's managements expect to result from the Merger, Bear Stearns examined the impact of the Merger on Giant's earnings per share ("EPS") and after-tax cash flow per share ("CFPS") to Giant stockholders. This analysis indicated that the Merger would be accretive to Giant's EPS by 6.1% in 1998 and 8.4% in 1999. This analysis also indicated that the Merger would be accretive to Giant's CFPS by 8.8% in 1998 and 8.1% in 1999.

     Comparable Company Analysis. As part of this analysis, Bear Stearns compared certain financial information of Holly to a group of seven publicly traded petroleum refining companies: Ashland Inc., Sun Company, Inc., Tosco Corporation, Ultramar Diamond Shamrock Corporation, Valero Energy Corporation, Crown Central Petroleum Corporation and Wainoco Oil Corporation (the "Comparable Companies"). In an attempt to better measure trading levels of these companies which Bear Stearns believes may be affected, in part, by their size and scale characteristics, Bear Stearns further divided this group into a large refining and marketing category (the "Large R&M Group") which includes Ashland Inc., Sun Company, Inc., Tosco Corporation, Ultramar Diamond Shamrock Corporation, and Valero Energy Corporation, and a small refining and marketing category (the "Small R&M Group") which includes Crown Central Petroleum Corporation and Wainoco Oil Corporation.

     This comparison of financial information included analyses of multiples such as (a) stock price to (i) the LTM EPS and to projected calendar 1998 and 1999 EPS, and (ii) the LTM CPFS and to projected calendar 1998 and 1999 CFPS, and (b) Enterprise Value to (i) the LTM EBITDA as of December 31, 1997, and (ii) the LTM EBIT as of December 31, 1997. Bear Stearns noted that based upon a compilation of EPS projections obtained from equity research analysts and on share prices as of April 8, 1998, the Small R&M Group traded at multiples of share price to the LTM EPS in a range of 9.4 times to 17.7 times, with a harmonic mean of 12.3 times, compared to 15.6 times the Merger Consideration per Holly share to the LTM EPS. Bear Stearns noted that based upon a compilation of EPS projections obtained from equity research analysts and on share prices as of April 8, 1998, the Large R&M Group traded at multiples of share price to the LTM EPS in a range of 10.8 times to 20.6 times, with a harmonic mean of 16.3 times, to projected calendar 1998 EPS in a range of 12.8 to 14.8 times, with a harmonic mean of 13.9 times and to projected calendar 1999 EPS in a range of 11.0 times to 14.7 times, with a harmonic mean of 12.3 times, compared to 15.6 times, 12.3 times and 9.3 times the Merger Consideration per Holly share to the LTM EPS, projected calendar 1998 EPS and projected calendar 1999 EPS, respectively.

     Bear Stearns also noted that based upon a compilation of CFPS projections obtained from equity research analysts and on share prices as of April 8, 1998, the Small R&M Group traded at multiples of share price to the LTM CFPS in a range of 3.0 times to 10.1 times with a harmonic mean of 4.6 times, compared to
5.4 times the Merger Consideration per Holly share to the LTM CFPS. Bear Stearns noted that based upon a compilation of CFPS projections obtained from equity research analysts and on share prices as of April 8, 1998, the Large R&M Group traded at multiples of share price to the LTM CFPS in a range of 4.5 times to
9.0 times, with a harmonic mean of 6.3 times, compared to 5.4 times the Merger Consideration per Holly share to the LTM CFPS.

     In addition, Bear Stearns noted that based upon publicly available information and implied market valuations as of April 8, 1998, the Small R&M Group traded at multiples of Enterprise Value to the LTM EBITDA in a range of
3.7 times to 8.6 times, with a harmonic mean of 5.2 times, compared to 5.7 times for Holly based upon the Merger Consideration. Bear Stearns also noted that based upon publicly available information and implied market valuations as of April 8, 1998, the Large R&M Group traded at multiples of Enterprise Value to the LTM EBITDA in a range of 5.4 times to 8.8 times, with a harmonic mean of 7.2 times, compared to 5.7 times for Holly based upon the Merger Consideration. Bear Stearns noted that the Small R&M Group traded at multiples of Enterprise Value to the LTM EBIT in a range of 6.4 times to 12.3 times, with a harmonic mean of 8.4 times, compared to 10.2 times for Holly based upon the Merger Consideration. Bear Stearns also noted that the Large R&M Group traded at multiples of Enterprise Value to the LTM EBIT in an indicative multiple range of 10.7 times to 13.0 times, with a harmonic mean of 11.6 times, compared to 10.2 times for Holly based upon the Merger Consideration.

     No company utilized in the comparable company analysis is identical to Giant, Holly or the Combined Company. In evaluating the Comparable Companies, Bear Stearns made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Giant and Holly, such as the impact of competition on the business of Giant and Holly and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Giant and Holly or the industry or in financial markets in general. An analysis of comparable companies is not purely mathematical; rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable companies.

     Comparable Acquisitions Analysis. Bear Stearns reviewed the transaction values in selected business combination transactions which involved certain petroleum refining companies similar to Holly and which were announced or completed during December 1996 and calendar 1997. Bear Stearns included in its review the following transactions: Ultramar Diamond Shamrock Corporation/Total Petroleum North America, Ltd., Valero Energy Corporation/Basis Petroleum, Tosco Corporation/Unocal's refining and marketing assets and Ultramar Corporation/Diamond Shamrock Corporation (the "Comparable Transactions"). For purposes of this analysis, these companies' lines of business and operations, or locations of their properties, made them, in the judgment of Bear Stearns, as nearly comparable to Giant and Holly as practicable. Bear Stearns reviewed the multiples in the Comparable Transactions of transaction value to the acquired companies' respective LTM EBITDA. The range of the ratios of transaction values to LTM EBITDA for the Comparable Transactions was 8.6 times to 11.4 times, with a harmonic mean of 10.2 times, compared to the implied multiple for Giant/ Holly of 5.7 times based on the Merger Consideration. Bear Stearns also reviewed the multiples in the Comparable Transactions of equity value to the acquired companies' respective last twelve month ended net income; this analysis resulted in an indicative multiple range for the Comparable Transactions of 20.2 times to
28.1 times, with a harmonic mean of 23.5 times, compared to the implied multiple for Giant/Holly of 15.6 times based on the Merger Consideration.

     No transaction reviewed in the Comparable Transaction analysis is identical to the Merger. In evaluating the Comparable Transactions, Bear Stearns made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Giant and Holly, such as the impact of competition on the business of Giant and Holly and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Giant and Holly or the industry or in the financial markets in general. An analysis of comparable transactions is not purely mathematical; rather it involves complex considerations and judgments concerning similarities and differences in financial, operational and other characteristics of potentially comparable transactions.

     Bear Stearns is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Bear Stearns regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. Giant retained Bear Stearns based on Bear Stearns' experience and expertise in the valuation of companies and because it is familiar with Giant and its business.

     Pursuant to a letter agreement dated April 13, 1998, Giant engaged Bear Stearns to render a fairness opinion in connection with a possible business combination with Holly. Pursuant to the terms of the letter agreement, Giant agreed to pay Bear Stearns $500,000 payable at the time Bear Stearns rendered its written opinion. In addition, Giant has agreed to reimburse Bear Stearns for out-of-pocket expenses incurred in connection with the Merger, including legal fees, and to indemnify Bear Stearns and certain related persons against certain liabilities and expenses, including certain liabilities under federal securities laws.

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

     Current employees of Bear Stearns have previously rendered certain investment banking services to Giant at previous places of employment, for which their previous employers received customary compensation. In the ordinary course of its business, Bear Stearns may actively trade the securities of Holly and Giant for its account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     OPINION OF HOLLY'S FINANCIAL ADVISOR. On April 9, 1998, Holly engaged DLJ to act as its financial advisor in connection with the Merger. DLJ subsequently delivered its written opinion to the Holly Board, dated April 14, 1998 (the "DLJ Opinion"), to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in the DLJ Opinion, the consideration to be received by the holders of Holly Common Stock in the Merger was fair to such holders of Holly Common Stock from a financial point of view.

     THE FULL TEXT OF THE DLJ OPINION IS SET FORTH AS APPENDIX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ.

     The DLJ Opinion was prepared for the Holly Board and addresses only the fairness of the Merger Consideration to the holders of Holly Common Stock from a financial point of view and does not constitute a recommendation to any stockholder of Holly as to how such stockholder should vote at the Holly Special Meeting. The DLJ Opinion does not constitute an opinion as to the price at which Giant Common Stock will actually trade at any time. The type and amount of consideration for the Merger was determined in arm's length negotiations between Holly and Giant. Holly did not request DLJ to, nor did DLJ, solicit the interest of any other party in acquiring Holly.

     In arriving at the DLJ Opinion, DLJ reviewed drafts of the Merger Agreement and the exhibits thereto, the Major Stockholders' Agreement, the proposed New Bylaws of Giant following the Merger and the proposed New Certificate of Giant following the Merger. DLJ also reviewed financial and other information that was publicly available or furnished to DLJ by Holly and Giant, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of Holly for the period beginning January 1, 1998, and ending on December 31, 2002, prepared by the management of Holly, and financial projections of Giant for the period beginning January 1, 1998, and ending on December 31, 2002, prepared by the management of Giant. In addition, DLJ compared certain financial and securities data of Holly and Giant with various other companies that DLJ deemed to be relevant whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Holly Common Stock and Giant Common Stock and reviewed such other financial studies and analyses, and performed such other investigations, as DLJ deemed appropriate for purposes of its opinion.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available from public sources, that was provided by Holly and Giant or their respective representatives, or that was otherwise reviewed by DLJ. In particular, DLJ relied upon the estimates of the management of Holly of the operating synergies achievable as a result of the Merger (the "Operating Synergies"), which DLJ also discussed with the management of Giant. With respect to the financial projections supplied to DLJ, DLJ assumed that such projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Holly and Giant as to the future operating and financial performance of Holly and Giant, respectively. DLJ did not assume any responsibility for making an independent evaluation of Holly's assets or liabilities or for making any independent verification of any of the information reviewed by DLJ.

     The DLJ Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of the DLJ Opinion. The following is a summary of certain of the analyses performed by DLJ in connection with the DLJ Opinion and included in the presentation made by DLJ to the Holly Board at the meeting on April 14, 1998. Unless otherwise stated, the following analysis assumes: (i) the cash portion of the Merger Consideration will be $2.89 per share of Holly Common Stock and (ii) the issuance of 10.99 million shares of Giant Common Stock in the Merger.

     Contribution Analysis. DLJ analyzed the relative contributions of Holly and Giant to earnings before interest, taxes, exploration, depreciation and amortization ("EBITDA"), net income plus deferred taxes, exploration, depreciation and amortization ("CFFO") and net income, as if Holly and Giant were a combined entity and without giving effect to Operating Synergies. Such analysis was calculated for various periods of time, including, among others, for the LTM, after giving pro forma effect to Giant's Thriftway Retail, Phoenix Fuel, Kaibab Industries, Inc. and DeGuelle Oil Co. acquisitions, as if each acquisition had occurred on January 1, 1997 ("Pro Forma LTM 1997"), and for projected calendar years 1998 and 1999. Based on Pro Forma LTM 1997, Holly's EBITDA, CFFO and net income represent 44%, 49% and 51%, respectively, of the Combined Company. Based on projected 1998, Holly's EBITDA, CFFO and net income represent 43%, 46% and 47%, respectively, of the Combined Company. Based on projected 1999, Holly's EBITDA, CFFO and net income represent 43%, 47% and 51%, respectively, of the Combined Company. DLJ then compared Holly's contribution to the combined entity to the Merger Consideration to be received by the holders of Holly Common Stock. The shares of Giant Common Stock to be received by the holders of Holly Common Stock in accordance with the Merger represent 50% of the shares of Giant Common Stock to be issued and outstanding immediately following consummation of the Merger.

     Earnings Per Share Impact Analysis. DLJ analyzed the pro forma effect of the Merger on Holly's EPS and CFFO per share, including the Operating Synergies as forecasted by the management of Holly, for various periods of time, including, among others, projected calendar years 1998 and 1999. This analysis was based on a number of assumptions, including, among other things, the cost of integrating the operations of Holly and Giant, estimated amounts and timing of implementation of the Operating Synergies, and the projected financial performance of Holly and Giant. The analysis indicated that the Merger is accretive to earnings per share and CFFO per share for Holly for the first full year following consummation of the Merger.

     Analysis of Certain Other Publicly Traded Companies. To provide contextual data and comparative market information, DLJ compared selected historical share price, earnings and operating and financial ratios for Holly to the corresponding data and ratios of Giant and certain other companies whose securities are publicly traded (collectively, the "Comparable Companies"). The Comparable Companies were chosen because they possess general business, operating and financial characteristics representative of companies in the industry in which Giant and Holly operate. The Comparable Companies consisted of Crown Central Petroleum Corp., Sun Company, Inc., Tosco Corp., Valero Energy Corp., Wainoco Oil Corp., and Ultramar Diamond Shamrock Corp. Data and ratios included (i) Enterprise Value ("Enterprise Value" is defined as the product of the stock price and total shares outstanding plus Net Debt ("Net Debt" is defined as total debt less cash and cash equivalents)) as a multiple of LTM EBITDA and projected 1998 and 1999 EBITDA, (ii) stock price as a multiple of LTM CFFO per share and projected 1998 and 1999 CFFO per share, and (iii) stock price as a multiple of LTM EPS and projected 1998 and 1998 EPS. The high and low multiples of Enterprise Value to LTM EBITDA for the Comparable Companies were 8.8x and 5.2x, respectively, compared to the Enterprise Value to LTM EBITDA multiple implied by the Merger Consideration of 6.0x. The high and low multiples of Enterprise Value to projected 1998 EBITDA for the Comparable Companies were 8.5x and 5.5x, respectively, compared to the Enterprise Value to projected 1998 EBITDA multiple implied by the Merger Consideration of 5.0x. The high and low multiples of Enterprise Value to projected 1999 EBITDA for the Comparable Companies were 7.7x and 4.6x, respectively, compared to the Enterprise Value to 1999 projected EBITDA multiple implied by the Merger Consideration of 4.6x. The high and low multiples of stock price to LTM CFFO per share for the Comparable Companies were 12.8x and 5.4x, respectively, compared to the Merger Consideration per Holly share to LTM CFFO per share multiple of 5.5x. The high and low multiples of stock price to projected 1998 CFFO per share for the Comparable Companies were 8.2x and 5.8x, respectively, compared to the Merger Consideration per Holly share to projected 1998 CFFO per share multiple of 4.7x. The high and low multiples of stock price to projected 1999 CFFO per share for the Comparable Companies were 8.2x and 4.7x, respectively, compared to the Merger Consideration per Holly share to projected 1999 CFFO per share multiple of 4.2x. The high and low multiples of stock price to LTM EPS for the Comparable Companies were 28.0x and 13.7x, respectively, compared to the Merger Consideration per Holly share to LTM EPS multiple of 16.4x. The high and low multiples of stock price to projected 1998 EPS for the Comparable Companies were 17.8x and 13.1x, respectively, compared to the Merger Consideration per Holly share to projected 1998 EPS multiple of 11.5x. The high and low multiples of stock price to projected 1999 EPS for the Comparable Companies were 17.8x and 9.0x, respectively, compared to the Merger Consideration per Holly share to projected 1999 EPS multiple of 9.1x.

     Discounted Cash Flow Analysis. DLJ performed a discounted cash flow ("DCF") analysis for the five-year period ended December 31, 2002 on the stand-alone, unlevered free cash flows of Holly and Holly and Giant pro forma for the Merger, which were based upon financial projections provided by Holly's management and Giant's management and which included the Operating Synergies. The unlevered free cash flows were calculated for each of Holly and Holly and Giant pro forma for the Merger based on projected EBIT minus income taxes, minus projected capital expenditures, plus or minus projected changes in working capital, plus projected depreciation and amortization expenses. DLJ calculated terminal values by applying an EBITDA multiple of 5.7x to the projected calendar year 2002 EBITDA of Holly and Giant, respectively. The equity value was determined by discounting the unlevered free cash flows and terminal values to the present using a range of discount rates of 10% to 16%, representing an estimate of the weighted average cost of capital of Holly. Based on this analysis, DLJ calculated a range of per share equity values of Holly on a stand-alone basis of between $34.32 and $44.33 and of Holly stockholders' interest in the pro forma Combined Company (together with the cash portion of the Merger Consideration) of between $36.04 and $48.67.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the material elements of the analyses performed by DLJ in connection with the DLJ Opinion and included in the presentation made by DLJ to the Holly Board on April 14, 1998. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis to be applied to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not conclude whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the Merger Consideration from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of each analysis in light of each other and ultimately reached its opinion based on the results of its analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. The analyses performed by DLJ are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by such analyses.

     Relationship Between Holly, Giant and DLJ. The Holly Board selected DLJ as its financial advisor because DLJ is a nationally recognized investment banking firm that has substantial experience in energy related businesses and is familiar with Holly, Giant and their respective businesses. As part of its investment banking business, DLJ is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Pursuant to the letter agreement, dated April 9, 1998, between Holly and DLJ (the "DLJ Engagement Letter"), DLJ received a fee of $500,000 at the time Holly requested DLJ to deliver its opinion to the Holly Board. In addition, Holly has agreed to reimburse DLJ for certain out-of-pocket expenses, and to indemnify DLJ and certain related persons for certain liabilities and expenses arising out of the Merger or the transactions in connection therewith, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which Holly and DLJ believe are customary in transactions of this nature, were negotiated at arm's length between Holly and DLJ, and the Holly Board was aware of such arrangement.

     DLJ has been engaged to perform investment banking services for Holly in the past and has been compensated for such services. DLJ has performed investment banking services for Giant in the past and has been compensated for such services. Those services have included serving as co-manager of a Senior Subordinated Notes offering of Giant in August 1997, for which DLJ received usual and customary compensation.

     In the ordinary course of business, DLJ may actively trade debt and equity securities of Holly and Giant for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary discusses the principal United States federal income tax consequences of the Merger, assuming that the Merger is consummated as contemplated herein. This discussion is based on the Code, applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof. The discussion assumes that Holly Common Stock is held as a capital asset and does not take account of rules that may apply to Holly stockholders that are subject to special treatment under the Code (including insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations, foreign stockholders, stockholders who acquired Holly Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation, persons who acquired Holly Common Stock as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for federal income tax purposes, corporations that seek to treat the cash portion of the Merger Consideration as a dividend for tax purposes, and persons with a "functional currency" other than the U.S. dollar). Also, the discussion does not address state, local or foreign tax consequences. Consequently, each Holly stockholder should consult its own tax advisor as to the specific tax consequences of the Merger to that holder. Neither Giant nor Holly has requested or will request an advance ruling from the Internal Revenue Service as to the federal income tax consequences of the Merger.

     TAX OPINION. W. John Glancy, Esq., counsel to Holly, is of the opinion, subject to the assumptions set forth below, that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) Giant and Holly will each be a party to the reorganization within the meaning of
Section 368(b) of the Code, and (iii) no gain or loss will be recognized by Holly stockholders upon their exchange of Holly Common Stock for Giant Common Stock in the Merger, with possible exceptions to the extent that a Holly stockholder receives cash as a portion of the Merger Consideration or in lieu of a fractional share. The foregoing opinion assumes the accuracy of certain representations made by Giant and Holly and is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which could be changed at any time with retroactive effect.

     The discussion below, which is based upon the foregoing opinion of W. John Glancy, summarizes the material federal income tax consequences of the Merger.

     TAX CONSEQUENCES FOR GIANT AND HOLLY. Neither Giant nor Holly will recognize gain or loss as a consequence of the Merger. The basis to the Combined Company of assets acquired from Holly in the Merger will be the same as Holly's tax basis in these assets.

     NO TAX CONSEQUENCES FOR GIANT STOCKHOLDERS. Under current law, the Merger will not result in any federal income tax consequences for Giant stockholders.

     GIANT STOCK RECEIVED IN THE MERGER. The receipt by Holly stockholders of Giant Common Stock in exchange for Holly Common Stock in the Merger will not be taxable to Holly stockholders. The tax basis of Giant Common Stock received by Holly stockholders will be the same as the tax basis of the Holly Common Stock exchanged for Giant Common Stock (i) reduced by an amount equal to any part of the cash portion of the Merger Consideration that does not constitute taxable income to the Holly stockholder under the principles discussed below and (ii) reduced by the amount of basis allocable to a fractional share interest for which cash is received by the stockholder. The holding period of Giant Common Stock in the hands of Holly stockholders will include the holding period of the Holly Common Stock exchanged in the Merger, provided such Holly Common Stock is held as a capital asset at the Effective Time.

     CASH PORTION OF MERGER CONSIDERATION. The cash portion of the Merger Consideration received by a Holly stockholder will be treated as taxable income to the Holly stockholder but only to the extent that (i) the sum of (A) the fair market value at the Effective Time of Giant Common Stock received (including any fractional share deemed received) and (B) the cash portion of the Merger Consideration received exceeds (ii) the stockholder's basis in the Holly Common Stock exchanged therefor. No loss may be claimed if a Holly stockholder's tax basis in Holly Common Stock exceeds the sum of the fair market value of Giant Common Stock and the cash portion of the Merger Consideration. Although there is an absence of specific authority addressing all of the circumstances involved in the Merger, it appears that any gain with respect to the cash portion of the Merger Consideration received by a Holly stockholder who holds Holly Common Stock as a capital asset should be treated as capital gain rather than ordinary income; hence such gain should be taxable for individual Holly stockholders at lower rates applicable to long-term capital gains if the holding period for the Holly Common Stock is in excess of one year at the Effective Time, with a lower maximum rate applicable if such holding period exceeds 18 months. It is however possible that the Internal Revenue Service could take the position in the case of persons holding more than a small amount of Holly Common Stock that gain relating to the cash portion of the Merger Consideration should be treated as a dividend distribution taxable at ordinary income rates.

     CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. Holly stockholders who receive cash in the Merger in lieu of fractional share interests in Giant Common Stock will be treated for federal income tax purposes as receiving such fractional share interests and then redeeming them for cash. A Holly stockholder will recognize gain or loss as of the Effective Time in an amount equal to the difference between the amount of cash received for the fractional share interest and the portion of the stockholder's adjusted tax basis in the Holly Common Stock that is allocable to the fractional share interest. Assuming the Holly stockholder holds the Holly Common Stock as a capital asset, any such gain or loss will be long-term capital gain or loss if the holding period for the Holly Common Stock for which the fractional share interest was received is more than one year at the Effective Time, with a lower maximum rate applicable if such holding period exceeds 18 months.

     TAX OPINION AS CONDITION TO CONSUMMATION OF MERGER. The obligations of Giant and of Holly to consummate the Merger are subject to the receipt by each of an opinion of tax counsel as outlined in "Other Terms of the Merger and the Merger Agreement -- Conditions to the Consummation of the Merger," unless such condition is waived.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, HOLLY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM BASED ON THEIR PARTICULAR CIRCUMSTANCES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a purchase in accordance with generally accepted accounting principles. Under this method of accounting, the purchase price of Holly, including direct costs of the Merger, will be allocated to assets acquired and liabilities assumed based upon their estimated fair values, with the excess purchase consideration allocated to goodwill. The results of Giant's operations will include the results of operations of Holly commencing at the Effective Time. The Unaudited Pro Forma Condensed Consolidated Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon a preliminary allocation of the purchase price. The unaudited pro forma adjustments and consolidated amounts are included for informational purposes only. If the Merger is consummated, Giant's consolidated financial statements will reflect the effects of acquisition adjustments only from the Effective Time.

     In connection with the Merger, one-time transaction costs, which are expected to be recorded in 1998, are estimated at $1.5 million. In addition, in connection with the preparation of the pro forma information included elsewhere in this Joint Proxy Statement/Prospectus, management of Giant and Holly have conformed certain differences in accounting practice (see "Unaudited Pro Forma Condensed Consolidated Financial Statements of the Combined Company"). Following the Merger, management of the Combined Company will conduct a complete review of the accounting policies employed by Giant and Holly, including the methods used to apply such policies, in order to identify the appropriate accounting practices to be applied by the Combined Company. Management of the Combined Company also will review, and when appropriate conform, the methods employed to develop and assess information used to make accounting estimates. Any adjustments or changes that may result from such reviews are expected to be recorded during the accounting period in which the Effective Time occurs, and may have a material effect on the results reported during such period.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Boards of Directors and management of Giant and Holly have interests in the Merger that are different from, or in addition to, the interests of stockholders of Giant or Holly generally. Such interests relate to or arise from, among other things, (A) the terms of the Merger Agreement providing for, among other things, (i) the ten-member Board of Directors of the Combined Company to consist of five members designated by each of the Companies,
(ii) certain employment agreements for executive officers of each of the Companies, (iii) the conversion of employee stock options and other rights granted to employees of Holly, including executive officers, and the fact that, under the terms thereof, existing stock options, and phantom stock rights held by executive officers of Giant become fully vested and will have certain cash-out rights by reason of the adoption of the Merger Agreement by Giant stockholders, (iv) the indemnification of existing directors and officers of Holly and Giant and (v) any bonuses which might be paid to certain of Giant's and Holly's officers and employees in connection with the Merger, and (B), as to Mr. Acridge and Mr. Norsworthy, the terms of the Major Stockholders' Agreement providing for, among other things, (i) certain voting agreements with respect to the Merger, the Board of Directors of the Combined Company, and amendments to the New Bylaws or the New Certificate, (ii) rights and obligations applicable to affiliate transferees, and (iii) deadlock resolution agreements. These additional interests are described below, to the extent material, and except as described below such persons have, to the knowledge of Giant and Holly, no material interest in the Merger apart from those of stockholders generally. See "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement."

     COMBINED COMPANY BOARD OF DIRECTORS. As of the Effective Time, the ten-member Board of Directors of the Combined Company will consist of five G Directors and five H Directors. See "Management of the Combined Company" for information pertaining to the designees to the Board of Directors of the Combined Company.

     EMPLOYMENT AGREEMENTS. Giant and its three highest-ranking executive officers are parties to existing employment agreements which provide for, among other things, the payment of severance amounts and benefits upon certain terminations of employment following a change of control. The Merger will constitute a change of control under the terms of these agreements. The Merger Agreement requires Giant to use its best efforts to cause these employment agreements to be amended prior to the Effective Time to limit the amount of any change of control payments thereunder so that such payments will not constitute excess parachute payments triggering excise tax liability under the Code. Holly's obligation to consummate the Merger is conditioned upon such amendments.

     Holly currently has no employment agreements like those of Giant. However, the Merger Agreement contemplates, and Holly expects to enter into, new employment agreements with its three highest-ranking executives on terms no more favorable than Giant's employment agreements (as amended as described in the above paragraph) with Giant's three highest-ranking executives (with base salaries equal to the executives' current base salaries or such other amounts as approved by Giant).

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

     EFFECT OF THE MERGER ON EMPLOYEE BENEFIT AND STOCK PLANS. The Merger Agreement also contemplates that certain actions will be taken in respect of employee benefit and stock plans in which executive officers of the Companies or the Combined Company are eligible to participate. Among other things, immediately after the Effective Time, each of the outstanding Holly employee stock options generally will be deemed to constitute an option to acquire (on the same terms and conditions as were applicable under such option, including vesting) the same Giant Common Stock portion of the Merger Consideration as the holder of such option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately before the Effective Time, at a price per share of Giant Common Stock equal to (i) the aggregate exercise price for the shares of Holly Common Stock pursuant to such Holly option divided by (ii) the aggregate number of shares of Giant Common Stock that may be purchased pursuant to such Holly option. Holly also will adjust the terms of all outstanding Holly phantom stock rights and take all such actions as necessary to make them obligations of Giant consistent with the above adjustment provisions regarding options. Immediately following the Effective Time, Giant will pay to each holder of Holly stock options before the Effective Time an amount in cash (subject to applicable withholding) equal to the number of Holly shares that were subject to such holder's Holly employee stock options (whether vested or unvested) immediately before the Effective Time multiplied by $2.886, the amount in cash paid per issued and outstanding Holly share as part of the Merger Consideration. In addition, immediately following the Effective Time, Giant will pay to each holder of Holly phantom stock rights immediately before the Effective Time an amount in cash (subject to applicable withholding) equal to the number of phantom shares held by such holder immediately before the Effective Time multiplied by $2.886. Giant will assume Holly's obligations under the Holly stock plan and comply with such plan so that the Holly employee stock options which qualified as qualified stock options before the Merger will continue to qualify as qualified options after the Merger. Giant has the right to meet its assumption obligations by granting to the holders of Holly employee stock options substitute options to acquire shares of Giant Common Stock on identical terms.

     Giant has certain outstanding stock options and phantom stock rights which will become fully vested and will be required to be cashed-out as a result of the Merger, unless such cash-out provision is waived by the holders. Giant has agreed to offer to the holders of the Giant options and phantom stock rights the right to waive the cash-out and continue to hold the option or phantom stock rights, as the case may be. Holly's obligation to consummate the Merger is conditioned upon the extension of such offer. Giant also has agreed to use (i) reasonable efforts to cause the holders of those options to reject the cash-out and continue to hold the options and (ii) best efforts to obtain waivers from the holders of its phantom stock rights of the acceleration of vesting triggered by the Merger. However, under no circumstances will Giant offer the holders of the options and phantom stock rights any consideration or remuneration in exchange for the holders' waiver of the cash-out provision.

     INCENTIVE PLAN. Holly and Giant have agreed to develop a stock incentive plan for the Combined Company, which may include awards such as stock options, stock appreciation rights, restricted shares, and performance awards. On April 14, 1998, the Giant Board approved the Incentive Plan, subject to stockholder approval. See "Approval of the Incentive Plan."

     INDEMNIFICATION. The Merger Agreement provides that all rights of indemnification and exculpation from liabilities existing in favor of the current and former directors and officers of Holly and its subsidiaries as provided in their respective certificates of incorporation or bylaws and existing indemnification agreements, the existence of which does not constitute a breach of the Merger Agreement, will survive the Merger and continue in full force and effect in accordance with their terms. Further, the Combined Company is required to (i) maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Holly with respect to matters occurring on or prior to the Effective Time; provided, however, that the Combined Company may substitute therefor policies of at least the same coverage (with carriers comparable to Holly's existing carriers) containing terms and conditions which are not materially less advantageous to the former or current directors or officers of Holly and its subsidiaries, (ii) upon the request of any former or current director or officer of Holly or any of its subsidiaries, enter into a contract obligating the Combined Company to indemnify and exculpate such individual for liabilities as described in this paragraph, and (iii) enter into indemnification agreements with the directors and officers of the Combined Company as soon as practicable after the Effective Time providing for indemnification on the terms set forth in the New Bylaws and as provided in the Merger Agreement. In addition, the Merger Agreement provides for the Giant certificate of incorporation to be amended to provide for the Combined Company to indemnify directors and officers of the Combined Company to the fullest extent permitted or required by the DGCL. See "Other Terms of the Merger and the Merger Agreement -- New Certificate."

CERTAIN GOVERNMENTAL MATTERS

     The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. On May 1, 1998, Giant and Holly filed all appropriate notification and report forms with the Antitrust Division and the FTC with respect to the Merger, as required by the HSR Act, and the waiting period under the HSR Act will expire at 11:59 p.m. on May 31, 1998 unless early termination of the waiting period is granted or unless the Antitrust Division or the FTC issues a request for additional information, in which case the waiting period would be extended for an additional 20 days following substantial compliance with such request. The expiration of the HSR Act waiting period does not preclude the Antitrust Division, the FTC, or third parties from challenging the Merger on antitrust grounds. Neither Giant nor Holly believes that the Merger will violate federal antitrust laws.

     At the request of the New Mexico Attorney General, the First Judicial District Court for the State of New Mexico has issued Civil Investigative Demands to both Giant (the "Giant CID") and Holly (the "Holly CID"). The New Mexico Attorney General has been and is investigating generally whether gasoline refiners and marketers in New Mexico have violated the New Mexico Antitrust Act, and has made inquiries by means of the Giant CID and Holly CID regarding the competitive effect of the Merger in New Mexico. Giant and Holly are providing information to and are in discussion with the Attorney General in response to the Giant CID and the Holly CID.

               OTHER TERMS OF THE MERGER AND THE MERGER AGREEMENT

GENERAL

     The description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is set forth as Appendix A and which is incorporated herein by reference. All Giant stockholders and Holly stockholders are urged to read carefully the Merger Agreement in its entirety.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Holly Common Stock into the right to receive the Merger Consideration will occur automatically at the Effective Time. As soon as practicable after the Effective Time, Harris Trust and Savings Bank, or another bank or trust company mutually designated by Giant and Holly, in its capacity as Exchange Agent (the "Exchange Agent"), will send a transmittal letter to each former Holly stockholder. The transmittal letter will contain instructions with respect to the surrender of certificates previously representing Holly Common Stock to be exchanged for Giant Common Stock and cash.

     HOLLY STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY. HOLLY STOCKHOLDERS SHOULD NOT FORWARD HOLLY STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. GIANT STOCKHOLDERS WILL NOT BE REQUIRED TO EXCHANGE THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER.

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

     After the Effective Time, each certificate that previously represented shares of Holly Common Stock will represent only the right to receive the Merger Consideration and cash in lieu of fractional shares of Giant Common Stock as described below. Holders of certificates previously representing Holly Common Stock will not be paid dividends or distributions on the Giant Common Stock into which such shares have been converted with a record date after the Effective Time, and will not be paid cash in lieu of fractional shares of Giant Common Stock, until such certificates are surrendered to the Exchange Agent for exchange. When such certificates are surrendered, the cash portion of the Merger Consideration, any unpaid dividends and any cash in lieu of fractional shares of Giant Common Stock payable will be paid without interest.

     In the event of a transfer of ownership of Holly Common Stock which is not registered in the transfer records of Holly, a certificate representing the proper number of shares of Giant Common Stock may be issued and the cash portion of the Merger Consideration paid to a person other than the person in whose name the certificate so surrendered is registered if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Giant Common Stock to a person other than the registered holder of such certificate or establish to the satisfaction of Giant that such tax has been paid or is not applicable.

     All shares of Giant Common Stock issued upon conversion of shares of Holly Common Stock (including any cash paid in lieu of any fractional shares of Giant Common Stock), together with the cash portion of the Merger Consideration, will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Holly Common Stock, subject, however, to Giant's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Holly on such shares of Holly Common Stock in accordance with the Merger Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     No fractional shares of Giant Common Stock will be issued to any Holly stockholder upon surrender of certificates previously representing Holly Common Stock. For each fractional share that would otherwise be issued, Giant will make available to such stockholders an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of Giant Common Stock on the NYSE Composite Transaction Tape on the Closing Date.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Each of Holly's and Giant's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions, including the following:

          (i) the requisite stockholder approvals by each of Giant and Holly stockholders necessary to adopt the Merger Agreement shall have been obtained;

          (ii) the waiting period (and any extension thereof) with respect to the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated;

          (iii) no judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court or other governmental entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect;

          (iv) there shall not be pending any suit, action or proceeding brought by any governmental entity and (a) seeking to restrain or prohibit the Merger or any of the other transactions contemplated by the Merger or seeking to obtain from Holly or Giant any damages that are material in relation to Holly and its subsidiaries or Giant and its subsidiaries, in either case taken as a whole, (b) seeking to prohibit or limit the ownership or operation by Holly, Giant or any of their respective subsidiaries, of any material portion of the business or assets of Holly, Giant or any of their respective subsidiaries or to compel Holly, Giant or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Holly, Giant or their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement or (c) which otherwise could reasonably be
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

     expected to have a material adverse effect on Holly or Giant. In addition no Restraints shall have been enacted, entered, enforced or promulgated that are reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (b) or (c) of this clause (iv);

          (v) the shares of Giant Common Stock issuable to Holly's stockholders in connection with the Merger and under certain Holly stock plans (or the Giant stock plan, if Giant elects to issue substitute options to the holders of Holly stock options) shall be approved for listing on the NYSE, subject to official notice of issuance;

          (vi) holders of no more than 5% of the issued and outstanding shares of Holly Common Stock shall have exercised their appraisal rights under the DGCL;

          (vii) the representations and warranties of the other party to the Merger Agreement set forth in the Merger Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties set forth in the Merger Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date);

          (viii) the other party to the Merger Agreement shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

          (ix) such party shall have received from counsel reasonably acceptable to it, on the date of this Joint Proxy Statement/Prospectus and on the Closing Date, an opinion stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
     Section 368(a) of the Code, that Giant and Holly will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Holly upon their exchange of Holly Common Stock into Giant Common Stock (except to the extent such stockholders receive cash in lieu of fractional shares and cash as a portion of the Merger Consideration) (see "The Merger -- Certain Federal Income Tax Consequences");

          (x) such party shall have received from counsel to the other party a customary opinion reasonably acceptable to it;

          (xi) at any time after the date of the Merger Agreement and prior to the Closing there shall not have occurred any material adverse change relating to the other party; and

          (xii) Giant and Holly shall have arranged for the Combined Company to finance appropriately the redemption contingency that will result on account of the Merger with respect to Giant's outstanding Notes. Such arrangement shall be on terms and in amounts that are acceptable to each of the Giant Board and the Holly Board.

     As an additional condition to Holly's obligation to effect the Merger, Giant shall have offered to holders of its outstanding stock options and phantom stock rights the right to waive certain cash-out provisions of such instruments and shall have amended its employment agreements. See "The Merger -- Interests of Certain Person in the Merger -- Employment Agreements" and "-- Effect of the Merger on Employee Benefit and Stock Plans."

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Giant stockholders and Holly stockholders: (a) by mutual written consent of Giant and Holly; (b) by either party: (i) if the Merger has not been consummated by December 31, 1998; provided, however, that such right to terminate the Merger Agreement will not be available to either party whose failure to perform any of its obligations under the Merger Agreement has resulted in the failure of the Merger to be consummated by that date; (ii) if the Stockholder Approval has not been obtained at a Special Meeting; or (iii) if any Restraints preventing the consummation of the Merger shall be in effect or if any governmental entity has taken any other action permanently enjoining, restraining or otherwise prohibiting the consumma-
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

tion of the Merger or any of the transactions contemplated by the Merger Agreement and such Restraint or other action shall have become final and nonappealable; or (c) by either Giant, on the one hand, or Holly, on the other hand (i) if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition and cannot or has not been cured within 30 days after written notice of such breach (provided that the terminating party is not then in breach), or (ii) if the board of directors of the other party or any committee thereof (1) has withdrawn or modified in any manner adverse to such party its approval or recommendation of the Merger Agreement or the Merger, (2) has failed to reconfirm such recommendation within 15 business days of such party's request, (3) has approved or recommended any Takeover Proposal (as defined below) or (4) has resolved to take any of the actions specified in clause (1), (2) or (3), or (iii) if, prior to the adoption of the Merger Agreement by the holders of its Common Stock, its board of directors determines in good faith that there is not a substantial probability that the adoption of the Merger Agreement will be obtained due to the existence of a Superior Proposal (as defined below) (as described under "-- No Solicitation"). A "Takeover Proposal" is any inquiry, proposal, or offer from any person relating to an acquisition of 35% or more of a party's and its subsidiaries' assets or 35% or more of any class of equity securities of such party or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person owning 35% or more of any class of equity securities of such party or any of its subsidiaries or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, or similar transaction involving such party or any of its subsidiaries. A "Superior Proposal" is any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of a party then outstanding or all or substantially all of the assets of a party, on terms that the Board of Directors of the party subject to the proposal determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger and for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

TERMINATION FEES

     The Merger Agreement provides that if a Takeover Proposal is made known to any party or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention to make a Takeover Proposal and thereafter the Merger Agreement is terminated pursuant to the provisions described in clause (b)(i), (b)(ii) (based on the failure of the party receiving the Takeover Proposal to obtain its Stockholder Approval), or (c)(ii) under "-- Termination" above, then, if within 18 months of the termination the Company that was the subject of the Takeover Proposal consummates, or enters into an agreement to consummate, a Takeover Proposal, the Company that was the subject of the Takeover Proposal must pay the other party a Termination Fee of $8 million. If the Merger Agreement is terminated pursuant to the provisions described in clause (c)(iii) under "-- Termination," then the terminating party must pay the non-terminating party the Termination Fee, promptly, but in no event later than two days after termination.

     The Merger Agreement further provides that if one party should fail to pay any Termination Fee due, the defaulting party must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the Termination Fee. See "Other Terms of the Merger and the Merger Agreement -- Expenses."

NO SOLICITATION

     The Merger Agreement provides that Giant and Holly shall not, nor shall they permit any of their respective subsidiaries, officers, directors, employees any investment banker, financial advisor, attorney, accountant or other representatives to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the adoption of the Merger Agreement by the stockholders of such party, the Board of Directors of such party determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, such party may, in response to a Takeover Proposal which was not solicited by it, (x) furnish information with respect to it and its subsidiaries to any person pursuant to a customary confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal.

     Except as expressly permitted by the Merger Agreement, neither the Giant Board nor the Holly Board, nor any committee thereof, shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause such party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of the Merger Agreement by the stockholders of such party (x) the board of directors of such party determines in good faith, after it has received a Superior Proposal and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, the board of directors of such party may withdraw or modify its approval or recommendation of the Merger or the Merger Agreement, or (y) the board of directors of such party determines in good faith that there is not a substantial probability that the adoption of the Merger Agreement by the stockholders of such party will be obtained due to the existence of a Superior Proposal, the board of directors of such party may approve or recommend such Superior Proposal or terminate the Merger Agreement, but in each of the cases set forth in this clause (y) only at a time that is after the fifth business day following the other party's receipt of written notice advising the other party that the board of directors of such party has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making the Superior Proposal. See "Other Terms of the Merger and the Merger Agreement -- Termination."

CONDUCT OF BUSINESS PENDING MERGER

     Giant and Holly have each agreed to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement. More particularly, Giant and Holly have each agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock, other than regular quarterly dividends with respect to the Giant Common Stock of $.05 per share and $.15 per share with respect to the Holly Common Stock, or (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of its capital stock or its significant subsidiaries' capital stock or any rights, warrants or options to acquire any such securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, other than the issuance of Holly Common Stock or Giant Common Stock, as the case may be, upon the exercise of Giant or Holly employee stock options, respectively;

          (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents (other than the amendments to the Giant certificate of incorporation and bylaws described in this Joint Proxy Statement/Prospectus);

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, any business or business organization or division thereof (except for acquisitions publicly announced before the date of the Merger Agreement, such other acquisitions which do not in the aggregate exceed $5 million, and purchases of inventory, feedstock and other items in the ordinary course of business and consistent with past practice);

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

          (v) sell, lease, license, mortgage or otherwise encumber or subject to a lien or otherwise dispose of any properties or assets, other than (x) in the ordinary course of business and (y) sales of assets that in the aggregate do not exceed $5 million;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, or sell or issue any debt securities or warrants or other rights to acquire debt securities of Holly or any of its subsidiaries or Giant or any of its subsidiaries, as the case may be, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of the foregoing, except for short-term borrowings and guarantees of indebtedness of its subsidiaries incurred in the ordinary course of business and consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to subsidiaries or to officers and to employees for travel, business or relocation expenses in the ordinary course of business;

          (vii) make or agree to make any new capital expenditure other than as set forth in existing operating budgets, other than capital expenditures that do not or would not constitute a material change;

          (viii) make any tax election that could reasonably be expected to have a material adverse effect or settle or compromise any material income tax liability;

          (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice or other than in accordance with their terms, of liabilities reflected in certain of such Company's filings with the Commission;

          (x) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect, modify, amend or terminate any material contract or agreement or waive, release or assign any material rights thereunder;

          (xi) make any material change to accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

          (xii) except as required by law or contemplated by the Merger Agreement, enter into, adopt or amend in any material respect or terminate any employee benefit plan or any other plan or policy involving directors, officers or employees, or materially change any assumption used to calculate funding obligations under pension plans, or change the manner in which contributions to pension plans are made; or

          (xiii) except for (a) new employment agreements with Holly's three highest-ranking executives on terms no more favorable than Giant's employment agreements with its three highest-ranking executives (with base salaries equal to the executives' current base salaries or such other amounts approved by Giant), (b) bonus payments to Holly and Giant employees in amounts and forms as agreed to by the Holly and Giant Boards of Directors, (c) the amendments to the Giant employment agreements, and the waivers of the cash-out provisions with respect to the stock options and phantom stock rights described in the Merger Agreement, (d) normal increases in the ordinary course of business that, in the aggregate, do not materially increase benefit or compensation expenses, and (e) as contemplated by the Merger Agreement or by the terms of any contract the existence of which does not constitute a violation of the Merger Agreement, increase the compensation of any director, executive officer or other key employee.

AMENDMENT AND WAIVER

     The Merger Agreement may be amended by an instrument in writing signed on behalf of each party at any time before or after either of the Stockholder Approvals (except that after either Stockholder Approval, no amendment may be entered into which requires further approval by such stockholders unless such further approval is obtained). At any time prior to the Effective Time, a party may, by written instrument signed on behalf of such party, (a) extend the time for performance of the obligations of the other party, (b) waive inaccuracies in representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (c) waive (subject to the above parenthetical in this paragraph) compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

     Notwithstanding the foregoing, pursuant to Section 251(d) of the DGCL, no amendment to the Merger Agreement made subsequent to the adoption of the Merger Agreement by the stockholders of Giant or Holly may alter or change the amount or kind of shares, securities, cash, property and/or rights to be received by such stockholders in the Merger, alter or change any term of the Certificate of Incorporation of the Combined Company to be effected by the Merger or alter or change any terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of stock of Giant or Holly, respectively.

EXPENSES

     Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such fees or expenses, except that: (i) if the Merger Agreement is terminated pursuant to the provisions described in clause (c)(ii) of "-- Termination" above, all out-of-pocket expenses (subject to a cap of $1.5 million) incurred by the terminating party in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the other party, which amount will be credited against any Termination Fee if one is payable, (ii) if a suit is filed which results in a judgment for any Termination Fee due under the Merger Agreement, the costs and expenses relating to the suit of the party that obtained the judgment must be paid by the other party, and
(iii) Giant and Holly will share equally the expenses incurred in connection with filing, printing and mailing this Joint Proxy Statement/Prospectus and with the filings of the premerger notification and report forms under the HSR Act. See "-- Termination Fees."

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary mutual representations and warranties relating to, among other things, (i) corporate organization and similar corporate matters; (ii) subsidiaries; (iii) the capital structures of each of Holly and Giant; (iv) authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the Merger Agreement and related matters; (v) documents filed by each of Giant and Holly with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities of each of Giant and Holly; (vi) the accuracy of information supplied by each of Giant and Holly in connection with this Joint Proxy Statement/Prospectus; (vii) absence of material changes or events with respect to each of Holly and Giant; (viii) the absence of material litigation;
(ix) compliance with applicable laws; (x) retirement and other employee plans and matters relating to the Employees Retirement Income Security Act of 1974, as amended; (xi) filing of tax returns and payment of taxes; (xii) required stockholder votes; (xiii) the satisfaction of certain state takeover statutes requirements; (xiv) engagement and payment of fees of brokers, investment bankers, finders and financial advisors; (xv) receipt of fairness opinions; and
(xvi) ownership by Holly of Giant Common Stock and by Giant of Holly Common Stock. Giant also represents to Holly that immediately after the Effective Time, the holders of shares of Holly Common Stock issued and outstanding immediately before the Effective Time shall, in the aggregate, have the right to receive, and shall receive pursuant to the exchange procedures provided in the Merger Agreement, that number of shares of Giant Common Stock such that such holders will own 50% of the issued and outstanding capital stock of the Combined Company.

STOCK EXCHANGE LISTING

     It is a condition to the Merger that the shares of Giant Common Stock to be issued in the Merger and under certain Holly stock plans be approved for listing on the NYSE, subject to official notice of issuance.

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

DIVIDEND COORDINATION

     Each of Giant and Holly expects to continue to declare until the Effective Time their respective regularly scheduled dividends. The Merger Agreement requires each of Giant and Holly to coordinate with the other the payment of dividends, and the designation of record and payment dates, relating to Giant Common Stock and Holly Common Stock with the intent that holders of Holly Common Stock shall not receive two dividends, or fail to receive one dividend, for any single quarter as a result of the Merger. Dividends, if any, of the Combined Company will be set by the Combined Company's Board of Directors. See "Risk Factors -- Dividends" and "Market Price and Dividend Information."

RESALE OF GIANT COMMON STOCK

     The Giant Common Stock issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Holly stockholder who may be deemed to be an "affiliate" of Giant or Holly for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will enter into an agreement with Giant providing that such affiliate will not transfer any Giant Common Stock received in the Merger except in compliance with the Securities Act. This Joint Proxy Statement/Prospectus does not cover resales of Giant Common Stock received by any person who may be deemed to be such an affiliate of Giant or Holly.

APPRAISAL AND DISSENTERS RIGHTS

     Under the DGCL, holders of Holly Common Stock are entitled to appraisal or dissenters' rights under Section 262 of the DGCL ("Section 262") in connection with the Merger if they comply with the applicable statutory procedures summarized herein.

     A person having a beneficial interest in shares of Holly Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF HOLLY COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

     Under the DGCL, holders of shares of Holly Common Stock ("Appraisal Shares") who follow the procedures set forth in Section 262 will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available (for any or all of the Shares of Holly Common Stock), and must include in such notice a copy of Section 262. This Joint Proxy Statement/Prospectus constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Joint Proxy Statement/Prospectus as Appendix D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Appendix D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

     A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST DELIVER TO HOLLY, PRIOR TO THE VOTE ON THE MERGER
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

AGREEMENT AT THE HOLLY SPECIAL MEETING, A WRITTEN DEMAND FOR APPRAISAL OF SUCH HOLDER'S APPRAISAL SHARES. A PROXY OR VOTE AGAINST THE MERGER AGREEMENT WILL NOT CONSTITUTE SUCH DEMAND. A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST BE THE RECORD HOLDER OF SUCH APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE AND MUST CONTINUE TO HOLD SUCH APPRAISAL SHARES OF RECORD THROUGH THE EFFECTIVE DATE OF THE MERGER. ACCORDINGLY, A HOLDER OF APPRAISAL SHARES WHO IS THE RECORD HOLDER OF APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE, BUT WHO THEREAFTER TRANSFERS SUCH APPRAISAL SHARES PRIOR TO THE CONSUMMATION OF THE MERGER, WILL LOSE ANY RIGHT TO APPRAISAL IN RESPECT OF SUCH APPRAISAL SHARES.

     Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. If a stockholder holds Appraisal Shares through a broker who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR DELIVERED TO HOLLY, AT 100 CRESCENT COURT, SUITE 1600, DALLAS, TEXAS, ATTENTION: SECRETARY.

     Within 10 days after the consummation of the Merger, the Combined Company will notify each stockholder who has properly asserted appraisal rights under
Section 262 and has not voted in favor of or consented to the Merger of the date the Merger became effective.

     Within 120 days after the Effective Date of the Merger, but not thereafter, the Combined Company or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. The Combined Company is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Appraisal Shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in
Section 262.

     Within 120 days after the consummation of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Combined Company a statement setting forth the aggregate number of Appraisal Shares with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within ten days after a written request therefor has been received by the Combined Company.

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

     If a petition for an appraisal is timely filed, at the hearing on such petition the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

     The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a stockholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

     Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment or dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Merger).

     If any stockholder who properly demands appraisal of his Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the DGCL the Appraisal Shares of such stockholder will be converted to the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, his right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the Effective Date of the Merger, or if the stockholder withdraws his demand for appraisal. Any withdrawal attempted more than 60 days after such Effective Date will require the written approval of the Combined Company. Notwithstanding the foregoing, no appraisal proceeding pending in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and any such approval may be conditioned upon such terms as the Court deems just.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITIES OF THE FOREGOING PROVISIONS OF THE DGCL, HOLLY STOCKHOLDERS WHO ARE CONSIDERING DISSENTING FROM THE MERGER MAY WISH TO CONSULT LEGAL COUNSEL.

MAJOR STOCKHOLDERS' AGREEMENT

     On April 14, 1998, Giant, Holly, Mr. Acridge, Mr. Norsworthy, Nona Barrett, NBN Capital Limited Partnership, Betty Simmons East Texas Trust, Margaret Simmons East Texas Trust, Suzanne Simmons East Texas Trust, Betty Simmons Nueces County Trust, Margaret Simmons Nueces County Trust and Suzanne Simmons Nueces County Trust (such parties other than Giant and Holly are referred to as the "Stockholder

Parties," and such parties other than Giant, Holly and Mr. Acridge are collectively referred to as the "Norsworthy Group") entered into the Major Stockholders' Agreement. After giving effect to the Merger, Mr. Acridge and the Norsworthy Group will own approximately 11.8% and 15%, respectively, of the issued and outstanding shares of capital stock of the Combined Company. Under the Major Stockholders' Agreement, the Stockholder Parties have (a) entered into a voting agreement with respect to the Merger and voting by the Stockholder Parties as stockholders of the Combined Company on certain matters following the Merger and (b) provided for a mechanism to resolve disputes, should they arise, between Mr. Acridge, on the one hand, and Mr. Norsworthy, on the other hand, in the fulfillment of their respective obligations and duties to the Combined Company.

     The following is a summary only and is qualified by reference to the Major Stockholders' Agreement, which is attached to this Joint Proxy
Statement/Prospectus as Appendix G.

     VOTING AGREEMENTS UNDER THE MAJOR STOCKHOLDERS' AGREEMENT. Under the Major Stockholders' Agreement, each Stockholder Party has agreed to vote all of the shares of Giant Common Stock or Holly Common Stock owned by such Stockholder Party at every meeting of stockholders of Giant or Holly (i) in favor of the approval of the Merger and (ii) against any transaction that could reasonably be expected to hinder the Merger or would result in a breach of any covenant contained in the Merger Agreement. Moreover, following the Merger, each Stockholder Party has agreed to vote such Stockholder Party's shares (i) for each of the directors of the Combined Company nominated by the Board of Directors in accordance with the New Bylaws of the Combined Company and (ii) against any amendment to such New Bylaws or the New Certificate of the Combined Company that is not proposed by the entire Board of Directors of the Combined Company. The Stockholder Parties must require any affiliated transferee to become a party to the Stockholder Agreement before transferring any shares of Holly or Giant to any such affiliated transferee.

     DEADLOCK RESOLUTION AGREEMENTS. Under the Major Stockholders' Agreement, if at any time after the fifteenth month following the Effective Time, among other things, either Mr. Acridge or Mr. Norsworthy believes that the control arrangements are not meeting their objectives to enhance the overall competitive and strategic position of the Combined Company and to otherwise serve the best interests of the Combined Company and its stockholders, and they are unable to resolve their differences through private discussions, either may call a special meeting of the Board of Directors of the Combined Company to consider the disputed matters. The Board of Directors will be expected to provide to Mr. Acridge and Mr. Norsworthy its advice and recommendations or decisions. Acridge and Norsworthy have each agreed to consider the advice, recommendations or decisions of the Board of Directors in good faith and without any preconceived determinations. If (i) five days following the Board of Directors' communication to Mr. Acridge and Mr. Norsworthy, or (ii) if no special meeting is held or within five days following such a meeting no communications are made by the Board of Directors to Mr. Acridge or Mr. Norsworthy, and either Mr. Acridge or Mr. Norsworthy remains dissatisfied with the disputed matter, he shall have the right to implement the deadlock resolution proceedings.

     If either Mr. Acridge or Mr. Norsworthy determines that there are disputed matters that cannot be otherwise resolved after having submitted such matters to the Board of Directors, he may obtain an efficient and businesslike termination of the control arrangements through making an offer to the other that results in a choice for the other as to the means whereby the control arrangements are terminated. In general, the discussion set forth below describes a procedure in which either Mr. Acridge or Mr. Norsworthy (the "Offeror") could trigger a buy-sell agreement by giving notice to the other party (the "Offeree") and the Combined Company. The Offeror will fix a price at which he is willing to sell the Subject Stock Interest (as defined below) and resign from the Combined Company or buy the Offeree Group's (as defined below) Subject Stock Interest with the other person resigning from the Combined Company. The Offeree will then make an election to either (i) resign all positions with the Combined Company and cause the sale of the Subject Stock Interest, (ii) cause the purchase from the Offeror Group (as defined below) of the Subject Stock Interest, or (iii) resign all positions with the Combined Company and be subject to a standstill agreement.

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

     For purposes of this discussion, the term "Offeror Group" shall, if the offeror is Norsworthy, refer to each member of the Norsworthy Group and any affiliate transferees having a relationship to one or more members of the Norsworthy Group, and if the Offeror is Mr. Acridge, the term shall refer to Mr. Acridge and any affiliated transferee having a relationship to Mr. Acridge. The term "Offeree Group" shall, if the Offeree is Mr. Norsworthy, refer to each member of the Norsworthy Group and any affiliated transferees having a relationship to one or more members of the Norsworthy Group and, if the Offeree is Mr. Acridge, such term shall refer to Acridge and any affiliated transferee having a relationship with Mr. Acridge. If there is an election to resign all positions then held with the Combined Company and to cause the sale of the Subject Stock Interest to the Offeror Group (the "Resignation/Sale Election") or to cause the purchase from the Offeror Group of the Subject Stock Interest (the "Purchase Election"), the one of the Offeror Group or the Offeree Group that becomes the purchaser as a result of that election is referred to as the "Purchasing Group" and the one that becomes the seller as a result of such election is referred to as the "Selling Group."

     Mr. Acridge or Mr. Norsworthy may make to the Offeree an irrevocable offer to sell or to purchase the Subject Stock Interest. That offer is described as the "Offer to Sell or Purchase." If the Offer to Sell or Purchase is delivered by Mr. Acridge, the stock interest he must propose to sell is the entire stock interest then owned by Mr. Acridge and his affiliate transferees (the "Acridge Stock Interest"), and the stock interest he must propose to purchase is the amount equal to the lesser in number of the Acridge Stock Interest or the entire stock interest then owned by all members of the Norsworthy Group and their affiliate transferees (the "Norsworthy Group Stock Interest"). If the Offer to Sell or Purchase is delivered by the Norsworthy Group, the stock interest the Norsworthy Group must propose to sell is the amount equal to the lesser in number of the Norsworthy Group Stock Interest or the Acridge Stock Interest, and the stock interest the Norsworthy Group must propose to purchase is the Acridge Stock Interest.

     The Offer to Sell or Purchase shall include (i) the price per share (which must be paid in cash at the closing) at which the Offeror offers to sell or purchase the Subject Stock Interest (which must be the same price), (ii) evidence of the Offeror Group's ability to fund the purchase price, including specifically a financing commitment if the Offeror Group would borrow the necessary funds together with documentation evidencing the escrow of funds (or equivalent security) in an amount equal to 10% of the purchase price as earnest money to secure the obligation to pay the purchase price, and (iii) a form of a complete and mutual release to be delivered by the Offeror, the Offeree and the Combined Company at the closing.

     After receipt of the Offer to Sell or Purchase, the Offeree shall, within 60 days, either (i) make the Resignation/Sale Election, (ii) make the Purchase Election or (iii) resign all positions with the Combined Company and be subject to a standstill agreement (the "Resignation/Standstill Election"). If the Offeree makes the Purchase Election, the Offeree's response shall include evidence of the Offeree's ability to fund the Purchase Price, including a financing commitment if the Offeree Group would borrow the necessary funds and documentation evidencing the escrow of funds (or equivalent security) in an amount equal to 10% of the purchase price as earnest money to secure the Offeree Group's obligation to pay the purchase price. If the Offeree fails to deliver the response within the required 60-day period, the Offeree shall be deemed to have made the Resignation/Standstill Election. If the Offeree makes or is deemed to have made the Resignation/Standstill Election, the control arrangements will terminate, each member of the Offeree Group shall use his, her or its best efforts to cause the resignation of each member of the category of directors of which the Offeree is a member to resign, and the standstill agreement and mutual release will become effective.

     The parties to the Major Stockholders' Agreement have agreed that if the Resignation/Standstill Election is made or is deemed to have been made, each member of the Offeree Group shall not, and shall cause each of his affiliates not to, directly or indirectly (among other things): (a) acquire, offer to acquire or agree to acquire any equity securities of the Combined Company; (b) participate in any solicitation of proxies or seek to advise, encourage or influence any person with respect to voting any of the Combined Company's equity securities; (c) initiate or propose any shareholder proposals; (d) form any group for the purchase of a substantial interest in the Combined Company; (e) otherwise act to control or seek to control the Combined Company; (f) seek the removal of any member of the Board of Directors of the Combined Company; (g) initiate any tender or exchange offer; or (h) serve as a member of the Board of Directors. Routine sales of Combined Company equity securities in transactions for purposes other than those prescribed above are not
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

prohibited. The standstill agreement shall cease to apply on its fifth anniversary or at such earlier time that the Offeree Group holds less than 3% of the Combined Company's issued and outstanding common stock.

     The Stockholder Parties agree that during any Standstill Period (defined below), they shall not, and they shall cause each of their affiliates not to, directly or indirectly, among other things: (a) acquire, offer to acquire or agree to acquire any equity securities of the Combined Company; (b) participate in any solicitation of proxies or consents, or seek to advise, encourage or influence any person with respect to voting any of the Combined Company's equity securities, except for Mr. Acridge and Mr. Norsworthy in their respective capacities as members of the Board of Directors on matters approved by the Board; (c) initiate or propose any shareholder proposals; (d) form any group for the purchase of a substantial interest in the Combined Company; (e) otherwise act to control or seek to control the Combined Company; (f) seek the removal of any member of the Board of Directors of the Combined Company; or (g) initiate any tender or exchange offers. The Merger Agreement defines a "Standstill Period" as any period during which (a) a disputed matter is referred to the Board of Directors pursuant to the deadlock resolution procedure, and for an additional five days thereafter, or (b) a deadlock resolution procedure is pending.

     TERM AND TERMINATION OF MAJOR STOCKHOLDERS' AGREEMENT. The Major Stockholders' Agreement became effective on April 14, 1998 and continues in effect until the earlier of (i) an amendment to the section of the Merger Agreement relating to the Merger Consideration; (ii) an amendment to certain provisions of the New Bylaws of the Combined Company; (iii) the termination of the Merger Agreement in accordance with its terms without consummation of the Merger; (iv) either Mr. Acridge or the Norsworthy Group ceases to hold at least 3% of the Common Stock of the Combined Company (without consideration of any options, warrants or other rights to acquire capital stock of the Combined Company or any shares of the capital stock of the Combined Company allocated to either Mr. Acridge or Mr. Norsworthy under any employee stock ownership plan);
(v) the closing of any deadlock resolution proceeding described above; (vi) the death of Mr. Acridge or Mr. Norsworthy; or (vii) December 31, 2003. In addition, with respect to any Stockholder Party other than Mr. Acridge or Mr. Norsworthy who shall cease to own a stock interest in the Combined Company (other than pursuant to certain transactions in violation of certain provisions of the Major Stockholders' Agreement), the Major Stockholders' Agreement shall terminate as to such Stockholder Party only at such time as such Stockholder Party ceases to own such stock interest. Notwithstanding the termination of this Agreement, certain standstill agreements then in effect shall continue in effect until they expire in accordance with the terms set forth in the Major Stockholders' Agreement.

NEW CERTIFICATE

     The Merger is conditioned upon the adoption by Giant stockholders of an amended and restated certificate of incorporation. The following discussion, which summarizes the material changes from Giant's existing certificate of incorporation, does not purport to be complete or comprehensive. Giant stockholders and Holly stockholders are encouraged to review the New Certificate attached as Appendix B in its entirety and should read "Comparison of Stockholder Rights" regarding the differences between the New Certificate and New Bylaws and the existing certificate of incorporation and bylaws of Holly.

     SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS. Section (c) of Article FIFTH will be amended to increase the size of the Board of Directors from not less than three to not less than six and from not more than nine to not more than twelve directors. This change expands the minimum and maximum number of Board of Director seats in response to the addition of five Holly designees to the Board of Directors of the Combined Company. Article Fifth will also be amended to modify the Giant Board of Director classification scheme for the Combined Company in keeping with the requirements of the Merger Agreement. Therefore, the Class I directors will have a term expiring at the Annual Meeting of Stockholders in 1999, Class II directors will have a term expiring at the Annual Meeting of Stockholders in 2000 and Class III directors shall have a term expiring at the Annual Meeting of Stockholders in 2001. Further, at each meeting of Stockholders beginning in 1999, successors to the class of directors whose terms expire at the Annual Meeting of Stockholders shall be elected by the holders of a majority of the stock represented and entitled to vote at that meeting for a three-year term. Article NINTH of the New Certificate requires the affirmative vote of the holders of at least 80%

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

of the combined voting power of each outstanding class of capital stock of the Combined Company before any amendment to Article FIFTH could be accomplished.

     FAIR PRICE PROTECTION. Article SEVENTH of Giant's certificate of incorporation, which is the fair price provision, has been eliminated in the New Certificate since Giant and Holly have concluded that the stockholders of the Combined Company will have substantially equivalent protection from a fair price perspective under Section 203 of the DGCL.

     INDEMNIFICATION. In addition to the existing indemnification rights set forth in Giant's existing bylaws, certain indemnification rights have been added to the New Certificate as Article SEVENTH. By adding such rights to the New Certificate, such rights become subject to the supermajority provisions of Article NINTH of the New Certificate which require the affirmative vote of the holders of at least 80% of the combined voting power of each outstanding class of capital stock of the Combined Company before any amendment to Article SEVENTH could be accomplished.

NEW BYLAWS

     The Merger is conditioned upon the adoption by Giant stockholders of amended and restated bylaws. The following discussion sets forth the material changes that will be made to Giant's bylaws. However, this discussion does not purport to be complete nor comprehensive and therefore Giant stockholders and Holly stockholders should read the New Bylaws attached as Appendix C in their entirety and should read "Comparison of Stockholder Rights" regarding the differences between the New Certificate and New Bylaws and the existing certificate of incorporation and bylaws of Holly.

     NUMBER AND ELECTION OF DIRECTORS. Section 1 of Article III of the New Bylaws provides that one-half of the Board of Directors shall be designated "G Directors" and one-half as "H Directors." The G Directors and the H Directors are divided into three classes, designated Class I, Class II and Class III directors. Class I directors have a term expiring at the Annual Meeting of Stockholders in 1999, Class II directors shall have a term expiring at the Annual Meeting of Stockholders in 2000 and the Class III directors have a term expiring in 2001. Each class shall be composed equally of G Directors and H Directors. See "Management of the Combined Company -- Board of Directors and Executive Officers" for a list of the initial G Directors and the initial H Directors. The New Bylaws further provide that at each Annual Meeting of Stockholders beginning in 1999 successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three year term. Any increase or decrease in the number of directors shall be apportioned so that there will be equal numbers of G Directors and H Directors. In Section 2 of Article III, it is provided that any vacancy on the Board of Directors shall be filled so as to restore and maintain the equality in number of G Directors and H Directors. If a vacancy occurs such that there is less than the required number of G Directors, the remaining G Directors shall elect an additional director who shall fill the vacancy as a G Director. In the event a vacancy on the Board of Directors results in there being less than the required number of H Directors, the remaining H Directors shall elect an additional director who shall fill the vacancy as an H Director. Vacancies that result from an increase in the number of directors shall be filled one-half by a person or persons elected by the G Directors and one-half by a person or person selected by the H Directors. The designation of directors as G Directors and H Directors shall, unless otherwise determined by the Board of Directors, cease on the Termination Date (as defined below).

     NOMINATIONS FOR ELECTION OF DIRECTORS. At stockholders' meetings at which directors are to be elected, the Combined Company shall propose a slate of nominees specifying one nominee for each director to be elected such that the election of all proposed nominees would result in an equal number of G Directors and H Directors, and nominees for G Director shall be selected by the G Directors and nominees for H Director shall be selected by the H Directors.

     SPECIAL MEETINGS OF STOCKHOLDERS; SPECIAL MEETINGS OF THE BOARD OF DIRECTORS. Section 3 of Article II of the New Bylaws provides that special meetings of the Stockholders may be called only by the Co-Chairmen of the Board acting together (or the Chairman of the Board if only one is so appointed) or by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Section 4 of

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

Article III of the New Bylaws provides that special meetings of the Board of Directors may be called by a Co-Chief Executive Officer or by any two directors.

     VOTING. Section 6 of Article III of the New Bylaws provides that the number of affirmative votes required for any proposed action of the Board of Directors shall be equal to the greater of the number of G Directors or the number of H Directors voting on the matter plus one, except as otherwise provided in the New Certificate or the New Bylaws, and that except as otherwise specified by the Board of Directors, the requirements of Section 6 shall apply to all voting by committees of the Board of Directors. Until the Termination Date, the unanimous vote of the entire Board of Directors shall be required for the authorization of the issuance of Preferred Stock having voting rights with respect to the election of the directors of the Combined Company. After the Termination Date, the act of a majority of the directors present and eligible to vote on a matter shall be the act of the Board of Directors on that matter, except as otherwise required by law, the New Certificate or the New Bylaws.

     TERMINATION DATE. Unless otherwise determined by resolution of the Board of Directors, the designation of directors as G Directors and H Directors and that the Board of Directors be composed of an even number of directors shall cease to apply upon the Termination Date, which shall be the earlier of (i) an amendment to Article III, to Section 2 or Section 5 of Article IV, or to Article IX of the New Bylaws; (ii) either Mr. Acridge or the Norsworthy Group, as defined in the Major Stockholders' Agreement, ceases to hold at least a 3% Stock Interest, as defined in the Major Stockholders' Agreement; (iii) either Acridge or the Norsworthy Group purchases from the other the Subject Stock Interest;
(iv) the death of Acridge or Norsworthy; (v) December 31, 2003; or (vi) either Acridge or Norsworthy resigns as Co-Chief Executive Officer and Co-Chairman of the Board and becomes bound by the provisions of a standstill agreement; provided, however, that if the Termination Date arises because of the death of Acridge or Norsworthy, the remaining G Directors (in the case of Acridge's death) and the remaining H Directors (in the case of Norsworthy's death) shall have the power to select a director to fill the vacancy left by Acridge or Norsworthy, as the case may be, at the next meeting of the Board of Directors.

     OFFICERS. Section 1 of Article IV of the New Bylaws provides that there shall be two Co-Chief Executive Officers who shall be directors and shall be the Co-Chairmen of the Board of Directors. Section 2 provides that at the effective date of the New Bylaws, the Co-Chief Executive Officers will be Acridge and Norsworthy, who shall hold their offices until their successors are chosen and qualified or until their earlier resignation or removal under such Bylaws. After each Annual Meeting of Stockholders, the G Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by Acridge at the Effective Time and the H Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by Norsworthy at the Effective Time. Subject to the Board's authority, the two Co-Chief Executive Officers shall work together in the Office of the Chief Executive Officer, shall have general supervision of the Combined Company's business and shall see that all orders and resolutions of the Board are implemented. One of the Co-Chief Executive Officers shall be designated as the Co-Chief Executive Officer to whom all officers and employees (excluding the other Co-Chief Executive Officer) shall, directly or indirectly, report. Unless otherwise specified from time to time by the Board, Acridge shall be the Co-Chief Executive Officer to whom all officers (excluding the other Co-Chief Executive Officer) directly or indirectly report. Each of the Co-Chief Executive Officers shall have the title of President where such an officer is required. Either of the Co-Chief Executive Officers shall have the authority to execute all instruments requiring a seal, except where required or permitted by law to be otherwise signed and except that the other officers may sign when so authorized by such Bylaws, the Board of Directors or a Co-Chief Executive Officer. Unless otherwise determined by the vote of a majority of the Board of Directors, the Combined Company shall cease to have Co-Chief Executive Officers and shall have one Chief Executive Officer after the earliest to occur of the following dates: (i) the date of the Annual Meeting of Stockholders in 2004 and (ii) the date that either Acridge or Norsworthy ceases for any reason to be a Co-Chief Executive Officer. Under Section 5, the Co-Chief Executive Officers, as Co-Chairmen of the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors.

     AMENDMENTS; GREATER THAN MAJORITY VOTE REQUIRED FOR CERTAIN
AMENDMENTS. Except as otherwise provided in the New Certificate or in Section 2 of Article IX of the New Bylaws, the New Bylaws may be
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

amended with the approval of either the holders of a majority of the outstanding capital stock or by the Board of Directors. Section 2 of Article IX of the New Bylaws provides that the affirmative vote of not less than 80% of the outstanding stock of the Combined Company or the affirmative vote of not less than 80% of the entire Board of Directors may amend Article III of such Bylaws (on Directors), Section 1, Section 2 and Section 5 of Article IV of such Bylaws (on officers in general, Co-Chief Executive Officers and on Co-Chairmen of the Board of Directors) or Article IX (on amendments to such Bylaws). Nevertheless, the New Certificate provides that the Board of Directors alone cannot amend certain provisions of the New Bylaws without 80% stockholder approval, including Sections 3 and 8 of Article II (notice requirements to stockholders), Sections 1, 2 and 6 of Article III (classification of G Directors and H Directors, director nominations and required vote for Board of Director action), and
Article VIII (indemnification of directors and officers).

                        COMPARISON OF STOCKHOLDER RIGHTS

     The following is a summary of material differences between the rights of holders of Holly Common Stock and the rights of holders of the common stock of the Combined Company. Each of Holly and the Combined Company is or will be organized under the laws of Delaware. Giant's New Certificate and New Bylaws will be the certificate of incorporation and bylaws, respectively, of the Combined Company. Consequently, after the Effective Time, the rights of stockholders of the Combined Company (including those who prior to the Effective Time were stockholders of Holly) will be determined by reference to Giant's New Certificate and New Bylaws. For a discussion of the amendments to the Giant certificate of incorporation and the Giant bylaws, see "Other Terms of the Merger and the Merger Agreement -- New Certificate" and "-- New Bylaws." Stockholders are encouraged to review the New Certificate attached as Appendix B and the New Bylaws attached as Appendix C in their entirety.

AUTHORIZED CAPITAL STOCK

     Holly's certificate of incorporation, as amended and restated ("Holly's Certificate"), authorizes Holly to issue 21,000,000 shares of its capital stock, consisting of (a) 20,000,000 shares of common stock, par value $.01 per share, and (b) 1,000,000 shares of preferred stock, par value $1.00 per share.

     Giant's New Certificate authorizes Giant to issue 60,000,000 shares of its capital stock, consisting of (a) 50,000,000 shares of common stock, par value $.01 per share, and (b) 10,000,000 shares of preferred stock, par value $.01 per share.

     Both Holly's Certificate and Giant's New Certificate authorize the respective boards of directors to, at any time and from time to time, fix the designations, rights and preferences of any preferred stock.

NUMBER AND ELECTION OF DIRECTORS

     Holly's Certificate and the bylaws of Holly ("Holly's Bylaws") provide that the number of directors of Holly shall be not less than three nor more than eleven, as the board of directors may determine from time to time by resolution of the board of directors. The directors hold office until the next annual election and until their successors are duly elected and qualified. In the event of any increase in the number of directors, the additional directors may be elected by the directors then in office or by the stockholders at any annual or special meeting. At any annual or other election by the stockholders, the directors are elected by a plurality vote of the stockholders present or represented at the meeting. Vacancies in the board of directors created on account of death, resignation, disqualification or other causes are filled by a majority of the remaining directors, provided that if the remaining directors constitute less than a majority of the whole board, upon application by a stockholder holding at least 10% of the outstanding capital stock of Holly, an election to fill such vacancy may be held as provided in Section 223 of the DGCL. Directors of Holly may be removed by the stockholders with or without cause.

     Giant's New Certificate and New Bylaws provide that the board of directors shall consist of an even number of directors, which shall be not less than six nor more than twelve. The exact number of directors is determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then

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

in office. The New Bylaws provide that one half of the directors are designated "G Directors" and one half are designated "H Directors," the G Directors and H Directors are further divided into three classes, designated Class I, Class II and Class III, and each class consists of an even number of directors composed equally of G Directors and H Directors. The terms of the Class I, Class II and Class III directors expire at the annual meetings of stockholders in 1999, 2000 and 2001, respectively. At each annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at such meeting are elected by the holders of a majority of the stock represented and entitled to vote thereat for a three-year term. Each director holds office until the annual meeting of stockholders for the year in which his term expires and until his successor is elected, subject, however, to prior death resignation, retirement, disqualification or removal from office. Directors of Giant may be removed by the stockholders of Giant only for cause.

     Giant's New Bylaws contemplate that there shall be an equal number of G Directors and H Directors and that any vacancy on the board of directors shall be filled so as to restore and maintain the equality in number of G Directors and H Directors. In the event of a vacancy on the board of directors such that there is less than the required number of G Directors or H Directors, the remaining G Directors or H Directors, as the case may be, shall elect an additional director who shall fill the vacancy. Vacancies on the board of directors that result from an increase in the number of directors shall be filled one-half by a person or persons elected by the G Directors and one-half by a person or persons elected by the H Directors.

     Giant's New Bylaws provide that Giant shall propose to the stockholders at each meeting of the stockholders at which directors are to be elected a slate of nominees such that the election of all proposed directors would result in an equal number of G Directors and H Directors immediately after the election. The nominees for G Director shall be selected by the then G Directors and the nominees for H Directors shall be selected by the then H Directors.

     Giant's New Bylaws further provide that unless otherwise determined by resolution of the board of directors, the designation of directors as G Directors and H Directors and the requirement that the board of directors be composed on an even number of directors shall cease to apply upon the "Termination Date," which shall occur on the earlier of the date on which (i) any amendment to the provisions of Giant's New Bylaws relating to the directors, Co-Chief Executive Officers or Co-Chairmen of the Board or to the provisions governing amendment of Giant's New Bylaws is made; (ii) either Mr. Acridge or the Norsworthy Group ceases to hold at least a 3% Stock Interest (as defined in "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement"); (iii) either Mr. Acridge or the Norsworthy Group purchases from the other the Subject Stock Interest (as defined in "Other Terms of the Merger and the Merger Agreement -- Major Stockholders' Agreement"); (iv) the death of Mr. Acridge or Mr. Norsworthy; (v) December 31, 2003; or (vi) either Mr. Acridge or Mr. Norsworthy resigns as Co-Chief Executive Officer and Co-Chairman of the board and becomes bound by the provisions of a standstill agreement; provided, however, that if the Termination Date arises because of the death of Mr. Acridge or Mr. Norsworthy, the remaining G Directors (in the case of Mr. Acridge's death) and the remaining H Directors (in the case of Mr. Norsworthy's death) shall have the power to select a director to fill the vacancy left by Mr. Acridge or Mr. Norsworthy, as the case may be, at the next meeting of the board of directors after the death.

VOTING BY DIRECTORS

     Holly's Bylaws provide that one-third of the board of directors, but not less than two directors, constitutes a quorum for the transaction of business and that a majority of such quorum may decide any questions that come before a meeting of Holly's directors.

     Giant's New Bylaws provide that on all matters with respect to which the board of directors shall vote, and except as may be otherwise provided in Giant's New Certificate or Giant's New Bylaws, the number of affirmative votes required for any proposed action of the board of directors shall be equal to the sum of the greater of the number of G Directors or the number of H Directors voting on the matter plus one; provided that until the Termination Date the unanimous vote of the entire board of directors is required for the authorization of the issuance of preferred stock having voting rights with respect to the election of directors of

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

Giant. After the Termination Date, the act of a majority of the directors present and eligible to vote on a matter shall be the act of the board of directors on that matter.

COMMITTEES

     Holly's Bylaws provide that the board of directors may designate not less than three of the directors then in office (at least one of whom shall be the Chairman of the Board of Directors or the President of Holly) to constitute an executive committee, which shall possess all powers of the powers of the board of directors in the management of the business and affairs of Holly. In addition, Holly's Bylaws provide that the board of directors may provide for such other standing or special committees as it deems reasonable.

     Giant's New Bylaws provide that there shall be three standing committees of the board of directors: an audit committee, a compensation committee and a nominating committee. The audit committee and the compensation committee shall each be composed of two G Directors and two H Directors who are not officers or employees of Giant. The nominating committee shall be composed of the two Co-Chief Executive Officers and two other directors, one a G Director and the other an H Director.

VOTING BY STOCKHOLDERS

     Holly's Bylaws provide that, except as otherwise expressly required by statute, Holly's Certificate or Holly's Bylaws, each Holly stockholder is entitled to one vote for each share of Holly stock. All matters properly presented to any meeting of Holly stockholders are decided by a majority of the votes of the stockholders entitled to vote, except that directors are elected by a plurality vote of the stockholders present or represented at the meeting.

     Giant's New Bylaws provide that, except as otherwise required by law, Giant's New Certificate or Giant's Bylaws, each Giant stockholder is entitled to cast one vote for each share of the capital stock held by such stockholder. Any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.

SPECIAL MEETINGS OF STOCKHOLDERS

     Holly's Bylaws provide that special meetings of the stockholders may be called by Holly's President and shall be called by the President, a Vice President, the Secretary or an Assistant Secretary, at the request in writing of a majority of the board of directors, or of a majority of the executive committee, or of stockholders owning a majority of the outstanding shares having voting power.

     Giant's New Bylaws provide that special meetings of stockholders may be called only by the Co-Chairmen of the board of directors acting together (or the Chairman of the Board if only one is so appointed) or the board of directors pursuant to a resolution adopted by a majority of the entire board of directors.

OFFICERS

     Holly's Bylaws provide that the officers of Holly may consist of a Chairman of the Board and Chief Executive Officer, one or more Vice Chairmen of the Board, a President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Controller, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other subordinate officers as may from time to time be designated by the board of directors.

     Giant's New Certificate provides that the officers of Giant shall be chosen by the board of directors and shall be two Co-Chief Executive Officers, a Secretary and a Treasurer. The Co-Chief Executive Officers shall be directors of Giant and shall be the Co-Chairmen of the board of directors. The board of directors, in its discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.

     At the effective date of the New Bylaws, Mr. Acridge and Mr. Norsworthy shall serve as the two Co-Chief Executive Officers. Thereafter, the board of directors at its first meeting held after each annual stockholders' meeting shall elect the Co-Chief Executive Officers, who shall hold their offices until their successors are chosen and qualified or until their earlier resignation or removal pursuant to the terms of Giant's New Bylaws. The G Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by Mr. Acridge at the date of the Merger and the H Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by Mr. Norsworthy at the date of the Merger. Subject to the authority of the board of directors, the two Co-Chief Executive Officers shall work together in the Office of the Chief Executive Officer, shall have general supervision of the business of the Combined Company, and shall see that all orders and resolutions of the board of directors are carried into effect. Mr. Acridge shall initially be designated at the Co-Chief Executive Officer to whom all officers and employees of Giant (excluding the other Co-Chief Executive Officer) shall, directly or indirectly, report. Each of the Co-Chief Executive Officers shall be deemed to have the additional title of President in any circumstance where an officer with the title of President is required. Unless otherwise determined by a vote of a majority of the board of directors, Giant shall cease to have Co-Chief Executive Officers and shall have one Chief Executive Officer after the earlier to occur of the following dates: (i) the date of Giant's annual meeting of stockholders in 2004 and (ii) the date that either Mr. Acridge or Mr. Norsworthy ceases for any reason to be a Co-Chief Executive Officer.

AMENDMENT OF CERTIFICATE OF INCORPORATION

     Holly's Certificate does not address the respective powers of its board of directors and stockholders to amend or repeal Holly's Certificate. Under the DGCL, amendments to Holly's Certificate require approval of a majority of the Holly stockholders.

     Giant's New Certificate provides that Giant reserves the right to amend or repeal any provision contained in the certificate and that all rights conferred upon stockholders in the certificate are granted subject to such reservation; provided, however, that certain amendments to the provisions relating to the authorized capital stock of Giant, the directors, compromises or arrangements between Giant and its creditors and/or between Giant and its stockholders, indemnification of directors and officers, meetings of and action by the stockholders, and amendment to certain provisions of the New Certificate and New Bylaws shall require the affirmative vote of not less than 80% of the combined voting power of each outstanding class of capital stock of Giant.

AMENDMENT OF BYLAWS

     Holly's Certificate and Bylaws provide that the Holly Bylaws may be amended by the affirmative vote of a majority of the Holly stockholders at any regular or special meeting or by the affirmative vote of a majority of the Holly board of directors.

     Giant's New Certificate and New Bylaws provide that Giant's directors have concurrent power with its stockholders to amend or repeal Giant's New Bylaws. Any amendment must be approved by either the holders of a majority of the outstanding capital stock or by the board of directors; provided, however, that the New Bylaws provide that certain amendments to the provisions relating to the directors, including the requirement that there be an equal number of G Directors and H Directors, the Co-Chief Executive Officers and Co-Chairmen of the Board and to amendment of the New Bylaws shall require the affirmative vote of not less than 80% of the entire board of directors then in office or of the holders of not less than 80% of the outstanding capital stock of Giant and that the New Certificate provides that certain of such amendments may not be effected by the Board of Directors without the affirmative vote of the holders of not less than 80% of the outstanding capital stock of Giant. See "Other Terms of the Merger and the Merger Agreement -- New Bylaws -- Amendments; Greater than Majority Vote Required for Certain Amendments."

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Holly's Certificate provides that no director of Holly shall be personally liable to Holly or any of its stockholders for monetary damages for breach of such director's duty as a director, except that a director shall remain liable to the extent provided by law (i) for breach of the director's duty of loyalty to Holly or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Holly's Bylaws require Holly, to the fullest extent permitted by the DGCL, to indemnify each person who is made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director, officer, employee or agent of Holly, including the advancement of expenses incurred by such person in defending such proceeding.

     Giant's New Certificate provides that no director shall be personally liable to Giant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined.

     Giant's New Certificate and New Bylaws further provide that Giant shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify each person who is made a party to any threatened, pending or completed proceeding (other than an action by or in the right of Giant) by reason of the fact that he is or was a director, officer, employee or agent of Giant, against any expenses (including attorneys' fees) and amounts actually and reasonably incurred by him, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Giant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions by or in the right of Giant, Giant shall provide indemnification, except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to Giant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Giant's indemnification obligations may include payment by Giant of expenses in defending a proceeding in advance of the final disposition if Giant receives an undertaking by the person indemnified to repay any payments made by Giant if it is ultimately determined that such person is not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

FISCAL YEAR

     Holly's Bylaws provide that the fiscal year of Holly shall end on July 31st of each year, or on such other day as may be fixed from time to time by the board of directors.

     Giant's New Bylaws provide that the fiscal year of Giant shall be fixed by resolution of the board of directors. The Giant Board has fixed December 31 as the end of Giant's fiscal year.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            OF THE COMBINED COMPANY

     The following unaudited pro forma condensed consolidated financial statements give effect to the Merger, which is expected to be accounted for using the purchase method of accounting with Giant as the acquiror for financial accounting purposes. For a description of purchase accounting with respect to the Merger and other accounting matters, see "The Merger -- Anticipated Accounting Treatment." The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it had occurred on March 31, 1998 and combines the historical consolidated balance sheet of Giant as of that date with the historical consolidated balance sheet of Holly as of January 31, 1998. The unaudited pro forma condensed consolidated statement of earnings (loss) for the three months ended March 31, 1998 gives effect to the Merger as if it had occurred on January 1, 1997 and combines the historical consolidated statement of earnings (loss) of Giant for the three months ended March 31, 1998 with the historical consolidated statement of income (loss) for Holly for the three months ended January 31, 1998. The unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 1997 gives effect to the Merger as if it had occurred on January 1, 1997 and combines the historical consolidated statement of earnings of Giant for the year ended December 31, 1997 with the historical consolidated statement of income for Holly for the twelve months ended January 31, 1998. Holly's fiscal year end is July 31; therefore, the historical information for Holly combines the first six months of its fiscal year ending July 31, 1998 with the last six months of its fiscal year ended July 31, 1997. As a result, Holly's operations for the three months ended January 31, 1998 are included in both the unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 1997 and the unaudited pro forma condensed consolidated statement of earnings (loss) for the three months ended March 31, 1998.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future. The detailed assumptions used to prepare the unaudited pro forma condensed consolidated financial statements are presented in the notes to the unaudited pro forma condensed consolidated balance sheet and statements of earnings (loss). Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that the managements of Giant and Holly deem appropriate. Final adjustments may differ from the pro forma adjustments presented herein.

     The unaudited pro forma financial information does not give effect to the anticipated cost savings and other synergies expected to result from the Merger or the possible cash-out of existing stock options and phantom stock rights held by executive officers of Giant that become fully vested by reason of the adoption of the Merger Agreement by Giant stockholders. One-time integration costs which may include severance and relocation expenses and any preacquisition contingencies assumed by Giant in the Merger, if any, have not been reflected in the pro forma financial information. Further, no pro forma adjustments or reclassifications have been included that might be necessary should the holders of Giant's Notes accept the Change of Control Offer required to be made pursuant to Giant's Indentures.

     The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical consolidated financial statements of Giant and of Holly, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and (ii) the selected consolidated historical financial data of Giant and of Holly and the other pro forma financial data, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                   HISTORICAL
                                           ---------------------------
                                              GIANT           HOLLY
                                           ------------    -----------
                                            MARCH 31,      JANUARY 31,     PRO FORMA        PRO FORMA
                                               1998           1998        ADJUSTMENTS      CONSOLIDATED
                                           ------------    -----------    -----------      ------------
ASSETS
Current Assets:
  Cash and cash equivalents..............    $ 44,734       $  3,177       $ (26,500)(1)    $   21,411
  Accounts receivable, net...............      48,214         84,716                           132,930
  Income tax refunds receivable..........         219          1,819                             2,038
  Inventories............................      67,447         53,461           9,500(1)        130,408
  Prepaid expenses and other.............       9,584         13,452          (6,554)(2)        16,482
  Deferred income taxes..................       2,800                                            2,800
                                             --------       --------       ---------        ----------
     Total current assets................     172,998        156,625         (23,554)          306,069
                                             --------       --------       ---------        ----------
Property, plant and equipment............     424,258        300,952          95,316(1)        700,952
                                                                            (143,630)(1)
                                                                              24,056(2)
  Less accumulated depreciation,
     depletion and amortization..........    (126,422)      (143,630)        143,630(1)       (126,422)
                                             --------       --------       ---------        ----------
                                              297,836        157,322         119,372           574,530
                                             --------       --------       ---------        ----------
Goodwill.................................      18,156                         69,490(1)         87,646
Investment in joint venture..............                      6,371           6,129(1)         12,500
Other assets.............................      27,127         18,641           6,452(1)         33,929
                                                                             (17,502)(2)
                                                                                (789)(1)
                                             --------       --------       ---------        ----------
                                             $516,117       $338,959       $ 159,598        $1,014,674
                                             ========       ========       =========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt......    $  1,443       $ 10,775                        $   12,218
  Borrowings under credit agreement......                      9,300                             9,300
  Accounts payable.......................      45,976         99,366                           145,342
  Accrued expenses.......................      36,248         14,126       $  (2,570)(1)        47,804
                                             --------       --------       ---------        ----------
     Total current liabilities...........      83,667        133,567          (2,570)          214,664
                                             --------       --------       ---------        ----------
Long-term debt, net of current portion...     271,033         75,508           2,506(1)        349,047
Deferred income taxes....................      25,687         23,012          46,669(1)         95,368
Other liabilities........................       4,494                                            4,494
Stockholders' Equity:
  Common stock...........................         122             87             110(1)            232
                                                                                 (87)(1)
  Additional paid-in capital.............      72,699          6,132         219,755(1)        292,454
                                                                              (6,132)(1)
  Retained earnings......................      71,025        101,222        (101,222)(1)        71,025
  Treasury stock.........................     (12,610)          (569)            569(1)        (12,610)
                                             --------       --------       ---------        ----------
                                              131,236        106,872         112,993           351,101
                                             --------       --------       ---------        ----------
                                             $516,117       $338,959       $ 159,598        $1,014,674
                                             ========       ========       =========        ==========

  See accompanying notes to unaudited pro forma condensed consolidated balance sheet.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

     The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma financial position of the Combined Company after giving effect to the Merger.

     (1) Records the Merger, which results in an excess of the purchase price over the historical net assets acquired, which is allocated to the net assets acquired and liabilities assumed, as follows:

Cash paid to Holly stockholders.............................  $ 25,000
Cash paid for estimated transaction costs...................     1,500
Giant common stock (10,993,267 shares at $20 per share):
  -- Par value..............................................       110
  -- Additional paid-in capital.............................   219,755
                                                              --------
Total purchase price........................................   246,365
Elimination of historical stockholders' equity of Holly.....  (106,872)
                                                              --------
Excess of purchase price over historical carrying value.....   139,493
Change in assets and liabilities resulting from preliminary
  allocation of purchase price:
Estimated fair value of inventories.........................    (9,500)
Estimated fair value of property, plant and equipment.......   (95,316)
Estimated fair value of investment in joint venture.........    (6,129)
Estimated fair value of benefit plan excess funding.........    (6,452)
Elimination of deferred debt financing costs................       789
Elimination of pension liability............................    (2,570)
Estimated fair value of long-term debt......................     2,506
Deferred income taxes.......................................    46,669
                                                              --------
                                                               (70,003)
                                                              --------
Goodwill....................................................  $ 69,490
                                                              ========

     (2) Records the reclassification of capitalized short-term and long-term turnaround costs in order to conform Holly's classification to Giant's classification of such costs in property, plant and equipment.

    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)
                       THREE MONTHS ENDED MARCH 31, 1998
                (IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)

                                               HISTORICAL
                                        -------------------------     PRO FORMA        PRO FORMA
                                           GIANT        HOLLY(1)     ADJUSTMENTS      CONSOLIDATED
                                        -----------    ----------    -----------      ------------
Net revenues..........................  $   145,716    $  136,783    $   (1,087)(3)   $   281,412
Cost of products sold.................      105,752       126,484       (19,620)(2)       211,529
                                                                         (1,087)(3)
                                        -----------    ----------    ----------       -----------
Gross margin..........................       39,964        10,299        19,620            69,883
                                        -----------    ----------    ----------       -----------
Operating expenses....................       24,893           814        19,620(2)         45,327
Depreciation, depletion and
  amortization........................        6,789         6,074        (4,933)(5)        11,473
                                                                          3,543(6)
Selling, general and administrative
  expenses............................        5,815         3,607                           9,422
                                        -----------    ----------    ----------       -----------
Operating income (loss)...............        2,467          (196)        1,390             3,661
Interest expense......................       (6,500)       (2,118)          225(7)         (8,393)
Interest and investment income........          901           122          (313)(4)           710
Equity in earnings of joint venture...                        558                             558
                                        -----------    ----------    ----------       -----------
Earnings (loss) before income taxes...       (3,132)       (1,634)        1,302            (3,464)
Provision (benefit) for income
  taxes...............................       (1,450)         (654)          751(8)         (1,353)
                                        -----------    ----------    ----------       -----------
Net earnings (loss)...................  $    (1,682)   $     (980)   $      551       $    (2,111)
                                        ===========    ==========    ==========       ===========
Loss per common share -- basic........  $     (0.15)   $    (0.12)                    $     (0.10)
                                        ===========    ==========                     ===========
Weighted average number of shares
  outstanding -- basic................   10,993,267     8,253,514     2,739,753(9)     21,986,534
                                        ===========    ==========    ==========       ===========
Loss per common share -- assuming
  dilution............................  $     (0.15)   $    (0.12)                    $     (0.10)
                                        ===========    ==========                     ===========
Weighted average number of shares
  outstanding -- assuming dilution....   10,993,267     8,253,514     2,739,753(9)     21,986,534
                                        ===========    ==========    ==========       ===========

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings (loss).

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997
                (IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)

                                               HISTORICAL
                                        -------------------------     PRO FORMA        PRO FORMA
                                           GIANT        HOLLY(1)     ADJUSTMENTS      CONSOLIDATED
                                        -----------    ----------    -----------      ------------
Net revenues..........................  $   657,278    $  656,204    $   (4,424)(3)   $ 1,309,058
Cost of products sold.................      487,748       585,745       (73,505)(2)       995,564
                                                                         (4,424)(3)
                                        -----------    ----------    ----------       -----------
Gross margin..........................      169,530        70,459        73,505           313,494
                                        -----------    ----------    ----------       -----------
Operating expenses....................       85,177         4,111        73,505(2)        162,793
Depreciation, depletion and
  amortization........................       23,991        21,461       (16,782)(5)        42,842
                                                                         14,172(6)
Selling, general and administrative
  expenses............................       19,256        13,161                          32,417
                                        -----------    ----------    ----------       -----------
Operating income......................       41,106        31,726         2,610            75,442
Interest expense......................      (18,139)       (8,845)          807(7)        (26,177)
Interest and investment income........        2,133         1,832        (1,250)(4)         2,715
Equity in earnings of joint venture...                      1,323                           1,323
                                        -----------    ----------    ----------       -----------
Earnings before income taxes..........       25,100        26,036         2,167            53,303
Provision for income taxes............        9,806        10,416         1,787(8)         22,009
                                        -----------    ----------    ----------       -----------
Net earnings..........................  $    15,294    $   15,620    $      380       $    31,294
                                        ===========    ==========    ==========       ===========
Earnings per common share -- basic....  $      1.38    $     1.89                     $      1.42
                                        ===========    ==========                     ===========
Weighted average number of shares
  outstanding -- basic................   11,050,853     8,253,514     2,739,753(9)     22,044,120
                                        ===========    ==========    ==========       ===========
Earnings per common share -- assuming
  dilution............................  $      1.37    $     1.89                     $      1.41
                                        ===========    ==========                     ===========
Weighted average number of shares
  outstanding -- assuming dilution....   11,174,894     8,253,514     2,739,753(9)     22,168,161
                                        ===========    ==========    ==========       ===========

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings (loss).

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                     (LOSS)

     The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma results of operations of the Combined Company for the three months ended March 31, 1998 and for the year ended December 31, 1997:

          (1) For the three months ended March 31, 1998, represents the three months of operations of Holly from November 1, 1997 through January 31, 1998, and for the year ended December 31, 1997, represents the most recent twelve months of operations of Holly from February 1, 1997 through January 31, 1998. As a result, Holly's operations for the three months ended January 31, 1998 are included in both the unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 1997 and the unaudited pro forma condensed consolidated statement of earnings (loss) for the three months ended March 31, 1998.

          (2) Represents the reclassification of certain refinery operating expenses included in Holly's cost of products sold to conform the financial presentation of Giant.

          (3) Represents the elimination of intercompany sales from Holly to Giant.

          (4) Represents the elimination of interest income earned on cash equivalents used to acquire Holly.

          (5) Represents the reversal of Holly's historical depreciation and amortization expense on property, plant and equipment, excluding oil and gas properties.

          (6) Represents estimated depreciation and amortization expense of the Combined Company arising from purchase accounting adjustments as follows:

                                                      THREE MONTHS
                                     AMORTIZATION        ENDED           YEAR ENDED
              ASSETS                    PERIOD       MARCH 31, 1998   DECEMBER 31, 1997
              ------                 ------------    --------------   -----------------
Property, plant and equipment.....  20 to 30 years       $2,968            $11,872
Goodwill..........................        30 years          575              2,300
                                                         ------            -------
                                                         $3,543            $14,172
                                                         ======            =======

          (7) Represents reduction of interest expense as a result of purchase accounting adjustments.

          (8) Represents the income tax effect on the income of the Combined Company resulting from the Merger and the purchase accounting adjustments, excluding the impact of nondeductible goodwill amortization, using a blended statutory rate of 40%.

          (9) Represents the effect of the exchange of each share of Holly common stock for 1.33 shares of Giant common stock.

                         APPROVAL OF THE INCENTIVE PLAN

INTRODUCTION

     Holly and Giant have agreed to develop a stock incentive plan for the Combined Company that will include awards such as stock options, stock appreciation rights and restricted shares. On April 14, 1998, the Giant Board approved the Incentive Plan, subject to approval by Giant's stockholders at the Giant Special Meeting and the consummation of the Merger, as the Giant Industries, Inc. 1998 Stock Incentive Plan. The following summary of the Incentive Plan is qualified in its entirety by reference to the text of the Incentive Plan, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix H. As of May 18, 1998, the closing price on the NYSE of a share of Giant Common Stock (the security underlying awards granted under the Incentive Plan) was $19 11/16.

VOTE REQUIRED

     The approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Giant Common Stock present or represented by proxy and entitled to vote at the Giant Special Meeting. The consummation of the Merger is not a condition to the effectiveness of the Incentive Plan. Stockholder approval of the Incentive Plan is required to comply with the conditions for the qualified performance-based compensation exception from
Section 162(m) of the Code, which in certain circumstances limits annual deductible compensation to senior executive officers to $1 million, to meet NYSE requirements and to meet the requirements for incentive stock options contained in Section 422 of the Code. Stockholder approval of the adoption of the Incentive Plan is not, however, a condition to the consummation of the Merger.

     THE GIANT BOARD RECOMMENDS THAT GIANT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN.

PURPOSE

     The Incentive Plan will assist Giant (the Combined Company after the consummation of the Merger) in the recruitment, retention and motivation of officers and other key employees and consultants who are highly qualified and in a position to make material contributions to its success. The Incentive Plan is intended to offer these individuals a significant incentive through awards of Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights (tandem and free-standing), Restricted Shares, Performance Units or Performance Shares.

SUMMARY OF THE PROVISIONS OF THE INCENTIVE PLAN

     The description of the Incentive Plan set forth below is a summary only and is qualified in its entirety by reference to the text of the Incentive Plan attached as Appendix H to this Joint Proxy Statement/Prospectus. Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the Incentive Plan.

     ELIGIBILITY AND PARTICIPATION. Participants in the Incentive Plan are selected by the Board of Directors or the Compensation Committee of the Board of Directors of Giant. The Incentive Plan contemplates that awards will be granted from time to time to officers (who may also be serving as directors), key employees and certain consultants and advisors of Giant. The approximate number of persons currently eligible to participate in the Incentive Plan is 3,000 employees and four directors (assuming the consummation of the Merger). Only employees of Giant are eligible for Incentive Stock Options, but employees, consultants and advisors of Giant are eligible for Nonqualified Options. Usually, the only consideration received by Giant for the grant of an award will be past services and/or the expectation of future services. The Incentive Plan does not confer on any Participant any right with respect to continued employment or other service to Giant and will not interfere in any manner with the right of Giant to terminate a Participant's employment or other service at any time.

     ADMINISTRATION. The Incentive Plan is administered either by the full Board of Directors or by the Compensation Committee of the Board, except that only the Compensation Committee is authorized to grant Nonqualified Stock Options and Stock Appreciation Rights to "covered employees" within the meaning of

Section 162(m)(3) of the Code ("Covered Employees"). For the purposes of this summary, except as described in the preceding sentence, the terms "Compensation Committee" and "Board" are used interchangeably. The Compensation Committee is authorized to (i) select Participants in the Incentive Plan, (ii) determine the type and amount of awards, including the number of shares of Giant Common Stock covered by any awards, (iii) determine the vesting and exercise provisions of awards, (iv) determine whether, when and to what extent awards are to be made, subject to the restrictions of the Incentive Plan, (v) determine the terms and conditions of any award, (vi) adjust the terms and conditions of any award, unless otherwise prohibited or restricted under the Incentive Plan, (vii) prescribe forms, (viii) issue Giant Common Stock within the provisions of the Incentive Plan, (ix) assist any Participant in the exercise of one or more awards, (x) determine to what extent and under what circumstances loans extended under any financial assistance arrangement would be forgiven by Giant in whole or in part, (xi) accelerate the benefits of an award in the event of a Corporate Transaction or Change of Control, as defined below, or in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of Giant, entry into public or military service with a related leave of absence from Giant, hardship or other special circumstances, (xii) make such adjustments in the number, option prices and kind of shares or other rights covered by outstanding awards or otherwise issuable under the Incentive Plan, to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from any stock dividend, stock split, exchange or combination of shares, recapitalization or other change in the capital structure of Giant, merger, consolidation, spin-off, split-off, split-up, reorganization, liquidation of assets or issuance of warrants in any corporate transaction,
(xiii) interpret the provisions of the Incentive Plan and any award issued thereunder, and (xiv) delegate certain decisions to officers of Giant, provided that no delegation may be made that would cause any award to cease to be exempt from Section 16(b) of the Exchange Act. All determinations by the Compensation Committee are final and binding. The Board of Directors has the authority to designate a special "Executive Compensation Committee" to administer part or all of the Incentive Plan in place of the Compensation Committee if the Board of Directors determines, based on advice of counsel, that such administration by an Executive Compensation Committee is necessary to comply with the requirements of Rule 16b-3 of the Exchange Act or Section 162(m)(4)(C)(i) of the Code or any successor provision.

     AMENDMENT AND TERMINATION. The Compensation Committee may amend the Incentive Plan; provided, however, that no such amendment may increase the maximum number of shares of Giant Common Stock, Performance Units or SARs issuable in the aggregate or to any one Participant, or cause the Incentive Plan to cease to satisfy any applicable condition of Rule 16b-3 of the Exchange Act, without the approval of the Stockholders. The Incentive Plan will terminate on the earlier of the tenth anniversary of its effective date or the date on which all awards available for issuance during the last year of the Incentive Plan shall have been issued or canceled.

     LIMITATIONS ON AWARDS. The number of shares reserved for issuance pursuant to awards granted under the Incentive Plan (including Incentive Stock Options) during 1998 shall be 440,000 shares of Giant Common Stock plus an additional 999,495 shares of Giant Common Stock for the grant of substituted options to the holders of options to acquire Holly Common Stock assumed by Giant in the Merger. Thereafter, commencing January 1, 1999 and continuing through the term of the Plan, 2% of the total number of shares of Giant Common Stock outstanding as of the first day of each such calendar year shall be available for grant (400,000 shares of Giant Common Stock per year for Incentive Stock Options). No grants or awards are required to be made during any calendar year. Shares of Giant Common Stock not used for grants or awards in any calendar year would not be carried over into the following year. In no event shall the total number of shares of Giant Common Stock covered by grants and awards or the number of Stock Appreciation Rights or Performance Units to any one individual exceed 75,000 per year or 750,000 over the term of the Incentive Plan. For this purpose, any Options or Stock Appreciation Rights that are granted and subsequently lapse or are cancelled or forfeited continue to count against the limit, and repricing of an Option is considered a cancellation of the Option and the grant of a new Option. In addition, the total number of Performance Units granted to all participants under the Incentive Plan may not exceed 750,000. No Incentive Stock Option, Nonqualified Option or Free-standing Stock Appreciation Right may be exercised more than 10 years from the date of grant.

     PRICING AND PAYMENT OF OPTIONS. The per-share exercise price of each stock option granted under the Incentive Plan will be established by the Compensation Committee at the time of award. Subject to the provisions of the Code, stock option grants to Participants may be either Incentive Stock Options or Nonqualified Stock Options. In the case of an Incentive Stock Option and a Nonqualified Option granted to a Covered Employee, the per share exercise price may be no less than 100% of the fair market value of a share of Giant Common Stock on the date of grant (110% in the case of an optionee who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of Giant). In the case of all other Nonqualified Stock Options, the per share exercise price may be no less than 85% of the fair market value of the Giant Common Stock on the date of grant. With respect to Incentive Stock Options, the aggregate market value of the Giant Common Stock for which one or more options granted to any optionee may become exercisable during any one calendar year may not exceed $100,000.

     Under the Incentive Plan, the purchase price of an option is payable upon exercise (i) in cash, (ii) in nonforfeitable, unrestricted Giant Common Stock already owned by a Participant, (iii) through a sale and remittance procedure by which a Participant delivers concurrent written instructions to a Company-designated brokerage firm to immediately sell the purchased Giant Common Stock and remit to Giant sufficient funds to pay for the options exercised and by which Giant delivers the certificates for the purchased Giant Common Stock directly to the brokerage firm, or (iv) in any other legal consideration that the Compensation Committee may deem appropriate. For a Nonqualified Option, a grant may also provide that payment may be made in the form of Restricted Shares subject to risk of forfeiture or restrictions on transfer, provided that such risks of forfeiture and restrictions on transfer shall apply to the same number of shares of Giant Common Stock received by the Participant as applied to the forfeitable or restricted Giant Common Stock surrendered by the Participant.

     The Compensation Committee may, in its discretion, assist any Participant in the exercise of one or more awards under the Incentive Plan, including the satisfaction of any federal, state, local and foreign income and employment tax obligations arising therefrom, by extending a loan to such Participant, by permitting the Participant to pay the exercise price in installments or by granting a cash bonus to the Participant to permit the Participant to pay tax obligations. Loans or installment payments may be authorized either with or without collateral; however, the maximum loan or installment available may not exceed the exercise price (less the par value of such Giant Common Stock) plus applicable federal, state and local income and employment tax obligations incurred by the Participant in connection with the acquisition. In addition, the Compensation Committee at its discretion may forgive one or more loans extended to a Participant (but not that portion of a loan equal to the par value of the Giant Common Stock acquired).

     Under the Incentive Plan, a stock option grant (except for a grant to a Covered Employee) may provide for the automatic grant to a participant of Reload Option Rights upon the exercise of Incentive Stock Options or Nonqualified Options, provided that the term of any Reload Option Right shall not extend beyond the term of the option originally exercised.

     Incentive Stock Options. Incentive Stock Options, within the meaning of
Section 422 of the Code ("ISOs"), may be granted at the discretion of the Compensation Committee under the Incentive Plan. No provision of the Incentive Plan relating to ISOs may be interpreted or authority exercised so as to disqualify the awards or the Incentive Plan under Section 422 of the Code.

     STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARs") may be granted under the Incentive Plan either in tandem with an ISO or Nonqualified Option, or free-standing. A Tandem SAR permits the Participant to receive, upon exercise of the SAR, cash and/or Giant Common Stock at the discretion of the Participant or Compensation Committee in accordance with the grant, equal in value to the excess of the then per share fair market value on the date of exercise over the per share purchase price of the ISO or Nonqualified Option to which it relates multiplied by the number of shares as to which such SAR is being exercised. Upon the exercise of a Tandem SAR, the related ISO or Nonqualified Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of an ISO or Nonqualified Option, the Tandem SAR relating to such option shall be canceled to the extent of the number of shares as to which the ISO or Nonqualified Option is exercised. A Free-standing SAR permits the

Participant to receive, upon exercise of the SAR, cash equal to the excess of the then per share fair market value of Giant Common Stock over the exercise price per share, multiplied times the equivalent number of shares covered by the SAR.

     EXERCISABILITY OF ISOS, NONQUALIFIED OPTIONS AND SARS. The Compensation Committee has the authority to determine the vesting and exercise provisions of all awards granted under the Incentive Plan. Special exercise rules apply, as described below, for the exercisability of Incentive Stock Options after termination of employment or permanent and total disability.

     The Compensation Committee, in its sole discretion, may accelerate the benefits of any award under the Incentive Plan in the event of a Corporate Transaction or Change of Control, with such acceleration rights being granted in connection with an award pursuant to an agreement evidencing the same or at any time after an award has been granted to a Participant. "Corporate Transaction" means (i) a merger or consolidation in which Giant is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which Giant is incorporated, (ii) the sale, transfer or other disposition of all or substantially all of the assets of Giant in complete liquidation or dissolution of Giant, or (iii) any reverse merger in which Giant is the surviving entity but in which securities possessing more than 50% of the total combined voting power of Giant's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger. "Change of Control" means a change in ownership or control of Giant either by (i) the direct or indirect acquisition by any person or related group of persons other than Giant or a person that directly or indirectly controls, is controlled by, or is under common control with, Giant of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of Giant's outstanding securities pursuant to a tender or exchange offer made directly to Giant's Stockholders or other transaction, in each case which Giant's Board of Directors does not recommend such Stockholders to accept; or (ii) a change in the composition of Giant's Board of Directors over a period of 36 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either have been Board members continuously since the beginning of such period or have been elected or nominated for election as Board members during such period by at least a majority of the Board members continuously serving at the beginning of such period who were still in office at the time such election or nomination was approved by the Board.

     RESTRICTED SHARES. The Incentive Plan permits the Compensation Committee to grant or sell shares of Giant Common Stock to Participants with a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation Committee as of the date of the award. Each grant or sale will constitute an immediate transfer of the ownership of Giant Common Stock to the Participant in consideration of the performance of services, permitting such Participant to have dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer adopted at the date of the award. The Giant Common Stock subject to the restrictions may not be sold, assigned, transferred, pledged or otherwise encumbered, and any dividends or other distributions paid on the Restricted Shares will be sequestered and reinvested on an immediate or deferred basis.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. Under the Incentive Plan, the Compensation Committee may award Performance Shares and/or Performance Units, which shall become payable to a Participant upon the achievement of specific performance objectives established by the Compensation Committee. Each grant shall specify the number of available Performance Shares or Performance Units, a Performance Period and Management Objectives that must be achieved by the Participant, which may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the division, business unit, subsidiary, department or function with respect to which the Participant is employed or provides consulting services.

     RESTRICTIONS ON RESALE. No person who acquires shares of Giant Common Stock under the Incentive Plan may, during any period of time that such person is an "affiliate" of Giant within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act, offer to sell such shares of Giant Common Stock unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an appropriate exemption from the registration requirements of the Securities Act, such as are set forth in Rule 144 promulgated thereunder.

     Under Section 16 of the Exchange Act, any person who is a beneficial owner of more than 10% of any equity security of Giant registered under the Exchange Act (such as Giant Common Stock), or an executive officer or director of Giant, is deemed to be an "affiliate" of Giant and may be liable to Giant for any profit realized from any sale of Giant Common Stock or any other equity security of Giant within a period of less than six months before or after any purchase of an equity security of Giant, irrespective of the intention on the part of such person in entering into the transaction.

     FEDERAL INCOME TAX CONSIDERATIONS. The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the Incentive Plan. The following discussion does not address state, local or foreign tax consequences.

     A Participant will not recognize taxable income upon the grant or exercise of an ISO except under certain circumstances when the exercise price is paid with already-owned shares of Giant Common Stock that were acquired through the previous exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the Participant generally must be an employee of Giant from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply.

     If shares acquired upon exercise of an ISO are not disposed of by the Participant within two years from the date of grant or within one year after the transfer of such shares to the Participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the Participant and (ii) Giant will not be allowed a deduction in connection with such ISO or the Giant Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Giant Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of a Participant to utilize a long-term capital loss will depend upon the Participant's other tax attributes and the statutory limitations on capital loss deductions not discussed herein. To the extent that alternative minimum taxable income was recognized on exercise of the ISO, the basis in the Giant Common Stock acquired may be higher for determining a long-term capital gain or loss for alternative minimum tax purposes.

     A "disqualifying disposition" will result if Giant Common Stock acquired upon the exercise of an ISO (except in the circumstances of a decedent's ISO as described below) is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition (except in the case of a Participant subject to restrictions under Section 16 of the Exchange Act, as noted below), the Participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. If the amount realized on the sale is less than the exercise price, then the Participant will recognize no ordinary income, and the recognized loss will be reportable as a short-term capital loss. The Participant will report as a short-term capital gain, as applicable, any amount recognized in excess of the fair market value on the date of exercise, and Giant will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the Participant. To the extent that alternative minimum taxable income was recognized on exercise of the ISO, the basis in the Giant Common Stock acquired may be higher for determining a short-term capital gain or loss for alternative minimum tax purposes.

     The general rules discussed above are different if the Participant disposes of the shares of Giant Common Stock in a disqualifying disposition in which a loss, if actually sustained, would not be recognized by the Participant. Examples of these dispositions include gifts or sales to related parties such as members of the Participant's family and corporations or entities in which the Participant owns a majority equity interest. In such circumstances, the Participant would recognize ordinary income equal to the difference between the exercise price of the Giant Common Stock and the fair market value of the Giant Common Stock on the date of exercise. The amount of ordinary income would not be limited by the price at which the Giant Common Stock was actually sold by the Participant.

     If the Participant retires or otherwise terminates employment with Giant, other than by reason of death or permanent and total disability, an ISO must be exercised within three months of such termination in order to be eligible for the tax treatment of the ISOs described above, provided the ISO Holding Period requirements are met. If a Participant terminates employment because of a permanent and total disability, the ISO will be eligible for such treatment if it is exercised within one year of the date of termination of employment, provided the ISO Holding Period requirements are met. In the event of a Participant's death, the ISO will be eligible for such treatment if exercised by the Participant's legatees, personal representatives or distributees within one year from the date of death, provided that the death occurred while the Participant was employed, within three months of the date of termination of employment or within one year following the date of termination of employment because of permanent and total disability.

     In general, a Participant to whom a Nonqualified Option is granted will recognize no taxable income at the time of the grant. Upon exercise of a Nonqualified Option, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Giant Common Stock on the date of exercise exceeds the exercise price of the Nonqualified Option, and it is expected that Giant will be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income.

     With regard to an SAR, a Participant will not recognize income when an SAR is granted. Upon exercise of an SAR, the Participant will recognize as ordinary income the amount of cash and/or the fair market value of any Giant Common Stock received. Shares of Giant Common Stock received upon exercise of an SAR will have a tax basis equal to their fair market value on the date received. On the disposition of such shares, any additional gain or any loss recognized will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year, with a lower maximum rate applicable if the holding period exceeds 18 months.

     For Performance Shares, no taxable income is recognized by the Participant upon the grant of a Performance Share award. The Participant must recognize as ordinary income the fair market value of any shares of Giant Common Stock actually earned in accordance with the terms of the Performance Share award. Special rules apply to affiliates of Giant. On the disposition by the Participant of any Giant Common Stock received pursuant to a Performance Share award, any additional gain or loss recognized will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year, with a lower maximum rate applicable if the holding period exceeds 18 months.

     For Performance Units, if payments are made in cash, the Participant incurs ordinary income when payment is made, and Giant will be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income.

     With regard to Restricted Stock, neither Giant nor the Participant receiving a Restricted Stock Award will realize any federal tax consequences at the time the award is granted. If, however, the Participant makes a Section 83(b) election under the Code within 30 days of the date of the grant, then special rules will apply. A Participant who is granted Restricted Stock may make a Section 83(b) election, within 30 days of the grant, to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of Giant Common Stock granted shall be taxed as a capital gain or loss upon a subsequent sale of the Giant Common Stock. It is expected that Giant will be entitled to deduct as a compensation expense the same amount as the Participant is required to recognize as ordinary income in the same year as the Participant includes the amount in income for federal tax purposes, subject to the limitations set forth in Section 162(m) of the Code. If a Participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the fair market value on the date the restrictions lapse. If a Section 83(b) election is made and the Giant Common Stock is subsequently forfeited, a loss is not allowed.

     Giant is required to withhold certain income taxes from Participants upon exercises of Nonqualified Options, SARs, Performance Shares and Performance Units or the lapsing of restrictions or time periods for Restricted Shares or Deferred Shares. Giant will be entitled to a business expense deduction for federal income tax purposes equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income from the exercise of Nonqualified Options, SARs, Performance Shares and Performance Units.

     In addition to the foregoing federal tax consequences, the exercise, ultimate sale or other disposition of awards by Participants will in most cases be subject to state income taxation.

NEW PLAN BENEFITS

     Because awards under the Incentive Plan will be granted at the sole discretion of the Compensation Committee, benefits under the Incentive Plan are not determinable.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Joint Proxy Statement/Prospectus and the Registration Statement by reference from Giant's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Holly appearing in Holly's Annual Report on Form 10-K for the year ended July 31, 1997, incorporated by reference in this Joint Proxy Statement/Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Deloitte & Touche LLP and Ernst & Young LLP are expected to be present at the Giant Special Meeting and the Holly Special Meeting, respectively, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 LEGAL MATTERS

     The validity of the shares of Giant Common Stock being offered hereby will be passed upon for Giant by Fennemore Craig, P.C., Phoenix, Arizona, counsel to Giant.

     Certain federal income tax consequences of the Merger will be passed upon by W. John Glancy, Esq, Dallas, Texas, counsel to Holly and a designee of Holly to serve on the Board of Directors of the Combined Company. Mr. Glancy owns 200 shares of Holly Common Stock. Fees for legal services provided by Mr. Glancy to Holly during Holly's current fiscal year are expected to total approximately $175,000 through the date of the Merger. Mr. Glancy may render legal services from time to time to the Combined Company after the completion of the Merger.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders of Giant intended to be presented at Giant's annual meeting of stockholders to be held in 1999 must be received by Giant no later than November 30, 1998 to be considered for inclusion in the Giant proxy statement and form of proxy related to the Giant 1999 annual meeting.

     If the Merger is not consummated, proposals of stockholders of Holly intended to be presented at Holly's next annual meeting of stockholders must be received by Holly no later than July 6, 1998 to be considered for inclusion in the Holly proxy statement and form of proxy related to such meeting.

                                 OTHER MATTERS

     The managements of Holly and Giant do not know of any other matters intended to be presented for stockholder action at their respective meetings. If any other matter does properly come before either of the meetings and is put to a stockholder vote, the proxies solicited hereby will be voted in accordance with the judgment of the proxyholders named thereon.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN

                               HOLLY CORPORATION

                                      AND

                             GIANT INDUSTRIES, INC.

                           DATED AS OF APRIL 14, 1998

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I..........................................................    A-4
1.01.  The Merger..................................................    A-4
1.02.  Closing.....................................................    A-4
1.03.  Effective Time..............................................    A-4
1.04.  Effects of the Merger.......................................    A-4
1.05.  Certificate of Incorporation and Bylaws.....................    A-4
1.06.  Directors and Officers......................................    A-5
ARTICLE II.........................................................    A-5
2.01.  Effect on Capital Stock.....................................    A-5
2.02.  Exchange....................................................    A-6
ARTICLE III........................................................    A-8
3.01.  Representations and Warranties of Holly.....................    A-8
3.02.  Representations and Warranties of Giant.....................   A-13
ARTICLE IV.........................................................   A-18
4.01.  Conduct of Business.........................................   A-18
4.02.  No Solicitation by Holly....................................   A-22
4.03.  No Solicitation By Giant....................................   A-23
ARTICLE V..........................................................   A-25
5.01.  Preparation of the Form S-4 and the Joint Proxy Statement;
       Stockholders Meetings.......................................   A-25
5.02.  Letters of Holly's Accountants..............................   A-25
5.03.  Letters of Giant's Accountants..............................   A-25
5.04.  Access to Information; Confidentiality......................   A-26
5.05.  Reasonable Efforts..........................................   A-26
5.06.  Stock Options and Phantom Stock Rights......................   A-27
5.07.  Certain Employee Matters....................................   A-29
5.08.  Indemnification, Exculpation and Insurance..................   A-29
5.09.  Fees and Expenses...........................................   A-29
5.10.  Public Announcements........................................   A-30
5.11.  NYSE Listing................................................   A-30
5.12.  Transfer Taxes, Etc. .......................................   A-31
5.13.  Tax Treatment...............................................   A-31
5.14.  Indemnification Agreements..................................   A-31
5.15.  Certain Tax Matters.........................................   A-31
ARTICLE VI.........................................................   A-31
6.01.  Conditions to Each Party's Obligation to Effect the
       Merger......................................................   A-31
6.02.  Conditions to Obligations of Giant..........................   A-32
6.03.  Conditions to Obligation of Holly...........................   A-33
6.04.  Frustration of Closing Conditions...........................   A-33
ARTICLE VII........................................................   A-33
7.01.  Termination.................................................   A-33
7.02.  Effect of Termination.......................................   A-34
7.03.  Amendment...................................................   A-34
7.04.  Extension; Waiver...........................................   A-34
7.05.  Procedure for Termination, Amendment, Extension or Waiver...   A-35

                                                                      PAGE
                                                                      ----
ARTICLE VIII.......................................................   A-35
8.01.  Nonsurvival of Representations and Warranties...............   A-35
8.02.  Notices.....................................................   A-35
8.03.  Definitions.................................................   A-36
8.04.  Interpretation..............................................   A-38
8.05.  Counterparts................................................   A-38
8.06.  Entire Agreement; No Third-Party Beneficiaries..............   A-38
8.07.  Governing Law...............................................   A-38
8.08.  Assignment..................................................   A-38
8.09.  Enforcement.................................................   A-38

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement"), dated as of April 14, 1998, is by and between HOLLY CORPORATION, a Delaware corporation ("Holly"), and GIANT INDUSTRIES, INC., a Delaware corporation ("Giant").

                                    RECITALS

     A. The respective Boards of Directors of Giant and Holly have approved the merger of Holly with and into Giant (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of Holly ("Holly Common Stock"), other than shares owned by Giant, Holly or any of their wholly-owned subsidiaries, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(b)).

     B. The respective Boards of Directors of Giant and Holly have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and in furtherance of, their respective business strategies and goals.

     C. Giant and Holly desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     D. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   AGREEMENTS

                                   ARTICLE I
                                   THE MERGER

     1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Holly shall be merged with and into Giant at the Effective Time (as defined in Section 1.03). Following the Effective Time, Giant shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Holly in accordance with the DGCL.

     1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections
6.02 and 6.03) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.01, unless another time or date is agreed to by the parties. The Closing will be held at such location in the City of Phoenix, Arizona as is agreed to by the parties.

     1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as Giant and Holly shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     1.05.  Certificate of Incorporation and Bylaws.

        (a) The certificate of incorporation of Giant, as in effect immediately prior to the execution of this Agreement, shall be amended and restated as of the Effective Time as set forth in Exhibit A and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b) The bylaws of Giant, as in effect immediately prior to the execution of this Agreement, shall be amended and restated as of the Effective Time as set forth in Exhibit B and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.06. Directors and Officers. Giant shall cause the Board of Directors and officers of Giant immediately prior to the effective time to resign. The Board of Directors (including classes thereof) and senior officers of the Surviving Corporation shall be as set forth in Exhibit C until the earlier of the resignation or removal of any individual listed on or designated in accordance with Exhibit C or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director at the Effective Time, the party which designated such individual as indicated in Exhibit C shall designate another individual to serve in such individual's place. If any officer listed on or appointed in accordance with Exhibit C ceases to be a full-time employee of either Holly or Giant prior to the Effective Time, the parties will agree upon another person to serve in such person's stead. The committees of the Board of Directors of the Surviving Corporation will be elected by the Board of Directors in accordance with the bylaws as amended and restated.

     1.07 Surviving Corporation's Headquarters. The Surviving Corporation's headquarters will be in Scottsdale, Arizona. In addition, the Surviving Corporation will maintain an office in Dallas, Texas.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Holly Common Stock or on the part of the holder of any shares of common stock, par value $.01 per share, of Giant ("Giant Common Stock"):

        (a) Cancellation of Treasury Stock and Giant-Owned Stock. Each share, if any, of Holly Common Stock that is owned by Holly or by any wholly-owned subsidiary of Holly shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (b) Conversion of Holly Common Stock.  Subject to Sections 2.02(e) and
(j), all of the issued and outstanding shares (other than shares to be canceled in accordance with Section 2.01(a)) of Holly Common Stock shall be converted, in the aggregate, into the right to receive (i) that number of fully paid and nonassessable shares of Giant Common Stock equal to the number of shares of Giant Common Stock issued and outstanding immediately before the Effective Time and (ii) cash in an amount equal to $25,000,000 multiplied by a fraction, the numerator of which is the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time and the denominator of which is the sum of (A) the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time, (B) the number of shares of Holly Common Stock subject to Holly stock options (whether vested or unvested) outstanding immediately before the Effective Time and (C) the number of Holly phantom stock rights outstanding immediately before the Effective Time (with the consideration described in clauses (i) and (ii) collectively referred to as the "Merger Consideration"). Accordingly, each issued and outstanding share of Holly Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into the right to receive a fraction of the Merger Consideration equal to one divided by the number of shares of Holly Common Stock (other than shares to be canceled in accordance with Section 2.01(a), and assuming no exercise, conversion or exchange of outstanding in-the-money options, warrants and other rights to acquire Holly Common Stock) issued and outstanding immediately before the Effective Time. As of the Effective Time, all such shares of Holly Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Holly Common Stock shall cease to have any rights with respect thereto, except the right to receive the

Merger Consideration and any cash in lieu of fractional shares of Giant Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     2.02.  Exchange.

        (a) Exchange Agent. As of the Effective Time, Giant shall enter into an agreement with such bank or trust company as may be designated by Giant and Holly (the "Exchange Agent"), which shall provide that Giant shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Holly Common Stock and for exchange in accordance with this Article II, through the Exchange Agent, the Merger Consideration (such shares of Giant Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any cash payable in lieu of any fractional shares of Giant Common Stock, and the cash portion of the Merger Consideration being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for issued and outstanding shares of Holly Common Stock.

        (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Holly Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Giant and Holly may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Giant Common Stock and cash which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Holly Common Stock which is not registered in the transfer records of Holly, a certificate representing the proper number of shares of Giant Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Giant Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Giant that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and other cash, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

        (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Giant Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Giant Common Stock shall be paid by Giant to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Giant Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Giant Common Stock and the amount of any cash payable in lieu of a fractional share of Giant Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Giant Common Stock

        (d) No Further Ownership Rights in Holly Common Stock. All shares of Giant Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Holly Common Stock previously represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Holly on such shares of Holly Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Holly Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

        (e) No Fractional Shares.

           (i) No certificates or scrip representing fractional shares of Giant Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Giant shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Giant.

           (ii) In lieu of any such fractional shares, the Surviving Corporation shall pay each holder of Holly Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Holly Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Giant Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transaction Tape (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date.

           (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Holly Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Holly Common Stock subject to and in accordance with the terms of Section 2.02(b).

        (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Giant, upon demand, and any holders of the Certificates who have not previously complied with this Article II shall thereafter look only to Giant for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Giant Common Stock and any dividends or distributions with respect to Holly Common Stock or Giant Common Stock.

        (g) No Liability. None of Giant, Holly or the Exchange Agent shall be liable to any person in respect of any shares of Giant Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate representing Holly Common Stock pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Giant, on a daily basis. Any interest and other income resulting from such investments shall be paid to Giant.

        (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Giant Common Stock deliverable in respect thereof, pursuant to this Agreement.

        (j) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Holly Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If after the Effective Time such holder fails to perfect or loses any such right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive Merger Consideration pursuant to Section 2.01(b). Holly shall give prompt written notice to Giant of any demands received by Holly for appraisal of shares of Holly Common Stock and Giant shall have the right to participate in negotiations and proceedings with respect to such demands. Prior to the Effective Time, Holly shall not, except with the prior written consent of Giant, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands. Any Merger Consideration that would otherwise have been allocated to the Dissenting Shares if the holders thereof had not properly perfected their appraisal rights will not be paid under Section 2.01(b).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.01. Representations and Warranties of Holly. Except as disclosed in the Holly Filed SEC Documents (as such term is defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by Holly to Giant prior to the execution of this Agreement, which schedule shall identify exceptions and other information by specific Section references (the "Holly Disclosure Schedule"), Holly represents and warrants to Giant as follows:

        (a) Organization, Standing and Corporate Power. Each of Holly and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted. Each of Holly and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on Holly. Holly has delivered or made available to Giant prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and has made available to Giant the certificates of incorporation and bylaws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date. As used in this Agreement, a "Significant Subsidiary" means any subsidiary of Holly or Giant, as the case may be, that would constitute a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

        (b) Subsidiaries. Exhibit 21.1 to Holly's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 includes all the subsidiaries of Holly which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Holly, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

        (c) Capital Structure. The authorized capital stock of Holly consists of 20,000,000 shares of Holly Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share ("Holly Preferred Stock"). At the close of business on April 14, 1998, (i) 8,253,514 shares of Holly Common Stock were issued and outstanding, (ii) 396,768 shares of Holly Common Stock were held by Holly in its treasury, (iii) no shares of Holly Preferred Stock were designated, issued, outstanding or held by Holly in its treasury, and (iv) 751,500 shares of Holly Common Stock were reserved for issuance pursuant to the Holly Corporation Stock Option Plan (the "Holly Stock Plan"). Except as set forth above, at the close of business on April 14, 1998: (x) no shares of capital stock or other voting securities of Holly were issued, reserved for issuance or outstanding; and (y) there were no outstanding stock appreciation rights (other than to the extent Holly phantom stock rights could be deemed to constitute such rights). The Holly Disclosure Schedule sets forth a complete and correct list, as of April 14, 1998, of the number of shares of Holly Common Stock subject to outstanding options under the Holly Stock Plan and the exercise prices thereof. All outstanding shares of capital stock of Holly are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. As of the close of business on April 14, 1998, there were no bonds, debentures, notes or other indebtedness of Holly having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Holly may vote. Except for options outstanding under the Holly Stock Plan, as of the close of business on April 14, 1998, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Holly or any of its subsidiaries is a party or by which any of them is bound obligating Holly or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Holly or of any of its subsidiaries or obligating Holly or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Holly or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Holly or any of its wholly owned subsidiaries. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Holly to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

        (d) Authority; Noncontravention. Holly has all requisite corporate power and authority to enter into this Agreement and, subject to the Holly Stockholder Approval (as defined in Section 3.01(m)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Holly and the consummation by Holly of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Holly, subject to Holly Stockholder Approval. This Agreement has been duly executed and delivered by Holly and constitutes the legal, valid and binding obligation of Holly, enforceable against Holly in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in any obligation to or result in the creation of any Lien upon any of the properties or assets of Holly or any of its Significant Subsidiaries under, (i) the certificate of incorporation or bylaws of Holly or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, concession, franchise or license applicable to Holly or any of its Significant Subsidiaries or their respective properties or assets, (iii) any employment, consulting or similar agreement, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holly or any of its Significant Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Holly, (y) materially impair the ability of Holly to perform its obligations under this Agreement, or
(z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") is required by or with respect to Holly or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by Holly or the consummation by Holly of the transactions contemplated by this Agreement, except for: (1) the filing of a premerger notification and report form by Holly under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the Holly Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the Giant Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Holly is qualified to do business; (4) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Holly.

        (e) SEC Documents; Undisclosed Liabilities. Holly has timely filed all required reports, schedules, forms, statements and other documents with the SEC since August 1, 1996 (the "Holly SEC Documents"). As of their respective dates, the Holly SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Holly SEC Documents, and none of the Holly SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Holly SEC Document has been revised or superseded by a later Holly Filed SEC Document, none of the Holly SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Holly included in the Holly SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Holly and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated by this Agreement, (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement, and (iv) for liabilities and obligations incurred since January 31, 1998 in the ordinary course of business consistent with past practice, neither Holly nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any laws relating to the protection of health, safety or the environment ("Environmental Laws") which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Holly.

        (f) Information Supplied. None of the written information designated or to be designated by Holly and delivered to Giant specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Giant in connection with the issuance of Giant Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Holly's stockholders or at the time of the Holly Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Holly with respect to statements made or incorporated by reference therein based on information supplied by Giant specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

        (g) Absence of Certain Changes or Events. Except (i) as disclosed in the Holly SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Holly Filed SEC Documents"), (ii) for the transactions contemplated by this Agreement, and (iii) for liabilities incurred in connection with or as a result of this Agreement, since the date of the most recent financial statements included in the Holly Filed SEC Documents, Holly has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in Holly; (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Holly's capital stock, other than regular quarterly dividends of $.15 per share on the Holly Common Stock; (3) any split, combination or reclassification of any of Holly's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Holly's capital stock; (4) other than as permitted by Sections 401(a)(xiii) and 5.07,
(A) any granting by Holly or any of its Significant Subsidiaries to any director, executive officer or other key employee of Holly of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date of the most recent financial statements included in the Holly Filed SEC Documents, (B) any granting by Holly or any of its Significant Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Holly Filed SEC Documents, or
(C) any entry by Holly or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or key employee; or (5) except insofar as may have been disclosed in the Holly Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Holly materially affecting its assets, liabilities or business. For purposes of this Agreement, "key employee" means any employee whose current salary and targeted bonus exceeds $100,000 per annum.

        (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Holly, threatened against or affecting Holly or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on Holly, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against Holly or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

        (i) Compliance with Applicable Laws. Holly and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Holly and its subsidiaries, taken as a whole (the "Holly Permits"). Holly and its subsidiaries are in compliance with the terms of the Holly Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Holly. The businesses of Holly and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on Holly. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to Holly or any of its subsidiaries is pending or, to the knowledge of Holly, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Holly.

        (j) Absence of Changes in Benefit Plans. Since the date of the most recent financial statements included in the Holly Filed SEC Documents, there has not been any adoption or amendment in any material respect by Holly or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Holly or any of its wholly-owned subsidiaries. Except as permitted by Sections 4.01(a)(xiii) and 5.07, since the date of the most recent financial statements included in the Holly Filed SEC Documents, neither Holly nor any of its wholly-owned subsidiaries has entered into any employment, consulting, severance, termination or indemnification agreements, arrangements or understandings with any current or former employee, officer or director of Holly or any of its wholly-owned subsidiaries.

        (k) ERISA Compliance.

           (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by Holly or any subsidiary of Holly (the "Holly Benefit Plans"), Holly has given Giant the opportunity to review a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Holly Benefit Plans, (C) each trust agreement relating to such Holly Benefit Plans, (D) the most recent summary plan description for each Holly Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to Holly Benefit Plans subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any Holly Benefit Plans qualified under Section 401(a) of the Code.

           (ii) With respect to the Holly Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Holly, there exists no condition or set of circumstances, in connection with which Holly or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on Holly (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

           (iii) Each Holly Benefit Plan has been administered in accordance with its terms except for any failures so to administer any Holly Benefit Plan as would not individually or in the aggregate have a material adverse effect on Holly. Holly, its subsidiaries and all the Holly Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on Holly.

           (iv) No employee of Holly will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Holly Benefit Plan as a result of the transactions contemplated by this Agreement.

        (l) Taxes.

           (i) Each of Holly and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Holly. Holly and each of its subsidiaries has paid (or Holly has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Holly Filed SEC Documents reflect an adequate reserve for all taxes payable by Holly and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

           (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Holly or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Holly.

           (iii) Neither Holly nor any of its subsidiaries has taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (iv) As used in this Agreement, "taxes" shall include all federal, state and local income, property, sales, excise and other taxes or similar governmental charges.

        (m) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Holly Common Stock, voting as a single class, at the Holly Stockholders Meeting (the "Holly Stockholder Approval") to adopt this Agreement is the only vote of the holders of any class or series of Holly's capital stock necessary to approve and adopt this Agreement.

        (n) State Takeover Statutes. The Board of Directors of Holly has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Holly Board of Directors under the provisions of Section 203 of the DGCL.

        (o) Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holly.

        (p) Opinion of Financial Advisor. Holly has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Holly's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Giant.

        (q) Ownership of Giant Common Stock. Neither Holly nor, to its knowledge, any of its affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Giant.

     3.02. Representations and Warranties of Giant. Except as disclosed in the Giant Filed SEC Documents (as such term is defined in Section 3.02(g)) or as set forth on the Disclosure Schedule delivered by Giant to Holly prior to the execution of this Agreement, which schedule shall identify exceptions and other information by specific Section references (the "Giant Disclosure Schedule"), Giant represents and warrants to Holly as follows:

        (a) Organization, Standing and Corporate Power. Each of Giant and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted. Each of Giant and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Giant. Giant has delivered or made available to Holly prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and has made available to Holly the certificates of incorporation and bylaws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date.

        (b) Subsidiaries. Exhibit 21 to Giant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 includes all the subsidiaries of Giant which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Giant, free and clear of all Liens.

        (c) Capital Structure. The authorized capital stock of Giant consists of 50,000,000 shares of Giant Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of Giant ("Giant Preferred Stock"). At the close of business on April 14, 1998, (i) 10,993,267 shares of Giant Common Stock were issued and outstanding, (ii) 1,239,100 shares of Giant Common Stock were held by Giant in its treasury, (iii) no shares of Giant Preferred Stock were designated, issued, outstanding or held by Giant in its treasury, and (iv) 421,550 shares of Giant Common Stock were reserved for issuance pursuant to Giant's 1989 Stock Incentive Plan (the "Giant Stock Plan"). Except as set forth above, at the close of business on April 14, 1998:

(x) no shares of capital stock or other voting securities of Giant were issued, reserved for issuance or outstanding; and (y) there were no outstanding stock appreciation rights (other and to the extent that Giant phantom stock rights would be deemed to constitute such rights). The Giant Disclosure Schedule sets forth a complete and correct list, as of April 14, 1998, of the number of shares of Giant Common Stock subject to outstanding options under the Giant Stock Plan and the exercise prices thereof. All outstanding shares of capital stock of Giant are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. As of the close of business on April 14, 1998, there were no bonds, debentures, notes or other indebtedness of Giant having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Giant may vote. Except for options outstanding under the Giant Stock Plan, as of the close of business on April 14, 1998, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Giant or any of its subsidiaries is a party or by which any of them is bound obligating Giant or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Giant or of any of its subsidiaries or obligating Giant or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Giant or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Giant or any of its wholly owned subsidiaries. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Giant to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

        (d) Authority; Noncontravention. Giant has all requisite corporate power and authority to enter into this Agreement and, subject to the Giant Stockholder Approval (as defined in Section 3.02(m)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Giant and the consummation by Giant of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Giant, subject to Giant Stockholder Approval. This Agreement has been duly executed and delivered by Giant and constitutes the legal, valid and binding obligation of Giant, enforceable against Giant in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in any obligation to or result in the creation of any Lien upon any of the properties or assets of Giant or any of its Significant Subsidiaries under, (i) the certificate of incorporation or bylaws of Giant or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, concession, franchise or license applicable to Giant or any of its Significant Subsidiaries or their respective properties or assets, (iii) any employment, consulting or similar agreement, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Giant or any of its Significant Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Giant, (y) materially impair the ability of Giant to perform its obligations under this Agreement, or
(z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Giant or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by Giant or the consummation by Giant of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Giant under the HSR Act;
(2) the filing with the SEC of (A) the Joint Proxy Statement relating to the Giant Stockholders Meeting (as defined in Section 5.01(c)), (B) the Form S-4 and
(C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Giant is qualified to do business; (4) filings with Governmental Entities to satisfy any applicable requirements of state securities or "blue sky" laws; (5) such filings with and approvals of the NYSE to permit the shares of Giant Common Stock that are to be issued in the Merger to be listed on the NYSE; (6) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; and (7) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Giant.

        (e) SEC Documents; Undisclosed Liabilities. Giant has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "Giant SEC Documents"). As of their respective dates, the Giant SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Giant SEC Documents, and none of the Giant SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Giant SEC Document has been revised or superseded by a later Giant Filed SEC Document, none of the Giant SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Giant included in the Giant SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Giant and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated by this Agreement,
(iii) for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement, and (iv) for liabilities and obligations incurred since December 31, 1997 in the ordinary course of business consistent with past practice, neither Giant nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any Environmental Laws which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Giant.

        (f) Information Supplied. None of the information supplied or to be supplied by Giant specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Giant's stockholders or at the time of the Giant Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Giant with respect to statements made or incorporated by reference therein based on information supplied by Holly specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

        (g) Absence of Certain Changes or Events. Except (i) as disclosed in the Giant SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Giant Filed SEC Documents"), (ii) for the transactions provided for herein, and (iii) for liabilities incurred in connection with or as a result of this Agreement, since the date of the most recent financial statements included in the Giant Filed SEC Documents, Giant has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in Giant; (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of

Giant's capital stock, other than regular quarterly dividends of $.05 per share on the Giant Common Stock; (3) any split, combination or reclassification of any of Giant's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Giant's capital stock; (4) other than as permitted by Sections 4.01(b)(xiii) and 5.07, (A) any granting by Giant or any of its Significant Subsidiaries to any director, executive officer or other key employee of Giant of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date of the most recent financial statements included in the Giant Filed SEC Documents, (B) any granting by Giant or any of its Significant Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Giant Filed SEC Documents, or
(C) any entry by Giant or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or key employee; or (5) except insofar as may have been disclosed in the Giant Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Giant materially affecting its assets, liabilities or business.

        (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Giant, threatened against or affecting Giant or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on Giant, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against Giant or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

        (i) Compliance with Applicable Laws. Giant and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Giant and its subsidiaries, taken as a whole (the "Giant Permits"). Giant and its subsidiaries are in compliance with the terms of the Giant Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Giant. The businesses of Giant and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on Giant. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to Giant or any of its subsidiaries is pending or, to the knowledge of Giant, threatened, other than, in each case, those the outcome of which, individually or in the aggregate could not reasonably be expected to have a material adverse effect on Giant.

        (j) Absence of Changes in Benefit Plans. Since the date of the most recent financial statements included in the Giant Filed SEC Documents, there has not been any adoption or amendment in any material respect by Giant or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Giant or any of its wholly-owned subsidiaries. Except as permitted by Sections 4.01(b)(xiii) and 5.07, since the date of the most recent financial statements included in the Giant Filed SEC Documents, neither Giant nor any of its wholly-owned subsidiaries has entered into any employment, consulting, severance, termination or indemnification agreements, arrangements or understandings with any current or former employee, officer or director of Giant or any of its wholly-owned subsidiaries.

        (k) ERISA Compliance.

           (i) With respect to Benefit Plans maintained or contributed to by Giant or any subsidiary of Giant (the "Giant Benefit Plans"), Giant has given Holly the opportunity to review a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Giant Benefit Plans, (C) each trust agreement relating to such Giant Benefit Plans, (D) the most recent summary plan description for each Giant Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to Giant Benefit Plans subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any Giant Benefit Plans qualified under Section 401(a) of the Code.

           (ii) With respect to the Giant Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Giant, there exists no condition or set of circumstances, in connection with which Giant or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on Giant (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

           (iii) Each Giant Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Giant Benefit Plans as would not individually or in the aggregate have a material adverse effect on Giant. Giant, its subsidiaries and all the Giant Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on Giant.

           (iv) No employee of Giant will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Giant Benefit Plan as a result of the transactions contemplated by this Agreement.

        (l) Taxes.

           (i) Each of Giant and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Giant. Giant and each of its subsidiaries has paid (or Giant has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Giant Filed SEC Documents reflect an adequate reserve for all taxes payable by Giant and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

           (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Giant or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Giant.

           (iii) Neither Giant nor any of its subsidiaries has taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (m) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Giant Common Stock, voting as a single class, at the Giant Stockholders Meeting to adopt this Agreement is the only vote of the holders of any class or series of Giant's capital stock necessary to approve and adopt this Agreement and to issue the Merger Consideration; provided, however, that the affirmative vote of the holders of 80% of all outstanding shares of Giant Common Stock, voting as a single class, at the Giant Stockholders Meeting is required to approve certain of the amendments to Giant's certificate of incorporation and bylaws contemplated by Exhibits A and B, respectively. For purposes of this Agreement, the "Giant Stockholder Approval" means the majority and 80% votes described above in this Section 3.02(m) as are necessary to adopt this Agreement and the amendments to the Giant certificate of incorporation and bylaws contemplated hereby.

        (n) State Takeover Statutes. The Board of Directors of Giant has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Giant Board of Directors under the provisions of Section 203 of the DGCL.

        (o) Brokers. Except for Bear, Stearns & Co. Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Giant.

        (p) Opinion of Financial Advisor. Giant has received the opinion of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Giant and, accordingly, to Giant's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Holly.

        (q) Ownership of Holly Common Stock. Neither Giant nor, to its knowledge, any of its affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Holly.

        (r) Ownership of Giant Common Stock Upon Exchange. Immediately after the Effective Time, the holders of shares of Holly Common Stock issued and outstanding immediately before the Effective Time shall, in the aggregate, have the right to receive, and shall receive pursuant to the provisions of Article II, that number of shares of Giant Common Stock such that such holders shall own fifty percent (50%) of the issued and outstanding capital stock of the Surviving Corporation.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.01.  Conduct of Business.

        (a) Conduct of Business by Holly. Except as contemplated by this Agreement or as set forth in the Holly Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Holly shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time, except such impairment as would not have a material adverse effect on Holly. Except as set forth in the Holly Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Holly shall not, and shall not permit any of its subsidiaries to:

           (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly-owned subsidiary of Holly to its parent, or by a subsidiary that is partially-owned by Holly or any of its subsidiaries, provided that Holly or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.15 per share with respect to the Holly Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire any shares of capital stock of Holly or any of its Significant Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Holly Common Stock upon the exercise of Holly Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms);

           (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for (x) acquisitions publicly announced before the date of this Agreement, (y) such acquisitions which do not in the aggregate exceed $5,000,000 and (z) purchases of inventory, feedstock and other items in the ordinary course of business consistent with past practice;

           (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than
(x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $5,000,000;

           (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Holly or any of its wholly-owned subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and guarantees of indebtedness of its subsidiaries incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Holly or any direct or indirect subsidiary of Holly or to officers and employees of Holly or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

           (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of Holly previously furnished to Giant, the relevant portions of which are set forth in the Holly Disclosure Schedule, other than capital expenditures that do not or would not constitute a material change;

           (viii) make any tax election that could reasonably be expected to have a material adverse effect on Holly or settle or compromise any material income tax liability;

           (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Holly included in the Holly Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not in the aggregate have a material adverse effect on Holly;

           (x) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on Holly, modify, amend or terminate any material contract or agreement to which Holly or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

           (xi) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

           (xii) except as required by law or contemplated by this Agreement, enter into, adopt or amend in any material respect or terminate any Holly Benefit Plan or any other agreement, plan or policy involving Holly or its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Holly pension plans, or change the manner in which contributions to any Holly pension plans are made or the basis on which such contributions are determined;

           (xiii) except for (a) new employment agreements with Holly's three highest-ranking executives on terms no more favorable than Giant's employment agreements (as amended pursuant to Section 5.06(g)) with its three highest-ranking executives (with base salaries equal to the executives' current base salaries or such other amounts approved by Giant), (b) bonus payments to Holly employees in amounts and forms as agreed to by the Holly and Giant Boards of Directors prior to the effective date of the S-4 and to be paid at or before the Closing, (c) normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Holly or its subsidiaries, and (d) as contemplated hereby or by the terms of any contract the existence of which does not

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

constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee of Holly or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; or

           (xiv) authorize, or commit or agree to take, any of the foregoing actions.

        (b) Conduct of Business by Giant. Except as contemplated by this Agreement or as set forth in the Giant Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Giant shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time, except such impairment as would not have a material adverse effect on Giant. Except as set forth in the Giant Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Giant shall not, and shall not permit any of its subsidiaries to:

           (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly-owned subsidiary of Giant to its parent, or by a subsidiary that is partially-owned by Giant or any of its subsidiaries, provided that Giant or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.05 per share with respect to the Giant Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire any shares of capital stock of Giant or any of its Significant Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Giant Common Stock upon the exercise of Giant Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms);

           (iii) except as contemplated by this Agreement, amend its certificate of incorporation, bylaws or other comparable organizational documents;

           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for (x) acquisitions publicly announced before the date of this Agreement, (y) such other acquisitions which do not in the aggregate exceed $5,000,000 and (z) purchases of inventory, feedstock and other items in the ordinary course of business consistent with past practice;

           (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than
(x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $5,000,000;

           (vi) except as contemplated by Section 4.01(f) of this Agreement, (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Giant or any of its wholly-owned subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and guarantees of indebtedness of its subsidiaries incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Giant or any direct or indirect subsidiary of Giant or to officers and employees of Giant or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

           (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of Giant previously furnished to Holly, the relevant portions of which are set forth in the Giant Disclosure Schedule, other than capital expenditures that do not or would not constitute a material change;

           (viii) make any tax election that could reasonably be expected to have a material adverse effect on Giant or settle or compromise any material income tax liability;

           (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Giant included in the Giant Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not in the aggregate have a material adverse effect on Giant;

           (x) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on Giant, modify, amend or terminate any material contract or agreement to which Giant, any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

           (xi) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

           (xii) except as required by law or contemplated by this Agreement, enter into, adopt or amend in any material respect or terminate any Giant Benefit Plan or any other agreement, plan or policy involving Giant or its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Giant pension plans, or change the manner in which contributions to any Giant pension plans are made or the basis on which such contributions are determined;

           (xiii) except for (a) bonus payments to Giant employees in amounts and forms as agreed to by the Giant and Holly Boards of Directors prior to the effective date of the Form S-4 and to be paid at or before the Closing, (b) the amendments to the Giant employment agreements, stock options and phantom stock rights described in Section 5.06(g), (c) normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Giant or its subsidiaries, and (d) as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee of Giant or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; or

           (xiv) authorize, or commit or agree to take, any of the foregoing actions.

        (c) Coordination of Dividends. Each of Giant and Holly shall coordinate with the other regarding the declaration and payment of dividends in respect of the Giant Common Stock and the Holly Common Stock and the record dates and payment dates relating thereto, it being the intention of Giant and Holly that any holder of Holly Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Holly Common Stock and/or any shares of Giant Common Stock any such holder receives in exchange therefor pursuant to the Merger.

        (d) Other Actions. Except as required by law, Holly and Giant shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in
(i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

        (e) Advice of Changes. Holly and Giant shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (f) Financing Arrangement. Giant and Holly shall have arranged for the Surviving Corporation to finance appropriately the redemption contingency that will result on account of the Merger with respect to Giant's outstanding 9% Senior Subordinated Notes due 2007 ($150,000,000 aggregate principal amount) and its outstanding 9 3/4% Senior Subordinated Notes due 2003 ($100,000,000 aggregate principal amount). Such arrangement shall be on terms and in amounts that are acceptable to each of the Giant Board of Directors and the Holly Board of Directors.

     4.02.  No Solicitation by Holly.

        (a) Holly shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Holly Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Holly Takeover Proposal; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of Holly Common Stock, the Board of Directors of Holly determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Holly's stockholders under applicable law, Holly may, in response to a Holly Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this
Section 4.02(a), and subject to compliance with Section 4.02(c), (x) furnish information with respect to Holly and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by Holly after consultation with its outside counsel) and (y) participate in negotiations regarding such Holly Takeover Proposal. For purposes of this Agreement, "Holly Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 35% or more of the assets of Holly and its subsidiaries or 35% or more of any class of equity securities of Holly or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of Holly or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Holly or any of its subsidiaries, other than the transactions contemplated by this Agreement.

        (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of Holly nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Giant, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Holly Takeover Proposal, or (iii) cause Holly to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Holly Acquisition Agreement") related to any Holly Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Holly Common Stock: (x) the Board of Directors of Holly determines in good faith, after it has received a Holly Superior Proposal (as defined below) and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Holly's stockholders under applicable law, the Board of Directors of Holly may (subject to this and the following sentences) withdraw or modify its approval or recommendation of the Merger or this Agreement; or (y) the Board of Directors of Holly determines in good faith that there is not a substantial probability that the adoption of this Agreement by holders of Holly Common Stock will be obtained due to the existence of a Holly Superior Proposal, the Board of Directors of Holly may (subject to this and the following sentences) approve or recommend such Holly Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Holly to enter into any Holly Acquisition Agreement with respect to any Holly Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the fifth business day following Giant's receipt of written notice advising Giant that the Board of Directors of Holly has received a Holly Superior Proposal, specifying the material terms and conditions of such Holly Superior Proposal and identifying the person making such Holly Superior Proposal. For purposes of this Agreement, a "Holly Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Holly Common Stock then outstanding or all or substantially all the assets of Holly and otherwise on terms which the Board of Directors of Holly determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Holly's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Holly, is reasonably capable of being obtained by such third party.

        (c) In addition to the obligations of Holly set forth in paragraphs (a) and (b) of this Section 4.02, Holly shall immediately advise Giant orally and in writing of any request for information or of any Holly Takeover Proposal, the material terms and conditions of such request or Holly Takeover Proposal and the identity of the person making such request or Holly Takeover Proposal. Holly will keep Giant reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Holly Takeover Proposal.

        (d) Nothing contained in this Section 4.02 shall prohibit Holly from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Holly's stockholders if, in the good faith judgment of the Board of Directors of Holly, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Holly's stockholders under applicable law; provided, however, that neither Holly nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.02(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Holly Takeover Proposal.

     4.03.  No Solicitation By Giant.

        (a) Giant shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Giant Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Giant Takeover Proposal; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of Giant Common Stock, the Board of Directors of Giant determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Giant's stockholders under applicable law, Giant may, in response to a Giant Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this
Section 4.03(a), and subject to compliance with Section 4.03(c), (x) furnish information with respect to Giant and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by Giant after consultation with its outside counsel) and (y) participate in negotiations regarding such Giant Takeover Proposal. For purposes of this Agreement, "Giant Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 35% or more of the assets of Giant and its subsidiaries or 35% or more of any class of equity securities of Giant or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of Giant or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Giant or any of its subsidiaries, other than the transactions contemplated by this Agreement.

        (b) Except as expressly permitted by this Section 4.03, neither the Board of Directors of Giant nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Holly, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Giant Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Giant Takeover Proposal, or (iii) cause Giant to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Giant Acquisition Agreement") related to any Giant Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Giant Common Stock: (x) the Board of Directors of Giant determines in good faith, after it has received a Giant Superior Proposal (as defined below) and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Giant's stockholders under applicable law, the Board of Directors of Giant may (subject to this and the following sentences) withdraw or modify its approval or recommendation of the Merger, this Agreement or the issuance of Giant Common Stock in connection with the Merger; or (y) the Board of Directors of Giant determines in good faith that there is not a substantial probability that the adoption of this Agreement by holders of Giant Common Stock will be obtained due to the existence of a Giant Superior Proposal, the Board of Directors of Giant may (subject to this and the following sentences) approve or recommend such Giant Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Giant to enter into any Giant Acquisition Agreement with respect to any Giant Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the fifth business day following Holly's receipt of written notice advising Holly that the Board of Directors of Giant has received a Giant Superior Proposal, specifying the material terms and conditions of such Giant Superior Proposal and identifying the person making such Giant Superior Proposal. For purposes of this Agreement, a "Giant Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Giant Common Stock then outstanding or all or substantially all the assets of Giant and otherwise on terms which the Board of Directors of Giant determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Giant's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Giant, is reasonably capable of being obtained by such third party.

        (c) In addition to the obligations of Giant set forth in paragraphs (a) and (b) of this Section 4.03, Giant shall immediately advise Holly orally and in writing of any request for information or of any Giant Takeover Proposal, the material terms and conditions of such request or Giant Takeover Proposal and the identity of the person making such request or Giant Takeover Proposal. Giant will keep Holly reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Giant Takeover Proposal.

        (d) Nothing contained in this Section 4.03 shall prohibit Giant from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Giant's stockholders if, in the good faith judgment of the Board of Directors of Giant, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Giant's stockholders under applicable law; provided, however, that neither Giant nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.03(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Giant Common Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Giant Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

        (a) As soon as practicable following the date of this Agreement, Holly and Giant shall prepare and file with the SEC the Joint Proxy Statement and Giant shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Holly and Giant shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Holly will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Holly's stockholders, and Giant will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Giant's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Giant also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Giant Common Stock in the Merger and Holly shall furnish all information concerning Holly and the holders of Holly Common Stock as may be reasonably requested in connection with any such action.

        (b) Holly will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Holly Stockholders Meeting") for the purpose of obtaining the Holly Stockholder Approval. Without limiting the generality of the foregoing but subject to Section 4.02(b), Holly agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Holly of any Holly Takeover Proposal. Holly will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, except to the extent that the Board of Directors of Holly shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger and terminated this Agreement in accordance with Section 4.02(b).

        (c) Giant will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Giant Stockholders Meeting") for the purpose of obtaining the Giant Stockholder Approval. Without limiting the generality of the foregoing but subject to Section 4.03(b), Giant agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or commencement to Giant of any Giant Takeover Proposal. Giant will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, except to the extent that the Board of Directors of Giant shall have withdrawn or modified its recommendation and terminated this Agreement in accordance with Section 4.03(b).

        (d) Giant and Holly will use reasonable efforts to hold the Holly Stockholders Meeting and the Giant Stockholders Meeting on the same date and as soon as practicable after the date hereof.

     5.02. Letters of Holly's Accountants. Holly shall use reasonable efforts to cause to be delivered to Giant two letters from Ernst & Young LLP, Holly's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Giant, in form and substance reasonably satisfactory to Giant and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.03. Letters of Giant's Accountants. Giant shall use reasonable efforts to cause to be delivered to Holly two letters from Deloitte & Touche LLP, Giant's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Holly, in form and substance reasonably satisfactory to Holly and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreement (as defined below), each of Holly and Giant shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Holly and Giant shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Holly and Giant will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated April 6, 1998 between Giant and Holly (the "Confidentiality Agreement").

     5.05.  Reasonable Efforts.

        (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, such as those referred to in Sections 3.01(d)(1)-(4) and 3.02(d)(1)-(6)) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary actions, waivers, consents and approvals from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.05(a) will limit or affect actions permitted to be taken pursuant to Sections 4.02 and 4.03.

        (b) In connection with and without limiting the foregoing, each of Holly and Giant shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

        (c) In connection with and without limiting the foregoing, each of Holly and Giant shall (i) promptly make or cause to be made the filings required of such party or any of its affiliates or subsidiaries under the HSR Act with respect to the Merger, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its affiliates or subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Merger or such other transactions, and
(iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, or orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws") with respect to any such filing, the Merger, or any such other transaction. Each party shall promptly inform the other party of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Merger, or any such other transactions. Neither party
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

shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

        (d) In connection with and without limiting the foregoing, each of Holly and Giant shall use its reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Merger or any other transactions provided for in this Agreement under the Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the transaction as violative of any Antitrust Law, and, if by mutual agreement, Holly and Giant decide that litigation is in their best interests, each of Holly and Giant shall cooperate and use reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order that is in effect and that prohibits, prevents, or restricts consummation of the Merger. Each of Holly and Giant shall use its reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Merger as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Section 5.05, neither Holly nor Giant shall be required to divest any of its businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on such party.

     5.06.  Stock Options and Phantom Stock Rights.

        (a) As soon as practicable following the date of this Agreement, the Board of Directors of Holly (or, if appropriate, any committee administering the Holly Stock Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

           (i) adjust the terms of all outstanding Holly Employee Stock Options granted under the Holly Stock Plan, whether vested or unvested, as necessary to provide that, immediately after the Effective Time, each Holly Employee Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Holly Employee Stock Option, including vesting, the same Giant Common Stock portion of the Merger Consideration the holder of such Holly Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Holly Employee Stock Option in full immediately prior to the Effective Time, at a price per share of Giant Common Stock equal to
(a) the aggregate exercise price for the shares of Holly Common Stock pursuant to such Holly Employee Stock Option divided by (b) the aggregate number of shares of Giant Common Stock that may be purchased pursuant to such Holly Employee Stock Option (each, as so adjusted, an "Adjusted Option"); provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code;

           (ii) make such other changes to the Holly Stock Plan as Holly and Giant may agree are appropriate to give effect to the Merger; and

           (iii) adjust the terms of all outstanding Holly phantom stock rights and take all such actions as necessary to make them obligations of Giant consistent with the adjustment provisions of Section 5.06(a)(i) regarding options.

        Immediately following the Effective Time, Giant shall pay to each holder of Holly Employee Stock Options immediately before the Effective Time an amount in cash (subject to applicable withholding) equal to the number of Holly shares that were subject to such holder's Holly stock options (whether vested or unvested) immediately before the Effective Time times the amount in cash paid per issued and outstanding Holly share as part of the Merger Consideration pursuant to Section 2.01(b). In addition, immediately following the Effective Time, Giant shall pay to each holder of Holly phantom share rights immediately before the Effective Time an amount in cash (subject to applicable withholding) equal to the number of phantom shares held by such holder immediately before the Effective Time times the amount in cash paid per Holly share as part of the Merger Consideration pursuant to Section 2.01(b). This provision shall be interpreted so that the sum of the total cash Merger Consideration payable at the Effective Time under Section 2.01(b) (whether or not actually paid) and the total of the cash payments (including applicable withholding) required to be made under this Section 5.06(a) shall in all cases equal but not exceed $25,000,000, subject to the provisions of Section 2.01(j). Such payments shall be in lieu of any other payment or adjustment to any holder of a Holly Employee Stock Option or Holly phantom share right relating to the cash portion of the Merger Consideration.

        (b) As soon as practicable after the Effective Time, Giant shall deliver to the holders of Holly Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the Holly Stock Plan and the agreements evidencing the grants of such Holly Employee Stock Options and that such Holly Employee Stock Options and agreements shall be assumed by Giant and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger). Giant shall comply with the terms of the Holly Stock Plan and ensure, to the extent required by and subject to the provisions of such Holly Stock Plan, that the Holly Employee Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

        (c) Giant shall take such actions as are necessary for the assumption of the Holly Stock Plan pursuant to Section 5.06(a), including the reservation, issuance and listing of Giant Common Stock as is necessary to effectuate the transactions contemplated by Section 5.06(a). As soon as reasonably practicable after the Effective Time, Giant shall prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of Giant Common Stock subject to Holly Employee Stock Options issued under the Holly Stock Plan and shall use all reasonable efforts to maintain the effectiveness of a registration statement or registration statements covering such Holly Employee Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Holly Employee Stock Options remain outstanding. With respect to those individuals, if any, who subsequent to the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Giant shall use all reasonable efforts to administer the Holly Stock Plan assumed pursuant to
Section 5.06(b) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Holly Stock Plan complied with such rule prior to the Merger.

        (d) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Giant, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the Holly Stock Plan.

        (e) Except as otherwise contemplated by this Section 5.06, all restrictions or limitations on transfer and vesting with respect to Holly Employee Stock Options awarded under the Holly Stock Plan or any other plan, program or arrangement of Holly or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Giant as set forth above.

        (f) Giant shall have the right to meet its obligation to assume the Holly Employee Stock Options under this Section 5.06 by granting to the holder of Holly Employee Stock Options as soon as practicable after the Effective Time substitute options to acquire shares of Giant Common Stock on identical terms as prescribed herein.

        (g) Giant has certain outstanding stock options and phantom stock rights which will become fully vested and will unless amended be required to be cashed-out as a result of the Merger. Giant shall amend such options to provide the holders thereof with the right to elect to be cashed out or to reject the cash-out and continue to hold the option, as the case may be. Giant shall use its reasonable efforts to cause the holders of such options, prior to the Effective Time, to reject the cash-out and continue to hold the options. Giant shall use its best efforts to obtain, prior to the Effective Time, waivers from the holders of its phantom stock rights of the acceleration of vesting triggered by the Merger (and, accordingly, any cash-out rights associated with the accelerated vesting). Giant also has certain employment agreements that include change of control provisions that may be triggered on account of the Merger. Giant shall use its best efforts to cause such employment agreements to be amended prior to the Effective Time to limit the change of control payments thereunder so that such payments will not constitute excess parachute payments triggering excise tax liability under the Code.

     5.07. Certain Employee Matters. Following the Effective Time, Giant, as the Surviving Corporation in the Merger, will honor all obligations under employment agreements of Holly or Giant the existence of which does not constitute a violation of this Agreement (including those agreements entered into by Holly pursuant to Section 4.01(a)(xiii)) in accordance with the terms thereof.

     5.08. Indemnification, Exculpation and Insurance.

        (a) Giant agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Holly and its subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of Holly, the existence of which does not constitute a breach of this Agreement, shall be assumed by Giant, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall (i) maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Holly with respect to matters occurring on or prior to the Effective Time; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to Holly's existing carriers) containing terms and conditions which are not materially less advantageous to the former or current (immediately prior to the Effective Time) directors or officers of Holly and its subsidiaries and (ii) upon the request of any former or current (immediately prior to the Effective Time) director or officer of Holly or any of its subsidiaries, enter into a contract obligating the Surviving Corporation to indemnify and exculpate such individual for liabilities as described in this Section 5.08. In addition, from and after the Effective Time, directors and officers of Holly who become directors or officers of Giant will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Giant.

        (b) In the event that Giant or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Giant assume the obligations set forth in this Section.

        (c) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     5.09. Fees and Expenses.

        (a) Except as set forth in this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Giant and Holly shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

        (b) In the event that (i) a Holly Takeover Proposal shall have been made known to Holly or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Holly Takeover Proposal and thereafter this Agreement is terminated by either Giant or Holly pursuant to Section 7.01(b)(i) or (ii), or (ii) this Agreement is terminated (x) by Holly pursuant to Section 7.01(g) or (y) by Giant pursuant to Section 7.01(e), then Holly shall promptly, but in no event later than two days after the date of such termination,
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

pay Giant a fee equal to $8,000,000 (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Giant pursuant to clause (i) of this paragraph (b) or pursuant to a termination by Giant pursuant to Section 7.01(e) unless and until within 18 months of such termination Holly or any of its subsidiaries enters into any Holly Acquisition Agreement or consummates any Holly Takeover Proposal (for the purposes of the foregoing proviso the terms "Holly Acquisition Agreement" and "Holly Takeover Proposal" shall have the meanings assigned to such terms in
Section 4.02). Holly acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Giant would not enter into this Agreement. Accordingly, if Holly fails promptly to pay the amount due pursuant to this
Section 5.09(b), and, in order to obtain such payment, Giant commences a suit which results in a judgment against Holly for the fee set forth in this Section 5.09(b), Holly shall pay to Giant its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made. In the event of a termination by Giant pursuant to Section 7.01(e), Holly shall promptly pay upon Giant's request all out-of-pocket expenses incurred by Giant in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $1,500,000, which payments shall be credited against any Termination Fee that may subsequently become payable.

        (c) In the event that (i) a Giant Takeover Proposal shall have been made known to Giant or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Giant Takeover Proposal and thereafter this Agreement is terminated by either Giant or Holly pursuant to Section 7.01(b)(i) or (iii), or (ii) this Agreement is terminated (x) by Giant pursuant to Section 7.01(d) or (y) by Holly pursuant to Section 7.01(h), then Giant shall promptly, but in no event later than two days after the date of such termination, pay Holly the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Holly pursuant to clause (i) of this paragraph (c) or pursuant to a termination by Holly pursuant to Section 7.01(h) unless and until within 18 months of such termination Giant or any of its subsidiaries enters into any Giant Acquisition Agreement or consummates any Giant Takeover Proposal (for the purposes of the foregoing proviso the terms "Giant Acquisition Agreement" and "Giant Takeover Proposal" shall have the meanings assigned to such terms in Section 4.03. Giant acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Holly would not enter into this Agreement. Accordingly, if Giant fails promptly to pay the amount due pursuant to this
Section 5.09(c), and, in order to obtain such payment, Holly commences a suit which results in a judgment against Giant for the fee set forth in this Section 5.09(c), Giant shall pay to Holly its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made. In the event of a termination by Holly pursuant to Section 7.01(h), Giant shall promptly pay upon Holly's request all out-of-pocket expenses incurred by Holly in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $1,500,000 which payments shall be credited against any Termination Fee that may subsequently become payable.

     5.10. Public Announcements. Giant and Holly will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form previously agreed to by the parties.

     5.11. NYSE Listing. Giant shall use best efforts to cause the shares of Giant Common Stock to be issued in the Merger and under the Holly Stock Plan (or Giant Stock Plan, if Giant elects to issue substitute options to the holders of Holly Employee Stock Options) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

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

     5.12. Transfer Taxes, Etc. The Surviving Corporation shall pay the Merger Consideration to the holders of Holly Common Stock without deduction or withholding therefrom for transfer taxes, transfer fees, stamp fees, recording fees, or other similar taxes or fees that may become payable in connection with the Merger, all of which shall be paid by the Surviving Corporation.

     5.13. Tax Treatment. Each of Giant and Holly shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of
Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02 and 6.03.

     5.14. Indemnification Agreements. Giant and Holly agree that as soon as practicable after the Effective Time, the Surviving Corporation will enter into indemnification agreements with the directors and officers of the Surviving Corporation providing for indemnification on the terms set forth in the bylaws of the Surviving Corporation, as amended pursuant to Section 1.05, and as otherwise provided for under this Agreement.

     5.15. Certain Tax Matters. Giant and Holly agree that they will not treat the Merger as a change in the ownership or effective control of Giant or a change in the ownership of a substantial portion of the assets of Giant, each within the meaning of Section 280G of the Code, unless otherwise required by a determination (as defined in Section 1313 of the Code).

     5.16 Affiliate Agreements. Holly shall, no later than two (2) days prior to the Closing, cause to be delivered to Giant a list, reviewed by its counsel and reasonably satisfactory to Giant, identifying all persons who are, in its opinion, at the time of the meeting of the Holly's stockholders to be held to approve the Merger, "affiliates" of Holly for purposes of Rule 145 under the Securities Act. Holly shall furnish such information and documents as Giant may reasonably request for the purpose of reviewing such list. Holly shall use its reasonable efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.16 to execute a written agreement on or prior to the Closing, in a form satisfactory to Giant (an "Affiliate Agreement"), that such person shall not offer or sell or otherwise dispose of any of the shares of Giant Common Stock issued to such person pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) Stockholder Approvals. Each of the Holly Stockholder Approval and the Giant Stockholder Approval shall have been obtained.

        (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

        (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

        (d) No Litigation. There shall not be pending any suit, action or proceeding, in each case brought by any Governmental Entity and (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from either of Holly or Giant any damages that are material in relation to Holly and its subsidiaries taken as a whole or Giant and its subsidiaries taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by

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

Holly, Giant or any of their respective subsidiaries of any material portion of the business or assets of Holly, Giant or any of their respective subsidiaries, or to compel Holly, Giant or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Holly, Giant or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) which otherwise could reasonably be expected to have a material adverse effect on Holly or Giant, as applicable. In addition, there shall not be any Restraint enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) or (iii) above.

        (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

        (f) NYSE Listing. The shares of Giant Common Stock issuable to Holly's stockholders pursuant to this Agreement and under the Holly Stock Plan (or Giant Stock Plan, if Giant elects to issue substitute options to the holders of Holly Employee Stock Options) shall have been approved for listing on the NYSE, subject to official notice of issuance.

        (g) Major Stockholders' Agreement. The parties to such agreement shall have executed a Major Stockholders' Agreement substantially in the form attached as Exhibit D.

        (h) Dissenters' Rights. Dissenters' rights of appraisal under the DGCL shall not have been exercised with respect to more than 5% of the issued and outstanding shares of Holly Common Stock.

     6.02. Conditions to Obligations of Giant. The obligation of Giant to effect the Merger is further subject to satisfaction or waiver of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Holly set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Holly set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and Giant shall have received a certificate signed on behalf of Holly by the chief executive officer and the chief financial officer of Holly to such effect.

        (b) Performance of Obligations of Holly. Holly shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Giant shall have received a certificate signed on behalf of Holly by the chief executive officer and the chief financial officer of Holly to such effect.

        (c) Tax Opinion. Giant shall have received from counsel reasonably acceptable to Giant, on the date of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Giant and Holly will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Holly upon their exchange of Holly stock for Giant stock (except to the extent such a stockholder receives cash as a portion of the Merger Consideration or in lieu of fractional shares). In rendering such opinions, such counsel shall be entitled to rely upon customary representations.

        (d) Opinion of Holly Counsel. Giant shall have received from counsel to Holly an opinion, in form and substance reasonably acceptable to Giant, dated as of the Closing Date and addressing such matters as are customary in connection with transactions such as the Merger.

        (e) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Holly.

     6.03. Conditions to Obligation of Holly. The obligation of Holly to effect the Merger is further subject to satisfaction or waiver of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Giant set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Giant set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations expressly relate to an earlier date (in which case as of such date), and Holly shall have received a certificate signed on behalf of Giant by the chief executive officer and the chief financial officer of Giant to such effect.

        (b) Performance of Obligations of Giant. Giant shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Holly shall have received a certificate signed on behalf of Giant by the chief executive officer and the chief financial officer of Giant to such effect.

        (c) Tax Opinion. Holly shall have received from counsel reasonably acceptable to Holly, on the date of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Giant and Holly will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Holly upon their exchange of Holly stock for Giant stock (except to the extent such a stockholder receives cash as a portion of the Merger Consideration or in lieu of fractional shares). In rendering such opinions, such counsel shall be entitled to rely upon customary representations.

        (d) Opinion of Giant Counsel. Holly shall have received from counsel to Giant an opinion, in form and substance reasonably acceptable to Holly, dated as of the Closing Date and addressing such matters as are customary in connection with transactions such as the Merger.

        (e) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Giant.

        (f) Amendments to Options, Phantom Stock Rights and Employment Agreements. Giant shall have amended its outstanding stock options, phantom stock rights and employment agreements as provided in Section 5.06(g) to the reasonable satisfaction of Holly's Board of Directors.

     6.04. Frustration of Closing Conditions. Neither Giant nor Holly may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Holly Stockholder Approval or the Giant Stockholder Approval:

        (a) by mutual written consent of Giant and Holly;

        (b) by either Giant or Holly:

           (i) if the Merger shall not have been consummated by December 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to be consummated by such date;

           (ii) if the Holly Stockholder Approval shall not have been obtained at a Holly Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

           (iii) if the Giant Stockholder Approval shall not have been obtained at a Giant Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

           (iv) if any Governmental Entity shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable;

        (c) by Giant, if Holly shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or
(b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to Holly of such breach (a "Holly Material Breach") (provided that Giant is not then in Giant Material Breach (as defined in Section 7.01(f)) of any representation, warranty, covenant or other agreement contained in this Agreement);

        (d) by Giant in accordance with Section 4.03(b), provided that it has complied with all provisions thereof, including the notice provisions thereof, and that it complies with applicable requirements of Section 5.09;

        (e) by Giant if (i) the Board of Directors of Holly or any committee thereof shall have withdrawn or modified in a manner adverse to Giant its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Holly Takeover Proposal or (ii) the Board of Directors of Holly or any committee thereof shall have resolved to take any of the foregoing actions;

        (f) by Holly, if Giant shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or
(b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to Giant of such breach (a "Giant Material Breach") (provided that Holly is not then in Holly Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

        (g) by Holly in accordance with Section 4.02(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements of Section 5.09; or

        (h) by Holly if (i) the Board of Directors of Giant or any committee thereof shall have withdrawn or modified in a manner adverse to Holly its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Giant Takeover Proposal or (ii) the Board of Directors of Giant or any committee thereof shall have resolved to take any of the foregoing actions.

     7.02. Effect of Termination. In the event of termination of this Agreement by either Holly or Giant as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Giant or Holly, other than the provisions of Section 3.01(o), Section 3.02(o), the last sentence of Section 5.04, Section 5.09, this
Section 7.02 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have all rights and remedies available to it at law or in equity as a result of such willful and material breach.

     7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Holly Stockholder Approval or the Giant Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Holly or Giant without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an extension or waiver pursuant to Section 7.04 and any amendment to this Agreement shall, in order to be effective, require, in the case of Giant or Holly, action by its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.01. Nonsurvival of Representations and Warranties. Except for the representation made by Giant pursuant to Section 3.02(r), which shall survive for a period of twelve months following the Effective Time, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of delivery, if delivered personally or telecopied (and confirmed) during normal business hours, or on the following day if sent by overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Giant, to:
          Giant Industries, Inc.
          23733 North Scottsdale Road
          Scottsdale, Arizona 85255
          Telecopy No.: (602) 585-8985
          Attention: Corporate Secretary

          with a copy to:

          Fennemore Craig, P.C.
          3003 North Central Avenue, Suite 2600
          Phoenix, Arizona 85012
          Telecopy No.: (602) 916-5507
          Attention: Karen C. McConnell

        (b) if to Holly, to

           Holly Corporation
           100 Crescent Court, Suite 1600
           Dallas, Texas 75201-6927
           Telecopy No.: (214) 871-3578
           Attention: Lamar Norsworthy

           with a copy to:

           W. John Glancy, Esq.
           Suite 202, One Glen Lakes
           8140 Walnut Hill Lane
           Telecopy No.: (214) 361-9247

     8.03. Definitions.  For purposes of this Agreement:

        (a) "Adjusted Option" has the meaning set forth in Section 5.06(a)(i);

        (b) "Agreement" has the meaning set forth in the first paragraph of this Agreement;

        (c) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (d) "Benefit Plans" has the meaning set forth in Section 3.01(k)(i);

        (e) "Certificates" has the meaning set forth in Section 2.02(b);

        (f) "Certificate of Merger" has the meaning set forth in Section 1.03;

        (g) "Closing" has the meaning set forth in Section 1.02;

        (h) "Closing Date" has the meaning set forth in Section 1.02;

        (i) "Code" has the meaning set forth in paragraph D of the Recitals;

        (j) "Confidentiality Agreement" has the meaning set forth in Section
5.04;

        (k) "DGCL" has the meaning set forth in Section 1.01;

        (l) "ERISA" has the meaning set forth in Section 3.01(k)(i);

        (m) "Effective Time" has the meaning set forth in Section 1.03;

        (n) "Environmental Laws" has the meaning set forth in Section 3.01(e);

        (o) "Exchange Act" has the meaning set forth in Section 3.01(d);

        (p) "Exchange Agent" has the meaning set forth in Section 2.02(a);

        (q) "Exchange Fund" has the meaning set forth in Section 2.02(a);

        (r) "Form S-4" has the meaning set forth in Section 3.01(f);

        (s) "Giant" has the meaning set forth in the first paragraph of this Agreement;

        (t) "Giant Acquisition Agreement" has the meaning set forth in Section 4.03(b);

        (u) "Giant Benefit Plans" has the meaning set forth in Section
3.02(k)(i);

        (v) "Giant Common Stock" has the meaning set forth in Section 2.01;

        (w) "Giant Filed SEC Documents" has the meaning set forth in Section 3.02(g);

        (x) "Giant Material Breach" has the meaning set forth in Section
7.01(f);

        (y) "Giant Permits" has the meaning set forth in Section 3.02(i);

        (z) "Giant Preferred Stock" has the meaning set forth in Section
3.02(c);

        (a-1) "Giant SEC Documents" has the meaning set forth in Section
3.02(e);

        (a-2) "Giant Stock Plan" has the meaning set forth in Section 3.02(c);

        (a-3) "Giant Stockholder Approval" has the meaning set forth in Section 3.02(m);

        (a-4) "Giant Stockholders Meeting" has the meaning set forth in Section 5.01(c);

        (a-5) "Giant Superior Proposal" has the meaning set forth in Section 4.03(b);

        (a-6) "Giant Takeover Proposal" has the meaning set forth in Section 4.03(a);

        (a-7) "Governmental Entity" has the meaning set forth in Section
3.01(d);

        (a-8) "HSR Act" has the meaning set forth in Section 3.01(d);

        (a-9) "Holly" has the meaning set forth in the first paragraph of this Agreement;

        (a-10) "Holly Acquisition Agreement" has the meaning set forth in
Section 4.02(b);

        (a-11) "Holly Benefit Plans" has the meaning set forth in Section 3.01(k)(i);

        (a-12) "Holly Common Stock" has the meaning set forth in paragraph A of the Recitals;

        (a-13) "Holly Disclosure Schedule" has the meaning set forth in Section 3.01;

        (a-14) "Holly Filed SEC Documents" has the meaning set forth in Section 3.01(g);

        (a-15) "Holly Material Breach" has the meaning set forth in Section 7.01(c);

        (a-16) "Holly Permits" has the meaning set forth in Section 3.01(i);

        (a-17) "Holly Preferred Stock" has the meaning set forth in Section 3.01(c);

        (a-18) "Holly SEC Documents" has the meaning set forth in Section
3.01(e);

        (a-19) "Holly Stock Plan" has the meaning set forth in Section 3.01(c);

        (a-20) "Holly Stockholder Approval" has the meaning set forth in Section 3.01(m);

        (a-21) "Holly Stockholders Meeting" has the meaning set forth in Section 5.01(b);

        (a-22) "Holly Superior Proposal" has the meaning set forth in Section 4.02(b);

        (a-23) "Holly Takeover Proposal" has the meaning set forth in Section 4.02(a);

        (a-24) "Joint Proxy Statement" has the meaning set forth in Section 3.01(d);

        (a-25) "key employee" has the meaning set forth in Section 3.01(g);

        (a-26) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

        (a-27) "Liens" has the meaning set forth in Section 3.01(b);

        (a-28) "material adverse change" or "material adverse effect" means, when used in connection with Holly or Giant, any change, effect, event or occurrence that is materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to the United States economy in general or to the petroleum refining and marketing industry in general, and not specifically relating to Holly or Giant or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings;

        (a-29) "Merger has the meaning set forth in paragraph A of the Recitals;

        (a-30) "Merger Consideration" has the meaning set forth in Section 2.01(b);

        (a-31) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

        (a-32) "qualified stock options" has the meaning set forth in Section 5.06(a)(i);

        (a-33) "SEC" has the meaning set forth in Section 3.01(a);

        (a-34) "Securities Act" has the meaning set forth in Section 3.01(e);

        (a-35) "Significant Subsidiary" has the meaning set forth in Section 3.01(a);

        (a-36) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

        (a-37) "Surviving Corporation" has the meaning set forth in Section
1.01;

        (a-38) "taxes" has the meaning set forth in Section 3.01(l)(iv); and

        (a-39) "Termination Fee" has the meaning set forth in Section 5.09(b).

     8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

     8.07. Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Arizona or in Arizona state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Arizona or any Arizona state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Arizona or an Arizona state court.

     IN WITNESS WHEREOF, Giant and Holly have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

                                          HOLLY CORPORATION

                                          By: /s/ LAMAR NORSWORTHY

                                            ------------------------------------
                                            Name: Lamar Norsworthy
                                            Title: Chairman of the Board and
                                            Chief Executive Officer

                                          GIANT INDUSTRIES, INC.

                                          By: /s/ JAMES E. ACRIDGE

                                            ------------------------------------
                                            Name: James E. Acridge
                                            Title: Chairman of the Board,
                                            President and Chief
                                            Executive Officer

                                   EXHIBIT A

                      AMENDED AND RESTATED CERTIFICATE OF
                     INCORPORATION OF SURVIVING CORPORATION

        [Included as Appendix B to the Joint Proxy Statement/Prospectus]

                                   EXHIBIT B

                          AMENDED AND RESTATED BYLAWS
                            OF SURVIVING CORPORATION

        [Included as Appendix C to the Joint Proxy Statement/Prospectus]

                                   EXHIBIT C

                        BOARD OF DIRECTORS AND OFFICERS
                            OF SURVIVING CORPORATION

                    BOARD OF DIRECTORS DESIGNEES AND CLASSES

              H DIRECTORS           G DIRECTORS
              -----------           -----------
Class III  Lamar Norsworthy    James E. Acridge
           Robert G. McKenzie  Anthony J. Bernitsky
Class II   Jack P. Reid        F. Michael Geddes
           A. J. Losee         Fredric L. Holliger
Class I    W. John Glancy      Harry S. Howard, Jr.

                                    OFFICERS

                            NAME                                         OFFICE
                            ----                                         ------
James E. Acridge............................................  Co-Chairman of the Board and
                                                              Co-Chief Executive Officer
Lamar Norsworthy............................................  Co-Chairman of the Board and
                                                              Co-Chief Executive Officer
Matthew P. Clifton..........................................  Executive Vice President
Morgan Gust.................................................  Executive Vice President
Fredric L. Holliger.........................................  Executive Vice President
Jack P. Reid................................................  Executive Vice President

                                   EXHIBIT D

                         MAJOR STOCKHOLDERS' AGREEMENT

        [Included as Appendix G to the Joint Proxy Statement/Prospectus]

                                                                      APPENDIX B

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             GIANT INDUSTRIES, INC.
                            ------------------------

                      PURSUANT TO SECTIONS 242 AND 245 OF
                         THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE
                            ------------------------

     Giant Industries, Inc., a Delaware corporation organized under the name Giant Oil Industries, Inc. on September 21, 1989, hereby amends and restates its Certificate of Incorporation to read in its entirety as set forth below. This Restated Certificate of Incorporation supersedes in its entirety the Restated Certificate of Incorporation of Giant Industries, Inc. dated December 8, 1989.

     FIRST: The name of the Corporation is Giant Industries, Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 60,000,000 shares, consisting of (a) 50,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (b) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred
Stock:

        (a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

        (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may (i) be general or limited, (ii) subject to applicable law or regulation, including without limitation the rules of any securities exchange on which securities of any class of the Corporation may be listed, permit more than one vote per share, or (iii) vary among stockholders of the same class based upon such factors as the Board of Directors may determine including, without limitation, the size of a stockholder's position and/or the length of time with respect to which such position has been held;

        (c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

        (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

        (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

        (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

        (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

        (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

        (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

        (j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

        (k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

     The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        (b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

        (c) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six nor more than twelve directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall have a term expiring at the Annual Meeting of Stockholders in 1999, Class II directors shall have a term expiring at the Annual Meeting of Stockholders in 2000, and Class III directors shall have a term expiring at the Annual Meeting of Stockholders in 2001. At each Annual Meeting of Stockholders beginning in 1999, successors to the class of directors whose term expires at the Annual Meeting of Stockholders shall be elected by the holders of a majority of the stock represented and entitled to vote thereat for a three-year term. A director shall hold office until the Annual Meeting of Stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

        (d) Directors of the Corporation may be removed by stockholders of the Corporation only for cause.

        (e) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not deprive a director of the benefits hereof with respect to acts or omissions occurring prior to such repeal or modification.

        (f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation, and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

     SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing seventy-five percent (75%) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware GCL, as amended from time to time, or any successor section, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article SEVENTH (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administra-tors of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article SEVENTH.

     EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Unless otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Co-Chairmen of the Board acting together, or the Chairman of the Board if only one is so appointed, or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation or in the bylaws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of each outstanding class of capital stock shall be required to alter, amend, rescind or repeal (i) Article FOURTH, Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, or this Article NINTH or to adopt any provision inconsistent therewith and (ii) Sections 3 and 8 of Article II, Sections 1, 2 and 6 of Article III and Article VIII of the Bylaws of the Corporation or to adopt any provision inconsistent therewith.

     The foregoing provisions of this Restated Certificate of Incorporation were duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

     IN WITNESS WHEREOF, Giant Industries, Inc. has caused this Restated Certificate of Incorporation to be duly executed in its corporate name this
     day of                , 1998.

                                          GIANT INDUSTRIES, INC.

                                          By:
                                          --------------------------------------
                                            James E. Acridge
                                            President

ATTEST:

By:
----------------------------------------------------
    Morgan Gust
    Secretary

                                                                      APPENDIX C

                          AMENDED AND RESTATED BYLAWS
                                       OF
                             GIANT INDUSTRIES, INC.
                     (HEREINAFTER CALLED THE "CORPORATION")

                                   ARTICLE I

                                    OFFICES

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect, in accordance with Section 1 of Article III of these Bylaws, by the vote of the holders of a majority of the stock represented and entitled to vote thereat, those Directors belonging to the class or classes of directors to be elected at such meeting, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 3. Special Meetings. Unless otherwise prescribed by law or by the Restated Certificate of Incorporation, Special Meetings of Stockholders may be called only by the Co-Chairmen of the Board acting together (or the Chairman of the Board if only one is so appointed) or the Board of Directors pursuant to a resolution adopted by a majority of the entire board of directors. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 4. Quorum. Except as otherwise provided by law or by the Restated Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 5. Voting. Unless otherwise required by law, the Restated Certificate of Incorporation or these Bylaws, (i) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat and (ii) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 8. Notice of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 8 of this Article II, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this
Section 8 of this Article II. For business to be properly brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation or Bylaws of the Corporation, the language of the proposed amendment, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (d) any material interest of such stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 8 of this Article II. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 8 of this Article II, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 8 of this Article II.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of an even number of directors totaling not less than six nor more than twelve. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. One half of the directors shall be designated "G Directors" and one half shall be designated "H Directors." The G Directors and H Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall have a term expiring at the Annual Meeting of Stockholders in 1999, Class II directors shall have a term expiring at the Annual Meeting of Stockholders in 2000, and Class III directors shall have a term expiring at the Annual Meeting of Stockholders in 2001. Each class shall consist of an even number of directors composed equally of G Directors and H Directors. At each Annual Meeting of Stockholders beginning in 1999, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned so that there will be equal numbers of G Directors and H Directors and so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting of Stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Directors of the Corporation may be removed by stockholders of the Corporation only for cause.

     Section 2. Vacancies. It is intended that there shall be an equal number of G Directors and H Directors and that any vacancy on the Board of Directors shall be filled so as to restore and maintain the equality in number of G Directors and H Directors. In the event of a vacancy on the Board of Directors such that there is less than the required number of G Directors, the remaining G Directors shall elect an additional director who shall fill the vacancy as a G Director; in the event that a vacancy on the Board of Directors results in there being less than the required number of H Directors, the remaining H Directors shall elect an additional director who shall fill the vacancy as an H Director. Vacancies on the Board of Directors that result from an increase in the number of directors shall be filled one-half by a person or persons elected by the G Directors and one-half by a person or persons elected by the H Directors.

     Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by a Co-Chief Executive Officer or by any two directors. Notice thereof stating the place, date, and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting or by telephone, electronic facsimile or telegram on twenty-four (24) hours' notice. All notices of meetings shall be given to the extent reasonably possible so that all directors shall have the opportunity to attend either in person or by means of conference telephone. Any director who does not attend a special meeting of the Board of Directors shall be promptly informed of all action taken by the Board of Directors at the special meeting.

     Section 5. Quorum. Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of

Directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. Voting. On all matters with respect to which the Board of Directors shall vote, except as may be otherwise provided in the Restated Certificate of Incorporation or these Bylaws, the number of affirmative votes required for any proposed action of the Board of Directors shall be equal to the sum of (i) the greater of the number of G Directors or the number of H Directors voting on the matter plus (ii) one. Except as otherwise specified by the Board of Directors, the requirements of this Section 6 shall also apply to all voting by committees of the Board of Directors.

     At all times until the occurrence of the Termination Date as defined in
Section 13 of this Article III, the unanimous vote of the entire Board of Directors shall be required for the authorization of the issuance of Preferred Stock having voting rights with respect to the election of directors of the Corporation.

     Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these Bylaws, after the occurrence of the Termination Date as defined in Section 13 of this Article III, the act of a majority of the directors present and eligible to vote on a matter shall be the act of the Board of Directors on that matter.

     Section 7. Actions of the Board. Unless otherwise provided by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 of this
Article III shall constitute presence in person at such meeting.

     Section 9. Committees. There shall be three standing committees of the Board of Directors: an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee and the Compensation Committee shall each be composed of two G Directors and two H Directors who are not officers or employees of the Corporation. The chairman of the Audit Committee and the chairman of the Compensation Committee shall be selected by the Board of Directors. The Nominating Committee shall be composed of the two Co-Chief Executive Officers (who shall act as co-chairmen of the committee) and two other directors, one a G Director and the other an H Director. The requirements of
Section 6 of this Article III shall apply to all votes of the standing committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more additional committees, each such additional committee to be composed of one or more of the directors of the Corporation. Unless otherwise specifically provided by the Board of Directors, each additional committee of the Board of Directors shall be composed of an equal number of G Directors and H Directors and the requirements of Section 6 hereof shall apply to all votes of each such committee. The chairmen of each standing committee and of any additional committees shall have the right to vote on their respective committees. Subject to the other requirements of these Bylaws, the Board of Directors may designate one or more directors as alternate members of any standing or additional committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee of the Board of Directors, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when requested.

     Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of

Directors and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors (subject to the requirements of Section 6 of this Article III), even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 12. Nominations for Elections of Directors. For each meeting of the stockholders at which directors of the Corporation are to be elected, the Corporation shall propose to the stockholders a slate of nominees specifying one nominee for each director to be elected by the stockholders at such meeting. The Corporation's slate of nominees for director shall include the number of nominees for G Director and for H Director such that the election of all proposed nominees would result in an equal number of G Directors and H Directors immediately after the election. The Corporation's nominee or nominees for G Director shall be selected by the persons then serving as G Directors and the Corporation's nominee or nominees for H Director shall be selected by the persons then serving as H Directors.

     Section 13.  Termination of Designations of G Directors and H
Directors. Unless otherwise determined by resolution of the Board of Directors, the designation of directors of the Corporation as G Directors and H Directors and the requirement that the Board of Directors be composed of an even number of directors shall cease to apply upon the Termination Date, which shall be the earlier of (i) an amendment to Article III, to Section 2 or Section 5 of Article IV, or to Article IX of these Bylaws; (ii) either James E. Acridge ("Acridge") or the Norsworthy Group (which Norsworthy Group consists of Lamar Norsworthy ("Norsworthy"), Nona Barrett, NBN Capital Limited Partnership, a Texas limited partnership, Betty Simmons East Texas Trust, Margaret Simmons East Texas Trust, Suzanne Simmons East Texas Trust, Betty Simmons Nueces County Trust, Margaret Simmons Nueces County Trust and Suzanne Simmons Neuces County Trust) ceases to hold at least a 3% Stock Interest (as defined below); (iii) either Acridge or the Norsworthy Group purchases from the other the Subject Stock Interest (as defined below); (iv) the death of Acridge or Norsworthy; (v) December 31, 2003; or (vi) either Acridge or Norsworthy resigns as Co-Chief Executive Officer and Co-Chairman of the Board and becomes bound by the provisions of a standstill agreement; provided, however, that, if the Termination Date arises because of the death of Acridge or Norsworthy, the remaining G Directors (in the case of Acridge's death) and the remaining H Directors (in the case of Norsworthy's death) shall have the power to select a director to fill the vacancy left by Acridge or Norsworthy, as the case may be, at the next meeting of the Board of Directors after the death.

     For purposes of these Bylaws, (i) "Acridge Stock Interest" means the entire Stock Interest (as defined below) owned at the relevant time by Acridge and his Affiliate Transferees (as defined below); (ii) "Norsworthy Group Stock Interest" means the entire Stock Interest owned at the relevant time by all members of the Norsworthy Group and its Affiliate Transferees; (iii) "Stock Interest" means the entire right, title and interest of a party in and to any equity securities of the Corporation, including shares of common stock or preferred stock held or otherwise beneficially owned from time to time by a party and any other securities convertible into or exchangeable for equity securities of the Corporation, but shall not include any
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unexercised options, warrants or similar rights or any equity securities allocated to the account of a party under an employee stock ownership plan unless the same may be distributed to the party upon his resignation as an officer and director of the Corporation without penalty under the Internal Revenue Code or other applicable laws; (iv) "Subject Stock Interest" means if Acridge is the purchaser the Stock Interest which is the lesser in number of the Acridge Stock Interest or the Norsworthy Group Stock Interest, and if the Norsworthy Group is the purchaser, the "Subject Stock Interest" means the amount of the Acridge Stock Interest; and (v) "Affiliate Transferee" means with respect to any transferor (a) any person directly or indirectly controlling, controlled by or under common control with such transferor ("Control Persons"); (b) individuals ("Family Members") who are related by blood or marriage to the transferor or a Control Person of the transferor; (c) entities that are controlled by any such Family Member; and (d) entities in which the transferor, one or more Control Persons, or one or more Family Members have a material interest, but shall not include the Corporation with respect to any treasury stock acquired from any person.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be two Co-Chief Executive Officers, a Secretary and a Treasurer. The Co-Chief Executive Officers shall be directors of the Corporation and shall be the Co-Chairmen of the Board of Directors. The Board of Directors, in its discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Co-Chief Executive Officers, need such officers be directors of the Corporation.

     Section 2. Co-Chief Executive Officers. At the effective date of these Bylaws, the Co-Chief Executive Officers of the Corporation shall be James E. Acridge and Lamar Norsworthy. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect as hereinafter provided the Co-Chief Executive Officers, who shall hold their offices until their successors are chosen and qualified or until their earlier resignation or removal pursuant to the terms of these Bylaws. In the election of the Co-Chief Executive Officers after each Annual Meeting of Stockholders, the G Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by James E. Acridge at the date of the merger of the Corporation and Holly Corporation and the H Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by Lamar Norsworthy at the date of the merger of the Corporation and Holly Corporation. Subject to the authority of the Board of Directors, the two Co-Chief Executive Officers shall work together in the Office of the Chief Executive Officer, shall have general supervision of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. One of the Co-Chief Executive Officers shall be designated as the Co-Chief Executive Officer to whom all officers and employees of the Corporation (excluding the other Co-Chief Executive Officer) shall, directly or indirectly, report; unless otherwise specified from time to time by the Board of Directors, James E. Acridge shall be the Co-Chief Executive Officer to whom all officers (excluding the other Co-Chief Executive Officer) directly or indirectly report. Each of the Co-Chief Executive Officers shall be deemed to have the additional title of President of the Corporation in any circumstance where an officer of the Corporation with the title of President is required. Either of the Co-Chief Executive Officers shall have the authority to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or a Co-Chief Executive Officer. The Co-Chief Executive Officers shall also perform such other duties and may exercise such other powers as from time to time may be assigned to them by these Bylaws or by the Board of Directors. The salaries of the Co-Chief Executive Officers shall be determined pursuant to applicable employment contracts between the Corporation and each Co-Chief Executive Officer, which contracts shall be subject to the authority of the Compensation Committee of the Board of Directors.

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     Unless otherwise determined by vote of a majority of the Board of
Directors, the Corporation shall cease to have Co-Chief Executive Officers and shall have one Chief Executive Officer after the earlier to occur of the following dates: (i) the date of the Corporation's Annual Meeting of Stockholders in 2004 and (ii) the date that either James E. Acridge or Lamar Norsworthy ceases for any reason to be a Co-Chief Executive Officer of the Corporation. When the Corporation has one Chief Executive Officer pursuant to the preceding sentence of this Section 2 of this Article IV, all references in these Bylaws to Co-Chief Executive Officers shall refer to the Chief Executive Officer.

     Section 3. Election of Other Officers. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation (other than the Co-Chief Executive Officers whose elections shall be as provided in Section 2 of this Article IV), who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all such officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer subject to this section may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation subject to this section shall be filled by the Board or Directors. The salaries of all officers of the Corporation subject to this section shall be fixed by the Board of Directors or by the Compensation Committee.

     Section 4. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by one of the Co-Chief Executive Officers or by any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 5. Co-Chairmen of the Board of Directors. The Co-Chief Executive Officers, as Co-Chairmen of the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors.

     Section 6. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President, or Vice President shall exercise general supervision and have executive control of such departments of the Corporation's business, or perform such other executive duties as shall from time to time be assigned to him by the Board of Directors. The Board of Directors shall have the power to designate particular areas of authority and responsibility of an Executive Vice President, Senior Vice President or Vice President and to indicate such designation in such officer's title.

                                   ARTICLE V

                                     STOCK

     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by either Co-Chairman of the Board of Directors, either Co-Chief Executive Officer or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

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

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                    NOTICES

     Section 1. Notices. Whenever written notice is required by law, the Restated Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic facsimile, telegram, telex or cable.

     Section 2. Waivers of Notice. Whenever any notice is required by law, the Restated Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to

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meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Subject to Section 6 of
Article III, such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by
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

independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     Section 4.  Good Faith Defined.  For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 of this
Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 of this Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 of this
Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

     Section 7.  Nonexclusivity of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

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

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

     Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such indemnification relates to his acts while serving in any of the foregoing capacities, of such constituent corporation, as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

     Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. In General. Except as otherwise provided in the Restated Certificate of Incorporation or in Section 2 of this Article IX, these Bylaws may be amended, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such amendment or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. Except as otherwise provided in the Restated Certificate of Incorporation or in Section 2 of this Article IX, all such amendments must be approved by either the holders of a majority of the outstanding capital stock or by a majority of the entire Board of Directors then in office.

     Section 2.  Greater Than Majority Vote Required for Certain
Amendments.  Any amendment to any provision of Article III of these Bylaws, to
Section 1, Section 2 and Section 5 of Article IV of these Bylaws, or to this
Article IX of these Bylaws shall require the affirmative vote of not less than eighty percent (80%) of
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the entire Board of Directors then in office or the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding capital stock of the Corporation.

     Section 3. Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                   ARTICLE X

                                 EFFECTIVE DATE

     Section 1. Effective Date. These Amended and Restated Bylaws were adopted and approved by the Board of Directors and the stockholders of the Corporation,
are effective as of                  , 1998, and supersede in their entirety all
prior Bylaws adopted by the Corporation.

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

                                                                      APPENDIX D

SECTION 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; and words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section, provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX E

April 13, 1998

Board of Directors
Giant Industries, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona 85255

Attention: James E. Acridge, President and Chief Executive Officer

Gentlemen:

     We understand that Giant Industries, Inc. ("Giant") and Holly Corporation ("Holly") have entered into an Agreement and Plan of Merger dated April 14, 1998, (the "Merger Agreement") pursuant to which Holly will merge with and into Giant (the "Merger"). The Merger Agreement provides, among other things, that at the effective time of the Merger all of the issued and outstanding shares of Holly Common Stock shall be converted, in the aggregate, into the right to receive (i) the number of shares of Giant Common Stock then issued and outstanding (the "Stock Consideration") and (ii) cash equal to $25 million multiplied by a fraction the numerator of which is the number of shares of Holly Common Stock then issued and outstanding and the denominator of which is the sum of (A) the number of shares of Holly Common Stock then issued and outstanding,
(B) the number of shares of Holly Common Stock subject to Holly stock options then outstanding and (C) the number of Holly phantom stock rights then outstanding (the "Cash Consideration") (the Stock Consideration and Cash Consideration are collectively referred to herein as the "Merger Consideration").

     You have asked us to render our opinion as to whether the Merger Consideration to be issued to the holders of Holly Common Stock in the Merger is fair, from a financial point of view, to the public shareholders of Giant.

     In the course of our analyses for rendering this opinion, we have:

          1. reviewed the Merger Agreement;

          2. reviewed Giant's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 through 1997 and its Offering Memorandum dated August 21, 1997 for the issuance of $150 million in Senior Subordinated Notes;

          3. reviewed certain operating and financial information, including projections, provided to us by Giant management relating to Giant's business and prospects;

          4. met with certain members of Giant's senior management to discuss its operations, historical financial statements and future prospects;

          5. reviewed Holly's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended July 31, 1995 through 1997, and its Quarterly Report on Form 10-Q for the period ended January 31, 1998;

          6. reviewed certain operating and financial information, including projections, provided to us by Holly management relating to Holly's business and prospects;

          7. met with certain members of Holly's senior management to discuss its operations, historical financial statements and future prospects;

          8. reviewed the amounts and timing of synergies and other benefits resulting from the Merger, provided to us by Giant management;

          9. reviewed the historical prices, trading volumes and valuation parameters of Giant Common Stock and Holly Common Stock;

          10. reviewed certain publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to Giant and Holly;

          11. reviewed the terms of recent transactions involving companies which we deemed generally comparable to Giant and Holly and the Merger; and

          12. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other projections provided to us by Giant and Holly. With respect to Giant's and Holly's projected financial results and potential synergies that could be achieved upon consummation of the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Giant and Holly as to the expected future performance of Giant and Holly, respectively. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us and we have further relied upon the assurances of the senior managements of Giant and Holly that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of Giant and Holly, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We have assumed that the Merger will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Code.

     In the ordinary course of business, Bear Stearns may actively trade the equity securities of Giant and Holly for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is intended for the benefit and use of the Board of Directors of Giant and does not constitute a recommendation to the Board of Directors of Giant or any holders of Giant Common Stock as to how to vote in connection with the Merger. This opinion does not address Giant's underlying business decision to pursue the Merger. We express no opinion as to the future trading values of the Giant Common Stock or Holly Common Stock. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted to or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any joint proxy statement/prospectus to be distributed to the holders of Giant Common Stock in connection with the Merger.

     Based on and subject to the foregoing, it is our opinion that the Merger Consideration to be issued to the holders of Holly Common Stock in the Merger is fair, from a financial point of view, to the public shareholders of Giant.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By: /s/
                                            ------------------------------------
                                            Senior Managing Director

                                                                      APPENDIX F

                                 April 14, 1998

Board of Directors
Holly Corporation
100 Crescent Court
Suite 1600
Dallas, TX 75201

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the holders of common stock, par value $.01 per share ("Holly Common Stock"), of Holly Corporation (the "Company") of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of April 14, 1998 (the "Agreement"), by and between the Company and Giant Industries, Inc. ("Giant") pursuant to which the Company will be merged (the "Merger") with and into Giant.

     Pursuant to the Agreement, all of the issued and outstanding shares of Holly Common Stock will be converted, in the aggregate, into the right to receive (i) that number of shares of common stock, par value $.01 per share ("Giant Common Stock"), of Giant issued and outstanding immediately prior to the consummation of the Merger and (ii) cash in an amount equal to $25,000,000 minus amounts payable to the holders of outstanding Company stock options and Company phantom stock rights, in each case, as contemplated by the Agreement (such amount set forth in clauses (i) and (ii), the "Merger Consideration").

     In arriving at our opinion, we have reviewed the draft dated April 13, 1998 of the Agreement and the exhibits thereto, the drafts dated April 13, 1998 of the Major Stockholders Agreement, the proposed Bylaws of Giant following the Merger and the proposed Restated Certificate of Incorporation of Giant following the Merger. We have also reviewed financial and other information that was publicly available or furnished to us by the Company and Giant including information provided during discussions with their respective managements. Included in the information provided during discussion with the respective managements were certain financial projections of the Company for the period beginning January 1, 1998 and ending December 31, 2002 prepared by the management of the Company and certain financial projections of Giant for the period beginning January 1, 1998 and ending December 31, 2002 prepared by the management of Giant. In addition, we have compared certain financial and securities data of the Company and Giant with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Holly Common Stock and Giant Common Stock, reviewed prices paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Giant, or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of Giant and upon the estimates of the management of the Company as to the amounts payable to holders of outstanding Company stock options and Company phantom stock rights as described above. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Giant as to the future operating and financial performance of the Company and Giant, respectively. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion or otherwise comment upon any events occurring after the date hereof. We are expressing no opinion herein as to the prices at which Giant Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company and Giant in the past and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Merger Consideration is fair in the aggregate to holders of Holly Common Stock from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                          By: /s/ MARTIN C. MURRER
                                            ------------------------------------
                                            Martin C. Murrer
                                            Managing Director

                                                                      APPENDIX G

                         MAJOR STOCKHOLDERS' AGREEMENT

     THIS MAJOR STOCKHOLDERS' AGREEMENT (the "Agreement") is made and entered into this 14th day of April, 1998, by and among Giant Industries, Inc., a Delaware corporation ("Giant"), Holly Corporation, a Delaware corporation ("Holly"), James E. Acridge ("Acridge"), Lamar Norsworthy ("Norsworthy"), Nona Barrett, NBN Capital Limited Partnership, a Texas limited partnership, Betty Simmons East Texas Trust, Margaret Simmons East Texas Trust, Suzanne Simmons East Texas Trust, Betty Simmons Nueces County Trust, Margaret Simmons Nueces County Trust and Suzanne Simmons Neuces County Trust (such parties other than Giant and Holly are collectively referred to as the "Stockholder Parties," and such parties other than Giant, Holly and Acridge are collectively referred to as the "Norsworthy Group").

                                    RECITALS

     A. Giant and Holly have simultaneously entered into an Agreement and Plan of Merger, dated April 14, 1998 (such agreement as it hereafter may be amended in accordance with its terms, the "Merger Agreement"), pursuant to which Holly has agreed to merge with and into Giant with Giant as the surviving corporation (the "Surviving Corporation") on the terms and subject to the conditions set forth therein (the "Merger").

     B. Each of the Stockholder Parties owns shares of the common stock of Holly or Giant, as the case may be, equal to more than 1% of the respective issued and outstanding shares of the common stock of Holly or Giant, which ownership is reflected on Schedule I attached hereto.

     C. After giving effect to the Merger, Acridge and the Norsworthy Group will own approximately 11.8% and 15.0%, respectively, of the issued and outstanding capital stock of the Surviving Corporation without consideration of any options, warrants or other rights to acquire capital stock of the Surviving Corporation. In addition, among other things, (i) Acridge and Norsworthy will serve as Co-Chairmen of the Board and be Co-Chief Executive Officers acting together as the Office of the Chief Executive Officer, and (ii) there will be an equal number of G Directors and H Directors on the Surviving Corporation's Board of Directors pursuant to the Surviving Corporation's Bylaws.

     D. As a condition to the Merger, the parties desire to (i) enter into a binding voting agreement among the Stockholder Parties with respect to the Merger and concerning voting by the Stockholder Parties as stockholders of the Surviving Corporation on certain matters following the Merger, and (ii) provide for a mechanism to resolve any deadlocked disputes between Acridge, on the one hand, and Norsworthy, on the other hand, in the fulfillment of their respective obligations and duties to the Surviving Corporation.

     E. This Agreement is the Major Stockholders' Agreement referenced in the Merger Agreement.

     NOW, THEREFORE, in consideration of the Merger and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

                                   SECTION 1
                                  DEFINITIONS

     1.01 DEFINITIONS. In addition to the various words and phrases defined throughout this Agreement, the following terms shall have the meanings set forth in this Section 1.01:

        (a) "Acridge Stock Interest" means the entire Stock Interest owned at the relevant time by Acridge and his Affiliate Transferees.

        (b) "Affiliate Transferee" means with respect to any transferor (i) any person directly or indirectly controlling, controlled by or under common control with such transferor ("Control Persons"); (ii) individuals ("Family Members") who are related by blood or marriage to the transferor or a Control Person of the transferor; (iii) entities that are controlled by any such Family Member; and (iv) entities in which the transferor, one or more Control Persons, or one or more Family Members have a material interest, but shall not include Giant, Holly or the Surviving Corporation with respect to any treasury stock acquired from any person.

        (c) "Control Arrangements" means: (i) the establishment of the positions for Acridge and Norsworthy of Co-Chairmen of the Board and the designation of each as Co-Chief Executive Officer acting together as the Office of the Chief Executive Officer; (ii) the equal number of G Directors and H Directors on the Surviving Corporation's Board of Directors; (iii) the voting agreements described in Section 2 of this Agreement; and (iv) the provisions of the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation reflecting any of the foregoing.

        (d) "Deadlock Resolution Proceedings" means the proceedings described in
Section 3.02 hereof.

        (e) "Disputed Matter" means any matter upon which Acridge and Norsworthy are unable to agree and which causes either of them to believe that the Control Arrangements are not meeting their objectives to enhance the overall competitive and strategic position of the Surviving Corporation and to otherwise serve the best interests of the Surviving Corporation and its stockholders.

        (f) "Effective Date" means the date of this Agreement.

        (g) "Norsworthy Group Stock Interest" means the entire Stock Interest owned at the relevant time by all members of the Norsworthy Group and his Affiliate Transferees.

        (h) "Purchase Price" of the Subject Stock Interest shall mean the per share price set forth in the Offer to Sell or Purchase, multiplied by the number of shares of equity securities comprising the Subject Stock Interest to be sold or purchased as provided in Section 3.02 hereof.

        (i) "Standstill Period" means any period during which (i) a Disputed Matter is referred to the Board of Directors as provided in Section 3.01 hereof, and for an additional five days thereafter, or (b) a Deadlock Resolution Proceeding is pending pursuant to Section 3.02 hereof.

        (j) "Stock Interest" means the entire right, title and interest of a party in and to any equity securities of the Surviving Corporation, including shares of common stock or preferred stock held or otherwise beneficially owned from time to time by a party and any other securities convertible into or exchangeable for equity securities of the Surviving Corporation, but shall not include any unexercised options, warrants or similar rights or any equity securities allocated to the account of a party under an employee stock ownership plan unless the same may be distributed to the party upon his resignation as an officer and director of the Surviving Corporation without penalty under the Internal Revenue Code or other applicable laws.

        (k) "Subject Stock Interest" means the number of shares of the stock of the Surviving Corporation required to be purchased or sold as determined pursuant to Section 3.02(b).

                                   SECTION 2
                               VOTING AGREEMENTS

     2.01 VOTE WITH RESPECT TO MERGER. Each Stockholder Party shall vote all of the shares of the common stock of Giant or Holly, as the case may be, owned by such Stockholder Party at every meeting of stockholders of Giant or Holly, as the case may be, and at every adjournment thereof, (i) in favor of approval of the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against any proposal for any recapitalization, merger, sale of assets or business combination (other than the Merger) or any other action or agreement that could reasonably be expected to hinder the Merger or would result in a breach of any covenant contained in the Merger Agreement. Nothing herein limits the exercise of fiduciary duties of a Stockholder Party in his or her capacity as a director of Giant or Holly.

     2.02 VOTE WITH RESPECT TO DIRECTORS AND AMENDMENTS TO BYLAWS. After the Effective Time (as defined in the Merger Agreement), each Stockholder Party shall vote all of the stock of the Surviving Corporation owned by such Stockholder Party whether acquired before, pursuant to or after the Merger at each stockholders meeting of the Surviving Corporation (i) for each of the directors of the Surviving Corporation who is nominated by the Board of Directors of the Surviving Corporation pursuant to the terms of Section 12 of
Article III of the Surviving Corporation s Bylaws as in effect as of the Effective Time and (ii) against any amendment to the Bylaws or the Certificate of Incorporation of the Surviving Corporation that is not proposed by the "entire Board of Directors," as such term is defined in Section 3 of Article IX of the Bylaws of the Surviving Corporation as in effect as of the Effective Time.

     2.03. RIGHTS AND OBLIGATIONS APPLICABLE TO AFFILIATE TRANSFEREES. Any Stockholder Party proposing to transfer shares of Holly or Giant currently owned or shares of the Surviving Corporation after the Effective Time to an Affiliate Transferee shall notify the proposed Affiliate Transferee of the terms of this Agreement, shall promptly notify all other parties to this Agreement of the proposed transfer and shall, prior to the proposed transfer, require such Affiliate Transferee to sign an addendum to this Agreement becoming a party hereto. Holly and Giant will use their best efforts to cause the Surviving Corporation to not recognize any proposed transfer on the books and records of the Surviving Corporation made in contravention to this Section 2.03 and any such proposed transfer shall be deemed ineffective. The terms of this Agreement, including provisions of this Section 2.03 with respect to subsequent transfers and rights to notice of transfers, shall apply fully to any person who is an Affiliate Transferee. Except as set forth in the preceding sentences of this
Section 2.03, parties to this Agreement and Affiliate Transferees shall not be restricted by this Agreement with respect to any transfer (including any pledge) to any person of shares of the stock of Holly, Giant or the Surviving Corporation.

                                   SECTION 3
                         DEADLOCK RESOLUTION AGREEMENTS

     3.01 ADVICE OF THE BOARD. If, at any time after the 15th month following the Effective Time, either Acridge or Norsworthy believes that the Control Arrangements are not meeting their objectives to enhance the overall competitive and strategic position of the Surviving Corporation and to otherwise serve the best interests of the Surviving Corporation and its stockholders, and they are unable to resolve their differences through private discussion, either may call a special meeting of the Board of Directors (the "Special Meeting") for the sole purpose of considering the Disputed Matters.

        (a) Procedures. Notwithstanding the provisions of the Surviving Corporation s Bylaws: (i) the notice for the Special Meeting shall be given at least 10 days prior to the meeting, (ii) the notice shall specifically state that the meeting is being called to discuss one or more Disputed Matters, (iii) a quorum for the meeting shall be at least three of the H Directors and three of the G Directors, and (iv) the meeting shall be chaired jointly by a representative of each such category of directors. Acridge and Norsworthy may, but are not obligated to, reduce the nature of any Disputed Matter to writing and provide the same to the Board of Directors in advance of the Special Meeting; provided that if either elects to do so, he shall provide a copy of such writing in advance to the other at least two days before sending the same to the other members of the Board.

        (b) Presentations by Acridge and Norsworthy. At the Special Meeting, both Acridge and Norsworthy shall have the opportunity to present fully and fairly the Disputed Matters for consideration by the Board of Directors. The Board of Directors shall discuss the Disputed Matters in good faith and consistent with its fiduciary obligations, and may meet to do so privately, without Acridge and Norsworthy or without either of them. The Board of Directors may continue the Special Meeting one or more times if necessary for adequate deliberation of any Disputed Matter for any reasonable period of time.

        (c) Board Action. At the Special Meeting or any continuation thereof permitted by Section 3.01(b), the Board shall provide to Acridge and Norsworthy its advice and recommendations or decisions, and, if the Board is unable to agree on a recommended course of action, it shall so state and the individual members of the Board shall each inform Acridge and Norsworthy of their opinion on the Disputed Matters.

        (d) Intent. It is the intent of Acridge and Norsworthy that the process described in this Section 3.01 be conducted in a fair and impartial manner with the best interests of the Surviving Corporation and its stockholders as the guiding factor. To that end, if a Disputed Matter is submitted to the Board, Acridge and Norsworthy agree that they will not contact or communicate with the other Board members ex parte or outside of the contacts and communications contemplated by this Section 3.01 unless either believes in his good faith judgment that such contacts or other communications are required in the exercise of his fiduciary duties. Further, to ensure the maximum effectiveness of this process, the Board may adopt whatever procedures and may consult with whatever professionals and advisers it deems necessary or appropriate to provide informed advice and decisions and to make informed recommendations to Acridge and Norsworthy.

        (e) Consideration of Board Action. Acridge and Norsworthy each agree to consider the advice, recommendations or decisions of the Board in good faith and without any pre-conceived determinations. Notwithstanding the foregoing, (i) after five days following the communications described in Section 3.01(c), or
(ii) if no Special Meeting is in fact held as provided in Section 3.01(a) or within five days following the Special Meeting no communications under Section 3.01(c) are made by the Board to Acridge and Norsworthy, and either of them in his sole discretion remains dissatisfied with the Disputed Matter, he shall have the right to implement the Deadlock Resolution Proceedings described in Section 3.02.

        (f) Successive Application. Unless the Deadlock Resolution Proceedings are invoked with respect to any Disputed Matter, the provisions of this Section
3.01 shall apply successively to all Disputed Matters whenever arising.

     3.02  DEADLOCK RESOLUTION PROCEEDINGS.

        (a) Purpose. This Section 3.02 sets forth a procedure pursuant to which either Acridge or Norsworthy can, if either determines that there are Disputed Matters that cannot be otherwise resolved, obtain an efficient and businesslike termination of the Control Arrangements through making an offer to the other that results in a choice for such other as to the means whereby the Control Arrangements are terminated. For purposes of this Section 3.02, the term "Offeror Group" shall, if the Offeror (as defined in Section 3.02(b)) is Norsworthy, refer to each member of the Norsworthy Group and any Affiliate Transferees having a relationship to one or more members of the Norsworthy Group and, if the Offeror is Acridge, such term shall refer to Acridge and any Affiliate Transferee having a relationship to Acridge. The term "Offeree Group" shall, if the Offeree (as defined in Section 3.02(b)) is Norsworthy, refer to each member of the Norsworthy Group and any Affiliate Transferees having a relationship to one or more members of the Norsworthy Group and, if the Offeree is Acridge, such term shall refer to Acridge and any Affiliate Transferee having a relationship with Acridge. If there is an election under clause (i) or clause
(ii) of Section 3.02(d) below, the one of the Offeror Group or the Offeree Group that becomes the purchaser as a result of such election is referred to as the "Purchasing Group," and the one of the Offeror Group or the Offeree Group that becomes the seller as a result of such election is referred to as the "Selling Group."

        (b) Offer to Sell or Purchase. At any time after the time period set forth in Section 3.01(e), either Acridge or Norsworthy (the "Offeror") may make to the other (the "Offeree") an offer to sell or to purchase a Stock Interest as set forth in this Section 3.02. The offer described in this Section 3.02(b) is referred to hereinafter as an "Offer to Sell or Purchase." If the Offer to Sell or Purchase is delivered by Acridge, the Stock Interest he must propose to sell is the Acridge Stock Interest, and the Stock Interest he must propose to purchase is the amount equal to the lesser in number of the Acridge Stock Interest or the Norsworthy Group Stock Interest. If the Offer to Sell or Purchase is delivered by the Norsworthy Group, the Stock Interest the Norsworthy Group must propose to sell is the amount equal to the lesser in number of the Norsworthy Group Stock Interest or the Acridge Stock Interest, and the Stock Interest the Norsworthy Group must propose to purchase is the Acridge Stock Interest. The Offer to Sell or Purchase shall simultaneously be delivered by the Offeror to the Offeree, the Surviving Corporation by delivery of the same to the corporate secretary and to each member of the Board of Directors at his or her last known address in the records of the Surviving Corporation. Once given, the Offer to Sell or Purchase may not be revoked or altered by the Offeror.

        (c) Contents of Offer to Sell or Purchase. The Offer to Sell or Purchase shall include the following:

           (i) The per share price (which must be paid in full in cash at the closing) at which the Offeror offers to sell or purchase the Subject Stock Interest (which must be the same price);

           (ii) Evidence of the Offeror Group s ability to fund the Purchase Price, assuming that as a result of the Offer to Sell or Purchase the Offeror Group was required to purchase the Subject Stock Interest from the Offeree Group, including specifically a financing commitment if the Offeror Group would borrow the necessary funds together with documentation evidencing the escrow of funds (or equivalent security in the form of an irrevocable letter of credit or other comparable instrument) in an amount equal to ten percent (10%) of the Purchase Price (the "Earnest Money Deposit") as earnest money to secure the Offeror Group s obligation to pay the Purchase Price in the event that the Offeree Group elects to sell the Subject Stock Interest to the Offeror Group pursuant to the Offer to Sell or Purchase;

           (iii) A form of a complete and mutual release to be delivered by the Offeror, the Offeree and the Surviving Corporation at closing of a purchase transaction; and

           (iv) Such other material terms for the purchase and sale of the Subject Stock Interest deemed relevant by the Offeror and not inconsistent with this Agreement.

Each of the instruments and documents referred to above shall be in commercially reasonable form and shall be prepared in good faith by the Offeror. The Offer to Sell or Purchase may not require performance by any person other than Acridge and the Norsworthy Group, any Affiliate Transferees, and any party required to act under the Earnest Money Deposit arrangement. The Selling Group shall be obligated to convey the Subject Stock Interest to the Purchasing Group free and clear of any liens, claims or encumbrances and the Offer to Sell or Purchase shall so provide.

        (d) Response. The Offeree shall elect in writing, as soon as reasonably possible but not more than 60 days after his receipt of the Offer to Sell or Purchase, either:

           (i) To resign all positions then held with the Surviving Corporation, including as a director, effective as of the closing and to cause the sale of the Subject Stock Interest to the Offeror Group in accordance with the terms of the Offer to Sell or Purchase; or

           (ii) To cause the purchase from the Offeror Group of the Subject Stock Interest in accordance with the terms of the Offer to Sell or Purchase; or

           (iii) To resign all positions then held with the Surviving Corporation, including as a director, and be subject to a Standstill Agreement (as defined below) with the Surviving Corporation.

The Offeree's election pursuant to this Section 3.02(d) is referred to hereinafter as the "Response." If issued pursuant to Section 3.02(d)(ii), the Response shall include evidence of the Offeree's ability to fund the Purchase Price, including specifically a financing commitment if the Offeree Group would borrow the necessary funds together with documentation evidencing the escrow of funds (or equivalent security in the form of an irrevocable letter of credit or other comparable instrument) in an amount equal to ten percent (10%) of the Purchase Price as the Earnest Money Deposit to secure the Offeree Group's obligation to pay the Purchase Price to the Offeror Group pursuant to the Response. The Response shall be delivered simultaneously to the Offeror and to the Surviving Corporation by copy to the corporate secretary and to each member of the Board of Directors. If the Offeree fails to deliver the Response within the required 60-day period, the Offeree shall be deemed to have given the Response on the last day of such period, electing under clause (iii) above to resign his positions, including as a director, and be subject to the Standstill Agreement with the Surviving Corporation as provided in Sections 3.02(e) and
(f).

        (e) Election or Deemed Election Under Section 3.02(d)(iii). If the Offeree makes the election under Section 3.02(d)(iii) or is deemed to have made such election if no Response is delivered by the Offeree within the required 60-day period as provided in Section 3.02(d), a closing will be held on the fifth day following such election or deemed election, as the case may be, at the offices of the Surviving Corporation. At the closing, (i) the Offeree shall deliver his resignation as to all positions in the Surviving Corporation, including as a director, then held by the Offeree,
(ii) the Control Arrangements shall terminate, (iii) each member of the Offeree Group shall use his, her or its best efforts to cause each member of the category of directors (G or H) of which the Offeree is a member to resign, and
(iv) a Standstill Agreement and mutual release as provided in Section 3.02(f) shall become effective.

        (f) Standstill Agreement and Mutual Release. The parties hereby agree that, if the election under Section 3.02(d)(iii) is made or is deemed to have been made if no Response is made by the Offeree within the 60-day period as provided in Section 3.02(d), each member of the Offeree Group shall be subject to the following obligations (the "Standstill Agreement"): each such member shall not, and he, she or it shall cause each of his, her or its affiliates not to, directly or indirectly: (a) acquire, offer to acquire or agree to acquire any equity securities of the Surviving Corporation, except by way of stock dividends or other distributions or offerings made available to all stockholders of the Surviving Corporation or pursuant to the exercise of outstanding options, warrants or other rights; (b) make or otherwise participate in any solicitation of proxies or consents, or seek to advise, encourage or influence any person with respect to voting any of the Surviving Corporation s equity securities; (c) initiate or propose any shareholder proposals, or induce any other person to initiate a shareholder proposal; (d) form or cause the formation of any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (e) otherwise act to control or seek to control the Surviving Corporation; (f) seek the removal of any member of the Board; (g) initiate or propose any tender or exchange offers; or (h) serve as a member of the Board; provided, however, that the foregoing shall not prevent the members of the Offeree Group from effecting routine sales of Surviving Corporation equity securities in transactions for purposes other than those prescribed above. The applicable obligations of the members of the Offeree Group under the Standstill Agreement as provided by this Section 3.02(f) shall cease to apply on the fifth anniversary of the Standstill Agreement or at such earlier time that the Offeree Group holds less than 3% of the Surviving Corporation's issued and outstanding common stock. Each of the parties hereby agrees that, if the Standstill Agreement as provided in this Section 3.02(f) becomes effective, he, she or its shall release all other parties to this Agreement with respect to any and all claims and causes of action arising under or pursuant to or in connection with this Agreement and shall execute a document confirming such mutual release.

        (g) Adjustment to Offer to Sell or Purchase for Tax Purposes. At the request of the Selling Group, the Purchasing Group agrees to use reasonable efforts to structure the purchase and sale transaction to minimize the income tax liabilities of the Selling Group, notwithstanding the express terms of the Offer to Sell or Purchase; provided that: (i) such structure will not delay the closing under Section 3.02(h); (ii) any transaction costs incurred in such structuring are deducted from the Purchase Price; (iii) such structure will not increase the risks to the Purchasing Group; and (iv) the Selling Group agrees in writing to indemnify, defend and hold the Purchasing Group harmless from any liability on account of such structure.

        (h) Closing for Purchase Transaction. Closing of the transfer of the Selling Group's Subject Stock Interest pursuant to Section 3.2(d)(i) or (ii) shall take place as soon as reasonably possible, but not more than 30 days after the delivery of the Response, at the offices of the Surviving Corporation, and on the specific date selected by the Purchasing Group.

        (i) Closing Procedure for Purchase Transaction. At the closing, (i) the Purchasing Group shall pay the Purchase Price to the Selling Group in immediately available funds, (ii) the Selling Group shall deliver the stock certificates representing the Subject Stock Interest to the Purchasing Group, with duly executed stock powers bearing medallion signature guarantees, (iii) the members of the Selling Group holding positions in the Surviving Corporation shall resign all such positions, including as directors, (iv) the Control Arrangements shall terminate, (v) the Selling Group will use best efforts to cause the category of directors (G or H) of which any member of the Selling Group is a member to resign, and (vi) the parties shall execute and deliver all documents and instruments required under the terms of the Offer to Sell or Purchase.

        (j) Closing Adjustments. If, at the closing, the Selling Group's Stock Interest in the Surviving Corporation is subject to any lien, claim or encumbrance, the Purchasing Group shall at the reasonable request of the Selling Group cause the Purchase Price (or a portion thereof) to be applied to discharge such lien, claim or encumbrance; provided that (i) such arrangement will not delay the closing; (ii) any transaction costs incurred in such arrangement are deducted from the Purchase Price; (iii) such arrangement will not prevent the acquisition of the Subject Stock Interest by the Purchasing Group free and clear of all liens, claims and encumbrances; and (iv) the Selling Group agrees in writing to indemnify, defend and hold the Purchasing Group harmless from any liability on account of such arrangement.

        (k) Failure to Close. If the Purchasing Group fails for any reason to close such purchase (a "Breaching Group") by no later than the closing date specified in Section 3.02(h), it shall be liable to the Selling Group for all costs (including without limitation attorneys' fees) incurred by the Selling Group in connection with the proceedings under this Section 3.02. The Selling Group shall be entitled to the Earnest Money Deposit and shall have, in addition to all other rights and remedies, the option, exercisable within 60 days after the closing date specified in Section 3.02(h), to purchase the Breaching Group's Subject Stock Interest in the Surviving Corporation, on the terms and conditions set forth in the Offer to Sell or Purchase and this Section 3.02. If the Selling Group does not elect the option described in the preceding sentence, the Breaching Group shall be required to take the actions specified in Section 3.02(d)(iii). If the Selling Group elects the option to purchase the Subject Stock Interest of the Breaching Stockholder, it shall close the purchase of the Subject Stock Interest as soon as reasonably possible but not more than 30 days after exercise of such option.

        (l) Other Matters. For all purposes under this Section 3.02, the members of the Norsworthy Group hereby irrevocably appoint Norsworthy to act as the exclusive representative of members of the Norsworthy Group and their Affiliate Transferees on all matters set forth herein. The obligations of the Norsworthy Group under this Agreement are joint and several. In the event that part or all of the Acridge Stock Interest is owned by Affiliate Transferees from Acridge, Acridge will be the exclusive representative of all holders of the Acridge Stock Interest. The obligations of Acridge and his Affiliate Transferees shall be joint and several.

     3.03 STANDSTILL. The Stockholder Parties agree that during any Standstill Period hereunder, they shall not, and they shall cause each of their affiliates not to, directly or indirectly:
(a) acquire, offer to acquire or agree to acquire any equity securities of the Surviving Corporation, except by way of stock dividends or other distributions or offerings made available to all stockholders of the Surviving Corporation or pursuant to the exercise of outstanding options, warrants or other rights; (b) make or otherwise participate in any solicitation of proxies or consents, or seek to advise, encourage or influence any person with respect to voting any of the Surviving Corporation's equity securities, except for Acridge and Norsworthy in their respective capacities as members of the Board of Directors on matters approved by the Board; (c) initiate or propose any shareholder proposals, or induce any other person to initiate a shareholder proposal; (d) form or cause the formation of any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (e) otherwise act to control or seek to control the Surviving Corporation; (f) seek the removal of any member of the Board; or (g) initiate or propose any tender or exchange offers; provided, however, that the foregoing shall not prevent the Stockholder Parties from effecting routine sales of Surviving Corporation equity securities in transactions for purposes other than those prescribed above.

     3.04  INTENT.  The parties acknowledge that the subject matter of this
Section 3 is complicated, and agree that it is not possible to foresee or prudent to predict all of the possible Disputed Matters or other factors or circumstances that might arise in the future and affect the provisions of this
Section 3 and the procedures established herein. The parties further acknowledge that the purpose of this Section 3 is to provide a mechanism to deal with Disputed Matters in an efficient and businesslike manner so as not to unduly disrupt or damage the Surviving Corporation or the interests of its stockholders. Accordingly, it is the express intent of the parties that the provisions hereof and the procedures established herein be interpreted and conducted with the overriding interests of the Surviving Corporation and its stockholders in mind at all times; provided that the foregoing shall not affect the implementation of the Deadlock Resolution Proceedings set forth in Section
3.02 hereof.

                                   SECTION 4
                              TERM AND TERMINATION

     4.01 TERM AND TERMINATION. This Agreement shall become effective on the Effective Date, and shall continue in effect until the earlier of (i) an amendment to Section 2.01 of the Merger Agreement; (ii) an amendment to Article III, to Section 2 or Section 5 of Article IV, or to Article IX of the proposed Bylaws of the Surviving Corporation attached as Exhibit B to the Merger Agreement; (iii) the termination of the Merger Agreement in accordance with its terms without consummation of the Merger; (iv) either Acridge or the Norsworthy Group ceases to hold at least 3% of the common stock of the Surviving Corporation (without consideration of any options, warrants or other rights to acquire Capital Stock of the Surviving Corporation or any shares of the capital stock of the Surviving Corporation allocated to either Acridge or Norsworthy under any employee stock ownership plan); (v) the closing of any Deadlock Resolution Proceeding under Section 3 hereof; (vi) the death of Acridge or Norsworthy; or (vii) December 31, 2003. In addition, with respect to any Stockholder Party other than Acridge or Norsworthy who shall cease to own a Stock Interest in the Surviving Corporation (other than pursuant to a transaction in violation of Section 2.03 of this Agreement), this Agreement shall terminate as to such Stockholder Party only at such time as such Stockholder Party ceases to own such Stock Interest. Notwithstanding the termination of this Agreement as provided in this Section 4.01, any Standstill Agreement then in effect as provided in Section 3.02(f) shall continue in effect until it expires in accordance with the terms set forth in Section 3.02(f).

                                   SECTION 5
                         REPRESENTATIONS AND WARRANTIES

     5.01 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER PARTIES. Each Stockholder Party represents to each party hereto: (i) at the date hereof, the Stockholder Party owns the number of shares of stock of Giant or Holly set forth opposite his, her or its name on Schedule I attached hereto and such Stockholder Party has sole power of disposition, sole power of conversion, sole power to demand appraisal rights, and sole power to vote or otherwise agree to all matters set forth in this Agreement, with no limitations, qualifications, or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and normal rights under trust agreements and pledge agreements which do not circumvent the purpose or intent of this Agreement; (ii) each Stockholder Party has the legal capacity, power, and authority to enter into and perform all of his, her or its obligations under this Agreement; (iii) the execution, delivery and performance of this Agreement by such Stockholder Party do not require the consent of any other person which has not been obtained on the date hereof and will not violate any other agreement to which such Stockholder Party is a party, including, without limitation, any voting agreement, stockholders' agreement or voting trust; and (iv) this Agreement has been duly executed and delivered by such Stockholder Party and constitutes the legal, valid and binding obligation of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms.

                                   SECTION 6
                               GENERAL PROVISIONS

     6.01  GENERAL

        (a) Non-Frustration. The parties agree that they shall not take any actions during the term of this Agreement that would have the effect of frustrating or circumventing the purpose and intent of this Agreement; provided, however, that the foregoing shall not prevent the Stockholder Parties from effecting routine sales of Surviving Corporation equity securities in transactions (subject to securities laws restrictions) for purposes other than those prescribed in Section 3.03 and elsewhere in this Agreement.

        (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of delivery, if delivered personally or telecopied (and confirmed) during normal business hours, or on the following business day, if sent by overnight courier

(providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (i) if to the Surviving Corporation, to:

               Giant Industries, Inc.
               23733 North Scottsdale Road
               Scottsdale, Arizona 85255
               Telecopy No.: (602) 585-8985
               Attention: Corporate Secretary

           (ii) if to Giant, to:

                23733 North Scottsdale Road
                Scottsdale, Arizona 85255
                Telecopy No.: (602) 585-8985
                Attention: Corporate Secretary

           (iii) if to Holly, to:

                 Holly Corporation
                 100 Crescent Court
                 Suite 1600
                 Dallas, Texas 75201-6927
                 Telecopy No.: (214) 871-3578
                 Attention: Lamar Norsworthy

           (iv) if to Acridge, to

                23733 North Scottsdale Road
                Scottsdale, Arizona 85255
                Telecopy No.: (602) 585-8894
                Attention: James E. Acridge

           (v) if to the Norsworthy Group, to:

               100 Crescent Court, Suite 1600
               Dallas, Texas 75201-6927
               Telecopy No.: (214) 871-3578
               Attention: Lamar Norsworthy

     Any Affiliate Transferee shall promptly give notice of that person's address for purposes of this Section 6.01(b) to all of the other parties and Affiliate Transferees.

        (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile copies with signatures of the parties to this Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared to be originals and accordingly admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Agreement.

        (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and (ii) is not intended to confer upon any person other than the parties any rights or remedies.

        (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        (f) Assignment. Except as otherwise expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        (g) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court. Each party to this Agreement, including Giant, Holly and the Surviving Corporation, and each Affiliate Transferee shall, so long as that person holds stock of Giant, Holly or the Surviving Corporation, have the right to seek, against any person subject to this Agreement, enforcement of any obligations under the terms of this Agreement. Any party breaching any provision of this Agreement shall be liable to each other party for that party's reasonable attorneys fees incurred in enforcing the terms of this Agreement against the breaching party.

        (h) Descriptive Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        (i) Amendments and Waivers. No amendment of this Agreement shall be effective unless it is in writing and is signed by all parties hereto, and no waiver of any provision of this Agreement or consent to any departure by any party from the terms hereof shall in any event be effective unless in writing and signed by the party or parties against whom such waiver or consent is asserted, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose recited therein.

        (j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

        (k) Schedule 13D Filing. The Stockholder Parties will cooperate in the preparation and filing with the Securities and Exchange Commission, the New York Stock Exchange and the American Stock Exchange of a Schedule 13D within ten days following the date of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                          Giant Industries, Inc.

                                          By: /s/ JAMES E. ACRIDGE

                                            ------------------------------------

                                          Name: James E. Acridge

                                          Title: President and Chief Executive
                                          Officer

                                          Holly Corporation

                                          By: /s/ LAMAR NORSWORTHY

                                            ------------------------------------

                                          Name: Lamar Norsworthy

                                          Title: Chairman of the Board

                                          /s/ JAMES E. ACRIDGE

                                          --------------------------------------
                                          James E. Acridge

                                          /s/ LAMAR NORSWORTHY

                                          --------------------------------------
                                          Lamar Norsworthy

                                          /s/ NONA BARRETT

                                          --------------------------------------
                                          Nona Barrett

                                          NBN Capital Limited Partnership
                                          By: NBN Assets Management Company,
                                          L.L.C.

                                          By: /s/ ROBERT G. MCKENZIE

                                            ------------------------------------
                                            Robert G. McKenzie,
                                            Manager

                                          Betty Simmons East Texas Trust
                                          By: Brown Brothers Harriman Trust
                                              Company
                                            of Texas, Trustee

                                          By: /s/ ROBERT G. MCKENZIE

                                            ------------------------------------
                                            Robert G. McKenzie, Executive
                                            Vice President

                                          Margaret Simmons East Texas Trust
                                          By: Brown Brothers Harriman Trust
                                              Company
                                            of Texas, Trustee

                                          By: /s/ ROBERT G. MCKENZIE

                                            ------------------------------------
                                            Robert G. McKenzie, Executive
                                            Vice President

                                          Suzanne Simmons East Texas Trust
                                          By: Brown Brothers Harriman Trust
                                              Company
                                            of Texas, Trustee

                                          By: /s/ ROBERT G. MCKENZIE

                                            ------------------------------------
                                            Robert G. McKenzie, Executive
                                            Vice President

                                          Betty Simmons Nueces County Trust
                                          By: Brown Brothers Harriman Trust
                                              Company
                                            of Texas, Trustee

                                          By: /s/ ROBERT G. MCKENZIE

                                            ------------------------------------
                                            Robert G. McKenzie, Executive Vice
                                            President

                                          Margaret Simmons Nueces County Trust
                                          By: Brown Brothers Harriman Trust
                                              Company of
                                            Texas, Trustee

                                          By: /s/ ROBERT G. MCKENZIE

                                            ------------------------------------
                                            Robert G. McKenzie, Executive
                                            Vice President

                                          Suzanne Simmons Nueces County Trust

                                          By:
                                            Brown Brothers Harriman Trust
                                            Company of Texas, Trustee

                                          By: /s/ ROBERT G. MCKENZIE

                                            ------------------------------------
                                            Robert G. McKenzie, Executive
                                            Vice President

                                   SCHEDULE I

                     SHARES HELD BY THE STOCKHOLDER PARTIES

                                    ACRIDGE

                                                       NUMBER OF GIANT INDUSTRIES
                                                              SHARES OWNED
                                                       --------------------------
James E. Acridge                                                2,315,892

                                NORSWORTHY GROUP

                                                       NUMBER OF HOLLY CORPORATION
                                                              SHARES OWNED
                                                       ---------------------------
Lamar Norsworthy                                                  328,859
Nona Barrett                                                      328,132
NBN Capital Limited Partnership                                   285,856
Betty Simmons East Texas Trust                                    263,242
Margaret Simmons East Texas Trust                                 263,242
Suzanne Simmons East Texas Trust                                  263,242
Betty Simmons Nueces County Trust                                 240,470
Margaret Simmons Neuces County Trust                              240,470
Suzanne Simmons Neuces County Trust                               240,470

                                                                      APPENDIX H

                             GIANT INDUSTRIES, INC.

                           1998 STOCK INCENTIVE PLAN

     1. PURPOSES. The purposes of this Plan are to attract, retain and motivate officers and other key employees of and consultants to Giant Industries, Inc. (the "Corporation") and its Subsidiaries and to provide such persons with incentives and rewards for superior performance linked to the profitability of the Corporation's business and increases in stockholder value.

     2.  DEFINITIONS.  As used in this Plan,

     "APPRECIATION RIGHT" means a right granted pursuant to Section 5 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

     "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

     "BOARD" means the Board of Directors of the Corporation.

     "CHANGE OF CONTROL" means a change in ownership or control of the Corporation effected through either of the following transactions:

        (a) the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders or other transaction, in each case which the Board does not recommend such stockholders to accept; or

        (b) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means the committee described in Section 14(a) of this Plan.

     "COMMON SHARES" means (i) shares of the Common Stock, par value $.01 per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in
Section 10 of this Plan.

     "CORPORATE TRANSACTION" means any of the following stockholder-approved transactions to which the Corporation is a party:

        (a) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

        (b) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

        (c) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     "COVERED EMPLOYEE" means an employee who is, or the Committee determines may at the time of exercise be, a "covered employee" as defined in Section 162(m)(3) of the Code.

     "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

     "EFFECTIVE DATE" means the effective date of this Plan as provided in
Section 17(a).

     "FREE-STANDING APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

     "HOLLY" means Holly Corporation, a Delaware corporation.

     "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

     "MANAGEMENT OBJECTIVES" means the achievement or performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Restricted Shares.

     "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Committee in accordance with the following provisions:

        (a) If the Common Shares are at the time listed or admitted to trading on any national securities exchange, then the Market Value per Share shall be the closing selling price per share on the date in question on the securities exchange determined by the Committee to be the primary market for the Common Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Shares on such exchange on the date in question, then the Market Value per Share shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        (b) If the Common Shares are on the date in question neither listed nor admitted to trading on any national securities exchange, then the Market Value per Share on such date shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

     "MERGER" has the meaning set forth in the Merger Agreement.

     "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of April 13, 1998, between the Corporation and Holly.

     "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-qualified Option.

     "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

     "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

     "OPTION RIGHT" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-qualified Option granted pursuant to Section 4 of this Plan.

     "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of or a consultant to the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

     "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating thereto are to be achieved.

     "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 7 of this Plan.

     "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 7 of this Plan.

     "PRIOR PLAN" means the Holly Corporation Stock Option Plan.

     "RELOAD OPTION RIGHTS" means additional Option Rights automatically granted to an Optionee upon the exercise of Option Rights pursuant to Section 4(f) of this Plan.

     "RESTRICTED SHARES" means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

     "RULE 16B-3" means Rules 16b-3, as promulgated and amended from time to time by the Securities and Exchange Commission under the 1934 Act, or any successor rule to the same effect.

     "SPREAD" means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

     "SUBSIDIARY" means a corporation, partnership, joint venture, limited liability company, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

     "SUBSTITUTED STOCK OPTIONS" means options to purchase Common Shares that will be granted at the effective time of the Merger in substitution for options that were granted under the Prior Plan.

     "TANDEM APPRECIATION RIGHT" means an Appreciation Right granted pursuant to
Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

     "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

     3.  SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE PLAN.

        (a) Subject to adjustment as provided in Section 10 of this Plan, the total number of Common Shares available for grant under the Plan during 1998 shall be 440,000 Common Shares, plus an additional 999,495 Common Shares for the grant of Substituted Stock Options. Thereafter, commencing January 1, 1999 and continuing through the term of the Plan, 2% of the total number of Common Shares outstanding as of the first day of each such calendar year shall be available for grant; provided, however, that any Common Shares available for grant in any particular calendar year which are not, in fact, granted in such year shall not be added to the Common Shares available for grant in any subsequent calendar year; and provided further, that the total number of Common Shares available for Incentive Stock Option grants during 1998 shall be 440,000 Common Shares plus an additional 999,495 Common Shares for the grant of Substituted Stock Options that are Incentive Stock Options, and during 1999 and continuing through the term of the Plan shall be 400,000 Common Shares per year. Common Shares awarded under this Plan may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. For the purposes of this Section 3(a):

           (i) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

           (ii) Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; provided, however, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

        (b) In no event shall the aggregate number of Common Shares covered by grants and awards to any one individual participating in the Plan exceed 75,000 shares per year. In no event shall the aggregate Appreciation Rights which may be granted to any one individual participating in the Plan exceed 75,000 Appreciation Rights per year. For this purpose, any Options or Appreciation Rights that are granted and subsequently lapse or are cancelled or forfeited continue to count against the limit, and repricing of an Option is considered a cancellation of the Option and grant of a new Option.

        (c) The number of Performance Units that may be granted under this Plan shall not in the aggregate exceed 750,000. Performance Units that are granted under this Plan and are paid in Common Shares or are not earned by the Participant at the end of the Performance Period shall be available for future grants of Performance Units hereunder.

     4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares, including Substituted Stock Options, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Each grant shall specify the number of Common Shares to which it pertains; provided, however, that no Participant shall be granted Option Rights for more than 75,000 Common Shares in any one fiscal year of the Corporation, subject to adjustment as provided in Section 10 of this Plan.

        (b) Each grant shall specify an Option Price per Common Share, which, in the case of Incentive Stock Options and Nonqualified Options granted to Covered Employees, shall be equal to or greater than the Market Value per Share on the Date of Grant and which, in the case of all other Nonqualified Options, shall be equal to or greater than 85% of the Market Value per Share on the Date of Grant.

        (c) With respect to Incentive Stock Options, the aggregate Market Value (determined as of the respective Date or Dates of Grant) of the Common Shares for which one or more options granted to any Optionee under this Plan may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year shall not exceed $100,000. To the extent that the Optionee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Stock Options under the federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of Common Shares for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable $100,000 limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a Nonqualified Option under the federal tax laws. In addition, if any individual to whom an Incentive Stock Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, then the exercise price per share shall not be less than 110% of the Market Value per Share on the Date of Grant, and the option term shall not exceed five years, measured from the Date of Grant.

        (d) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan, and (iv) any combination of the foregoing.

        (e) Any grant of a Nonqualified Option may provide that payment of the Option Price also may be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

        (f) Each grant shall provide for deferred payment of the Option Price through a sale and remittance procedure by which a Participant shall provide concurrent irrevocable written instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased Common Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased Common Shares, and (ii) the Corporation to deliver the certificates for the purchased Common Shares directly to such brokerage firm to complete the sale transaction.

        (g) Any grant, except for a grant to a Covered Employee, may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights for Common Shares or any other noncash consideration authorized under Section 4(c) above; provided, however, that the term of any Reload Option Right shall not extend beyond the term of the Option Right originally exercised.

        (h) Subject to Section 3(b), successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.

        (i) Each grant shall specify any period or periods of continuous employment, or continuous engagement of the consulting services, of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable.

        (j) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-qualified Options or combinations thereof.

        (k) Any grant of a Nonqualified Option may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Committee may provide that any dividend equivalents shall be credited against the Option Price.

        (l) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

        (m) An Optionee shall have no stockholder rights with respect to Common Shares covered by any option until such person shall have exercised the option and paid the exercise price for the purchased shares.

        (n) Subject to Section 3(b), the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participant, the cancellation of any or all outstanding Option Rights under this
Section 4 and grant in substitution new Option Rights under the Plan covering the same or different numbers of Common Shares but with an exercise price not less than (i) 85% of the Market Value per Share on the new Date of Grant or (ii) 100% of the Market Value per Share on the new Date of Grant in the case of Incentive Stock Options and Nonqualified Options granted to Covered Employees.

        (o) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

        (p) The Committee shall have the right to issue Substituted Stock Options at the effective time of the Merger, in each case on the terms and conditions set forth in Section 5.06 of the Merger Agreement.

     5. APPRECIATION RIGHTS. The Committee also may authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100%) of the Spread at the time of the exercise of an Appreciation Right. Any grant of Appreciation Rights under this

Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

        (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

        (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

        (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a Change of Control of the Corporation, Corporate Transaction or other similar transaction or event.

        (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

        (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

        (g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

        (h) Regarding Free-standing Appreciation Rights only:

           (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

           (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to the Participant remain unexercised;

           (iii) Each grant shall specify the period or periods of continuous employment, or continuous engagement of the consulting services, of the Participant by the Corporation or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable; and

           (iv) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

     6. RESTRICTED SHARES. The Committee also may authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that may be less than, equal to or greater than the Market Value per Share on the Date of Grant.

        (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant.

        (d) Each grant or sale shall provide that, during the period for which substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

        (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

        (f) Successive grants or sales may be made to the same Participant regardless of whether any Restricted Shares previously granted or sold to a Participant remain restricted.

        (g) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

     7. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee also may authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

        (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

        (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant.

        (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed or with respect to which the Participant provides consulting services.

        (d) Each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

        (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

        (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

        (g) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

        (h) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

        (i) Successive grants may be made to the same Participant regardless of whether any Performance Shares or Performance Units granted to any Participant have vested.

        (j) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

     8. CORPORATE TRANSACTION OR CHANGE OF CONTROL. In order to preserve a Participant's rights under an award granted pursuant to this Plan in the event of a Change of Control of or Corporate Transaction with respect to the Corporation, the Committee in its discretion may, at the time an award is made or at any time thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period or vesting relating to the exercise or realization of the award, (b) provide for the purchase of the award upon the Participant's request for an amount of cash or the property that could have been received upon the exercise or realization of the award had the award been currently exercisable or payable, (c) adjust the terms of the award in a manner determined by the Committee to reflect the Change of Control or Corporate Transaction, (d) cause the award to be assumed, or new rights substituted therefor, by another entity, or (e) make such other provision as the Committee may consider equitable and in the best interests of the Corporation.

     9. TRANSFERABILITY. Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or in payment of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 6 of this Plan, shall be subject to further restrictions upon transfer.

     10. ADJUSTMENTS. The Committee may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights, and Performance Shares granted hereunder, the Option Prices per Common Share or Base Prices per Common Share applicable to any such Option Rights and Appreciation Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any Corporate Transaction, merger, consolidation, spin-off, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. The Committee may also make or provide for such adjustments in the maximum number of Common Shares specified in
Section 3(a) of this Plan, the maximum number of Appreciation Rights specified in Section 3(b) of this Plan and the maximum number of Common Shares specified in Section 4(a) of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this
Section 10.

     11. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     12. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     13. CERTAIN TERMINATIONS OF EMPLOYMENT OR CONSULTING SERVICES, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment or consulting services by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment or consulting services to enter public or military service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9 of this Plan, the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     14.  ADMINISTRATION OF THE PLAN.

        (a) This Plan shall be administered by the Board or by the Compensation Committee of the Board, which shall be composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code. For purposes of grants and awards pursuant to, and administration of, this Plan, the terms "Committee" and "Board" are used interchangeably. Notwithstanding the foregoing, grants of Nonqualified Options and Stock Appreciation Rights to Covered Employees shall be made exclusively by the Committee.

        (b) The interpretation and construction by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Performance Shares or Performance Units, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

        (c) The Committee may delegate to an officer of the Corporation the authority to make decisions pursuant to this Plan provided that no such delegation may be made that would cause any award or other transaction under the Plan to cease to be exempt from Section 16(b) of the 1934 Act. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

        (d) The Board of Directors shall have the authority to designate a special "Executive Compensation Committee" to administer part or all of the Plan in place of the Compensation Committee if the Board of Directors determines, based on advice of counsel, that such administration by an Executive Compensation Committee is necessary to comply with the requirements of Rule 16b-3 of the Exchange Act or Section 162(m)(4)(c)(i) of the Code or any successor provisions.

     15.  LOANS OR INSTALLMENT PAYMENTS; BONUSES.

        (a) The Committee may, in its discretion, assist any Participant in the exercise of one or more awards under the Plan, including the satisfaction of any federal, state, local and foreign income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Participant; or (ii) permitting the Participant to pay the exercise price or purchase price for the purchased shares in installments over a period of years; or (iii) granting a cash bonus to the Participant to enable the Participant to pay federal, state, local and foreign income and employment tax obligations arising from an award. Any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Committee specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Participant may not exceed the exercise or purchase price of the acquired shares (less the par value of such shares) plus any federal, state and local income and employment tax liability incurred by the Participant in connection with the acquisition of such shares. The amount of any bonus shall be determined by the Committee in its sole discretion under the circumstances.

        (b) The Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Committee may deem appropriate; provided, however, that the Committee shall not forgive that portion of any loan owed to cover the par value of the Common Shares.

     16.  AMENDMENTS AND OTHER MATTERS.

        (a) This Plan may be amended from time to time by the Committee consistent with the requirements of Rule 16b-3 and the Code.

        (b) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

        (c) This Plan shall not confer upon any Participant any right with respect to continued employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time. Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

        (d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; provided, however, that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

        (e) The provisions of the Plan relating to the grant, vesting and exercise of awards hereunder shall be governed by the laws of the State of Arizona without resort to that State's conflict-of-laws rules, as such laws are applied to contracts entered into and performed in such State. The forum for resolving controversies respecting the Plan shall be in Maricopa County, Arizona.

        (f) The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, and the Participants, their legal representatives, their heirs or legatees and their permitted assignees.

        (g) With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     17.  EFFECTIVE DATE AND TERM OF PLAN.

        (a) This Plan shall become effective as of June 26, 1998 (the "Effective Date"). Awards may be made under the Plan from and after the Effective Date. However, no grants or awards under the Plan shall become exercisable, and no Common Shares issued under the Plan shall vest, unless and until the Plan is approved by the stockholders of the Corporation. Should such stockholder approval not be obtained, then grants and awards made under this Plan shall terminate and cease to remain outstanding, and no further grants or awards shall be made under the Plan.

        (b) The Plan shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date or (ii) the date on which all awards available for issuance in the last year of the Plan shall have been issued or cancelled. Upon termination of the Plan, no further awards may be granted, but all grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing such grants.

     18. USE OF PROCEEDS. Any cash proceeds received by the Corporation from the sale of Common Shares under the Plan shall be used for general corporate purposes.

     19.  REGULATORY APPROVALS.

        (a) The implementation of the Plan, the granting of any awards under the Plan and the issuance of any Common Shares shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the Common Shares issued pursuant to it.

        (b) No Common Shares or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of a Form S-8 registration statement for the Common Shares issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Shares are then listed for trading.